Exhibit 10.2

EXECUTION VERSION

INDENTURE

between

LEAF CAPITAL FUNDING SPE A, LLC,
as Issuer,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Custodian

GUGGENHEIM SECURITIES, LLC,
as Administrative Agent

Equipment Contract Backed Notes, Series 2010-A, Class A,
Equipment Contract Backed Notes, Series 2010-A, Class B,
Equipment Contract Backed Notes, Series 2010-A, Class C,
Equipment Contract Backed Notes, Series 2010-A, Class D,
Equipment Contract Backed Notes, Series 2010-A, Class E-1,
and
Equipment Contract Backed Notes, Series 2010-A, Class E-2

Dated as of December 5, 2010

TABLE OF CONTENTS

		PAGE
ARTICLE I DEFINITIONS		2
Section 1.01	Definitions	2
Section 1.02	Certain Rules of Construction	2
ARTICLE II NOTE FORM		3
Section 2.01	Form Generally	3
Section 2.02	Multiple Classes of Notes; Form for Each Class; Rights of Each Class	3
Section 2.03	Denomination	5
Section 2.04	Execution, Authentication, Delivery and Dating	5
Section 2.05	Issuance of Definitive Notes	6
Section 2.06	Registration, Registration of Transfer and Exchange of the Notes	6
Section 2.07	Mutilated, Destroyed, Lost or Stolen Note	12
Section 2.08	Payment of Principal and Interest; Rights Preserved	13
Section 2.09	Persons Deemed Owner	14
Section 2.10	Cancellation	15
Section 2.11	Tax Treatment; Withholding Taxes	15
Section 2.12	Notices to Security Depository. Whenever any notice or other communication is required to be given to Noteholders of any Class with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes shall have been issued to the related Noteholders, the Trustee shall give all such notices and communications to the applicable Security Depository.	15
ARTICLE III ACQUISITIONS of CONTRACTS		15
Section 3.01	Conditions to the Acquisition of Contracts	16
ARTICLE IV ISSUANCE OF NOTES; CERTAIN ISSUER AND CUSTODIAN OBLIGATIONS		17
Section 4.01	Conditions to Issuance of Notes	17
Section 4.02	Security for Notes	20
Section 4.03	Review of Contract Files	21
Section 4.04	Defective Contracts	23
Section 4.05	Reserved	23
Section 4.06	Administration of the Contract Assets	23
Section 4.07	Releases	24
ARTICLE V SATISFACTION AND DISCHARGE		25
Section 5.01	Satisfaction and Discharge of Indenture	25

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Schedule I                           Contract Schedule
Schedule II                           Definitions Annex

EXHIBITS
A	Form of Class A Note
B	Form of Class B Note
C	Form of Class C Note
D	Form of Class D Note
E-1	Form of Class E-1 Note
E-2	Form of Class E-2 Note
F	Form of Request for Release
G	Form of Return of Documents to Custodian
H	Form of Custodian and Trustee Certificate Re: Substitutions
I	Form of Release Agreement Re: Existing Indebtedness
J	Form of Investor Certificate
K	Form of Transfer Certificate
L	Form of Drawing Request
M-1	Form of Funding Notice
M-2	Form of Funding Notice (Class E-2)

v

This Indenture, dated as of December 5, 2010 (as amended, supplemented or modified from time to time, this “Indenture”), is entered into among LEAF CAPITAL FUNDING SPE A, LLC, a Delaware limited liability company, as Issuer, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee and as Custodian, and GUGGENHEIM SECURITIES, LLC, a Delaware limited liability company, as Administrative Agent.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Equipment Contract Backed Notes, Series 2010-A (the “Notes”), issuable as provided in this Indenture.  All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders.  The Issuer and the Custodian are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer, the Trustee and the Custodian in accordance with its terms have been done.

GRANTING CLAUSE

To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all sums payable under this Indenture and the other Transaction Documents and the performance of the covenants contained in this Indenture and the other Transaction Documents, the Issuer hereby Grants to the Trustee, solely in trust and as collateral security as provided in this Indenture, for the benefit of the Secured Parties, a security interest in all of the Issuer’s “accounts,” “deposit accounts,” “chattel paper,” “payment intangibles,” “commercial tort claims,” “supporting obligations,” “promissory notes,” “letter-of-credit rights,” “documents,” “goods,” “fixtures,” “general intangibles,” “instruments,” “inventory,” “equipment,” “investment property,” “proceeds” (as each of the foregoing terms is defined in the UCC), rights, interests and property (whether now owned or hereafter acquired or arising), including the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to and under the following:  (a) the Contracts listed on the Contract Schedule; (b) the related Contract Assets; (c) the Assignment Agreements; (d) any rights of the Issuer under the Purchase and Contribution Agreement; (e) any rights of the Issuer under the Servicing Agreement; (f) any rights of the Issuer under each (if any) Hedge Agreement; (g) the Reserve Account, the Collection Account, Prefunding Account, Capitalized Interest Account, Servicer Transition Account, and all amounts from time to time on deposit therein (including any Eligible Investments, investment property and other property at any time and from time to time in such accounts); (h) all amounts from time to time on deposit in the Lockbox Account with respect to the Contracts and the Equipment; (i) the interest of the Issuer in the Equipment; (j) any Insurance Policy and Insurance Proceeds; and (k) all income, payments and proceeds of the foregoing (including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, investment property and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (all of the foregoing being hereinafter referred to as the “Collateral”).  The foregoing Grant, transfer, assignment, set over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trustee or the Secured Parties of any obligation of the Issuer, the Servicer or any other Person in connection with the Collateral or under any agreement or instrument relating thereto.  In furtherance and not in limitation of the foregoing, the Issuer hereby assigns to the Trustee, for the benefit of the Secured Parties, all of its right, title and interest in and to all liens and security interests in any assets, and all UCC financing statements related thereto. Notwithstanding the foregoing, Security Deposits shall not constitute part of the Collateral.

The Trustee acknowledges its acceptance on behalf of the Secured Parties of a security interest in all of the Issuer’s right, title and interest in and to the Collateral and declares that it shall maintain the Collateral in accordance with the provisions hereof.

ARTICLE I
DEFINITIONS

Section 1.01                      Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein have the meaning set forth in the Definitions Annex attached hereto as Schedule II.

Section 1.02                      Certain Rules of Construction.  Unless the context of this Indenture clearly requires otherwise:  (a) references to the plural include the singular and to the singular include the plural; (b) references to any gender include any other gender; (c) the words “include” and “including” are not limiting; (d) the words “hereof,” “herein,” “hereby,” and “hereunder,” and any other similar words, refer to this Indenture as a whole and not to any particular provision hereof; (e) article, section, subsection, clause, exhibit, and schedule references are to this Indenture; (f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”; (g) except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both A and B,” not “either A or B, but not both A and B”); (h) a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it, and a regulation or statutory instrument issued under it; and (i) the term “writing” includes both information that is inscribed on a tangible, permanently visible medium and information that is stored in an electronic or other medium, and that can be retrieved in perceivable form.  Article, section, and subsection headings are for convenience of reference only, shall not constitute a part of this Indenture for any other purpose, and shall not affect the construction of this Indenture.  All exhibits and schedules attached hereto are incorporated herein by this reference.  Any reference herein to this Indenture or any other agreement, document, or instrument includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

ARTICLE II
NOTE FORM

Section 2.01                      Form Generally. The Notes and the related certificates of authentication shall be in substantially the form described in this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are expressly required or permitted by this Indenture.  The Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined appropriate by the officers executing such Notes, as evidenced by their execution of the Notes.  The terms of each Note are intended to be incorporated into this Indenture.

Section 2.02                      Multiple Classes of Notes; Form for Each Class; Rights of Each Class.  This Indenture provides for the issuance by the Issuer of six classes of Notes, namely, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E-1 Notes and the Class E-2 Notes.  Each Note shall bear upon its face the designation of the Class to which it belongs.  Each Class A Note shall be in the form of Exhibit A attached hereto.  Each Class B Note shall be in the form of Exhibit B attached hereto.  Each Class C Note shall be in the form of Exhibit C attached hereto.  Each Class D Note shall be in the form of Exhibit D attached hereto.  Each Class E-1 Note shall be in the form of Exhibit E-1 attached hereto.  Each Class E-2 Note shall be in the form of Exhibit E-2 attached hereto.  All Notes in the same Class shall be in substantially identical form, except for differences in registration information and denomination and such other variations as may be permitted by this Indenture.

 The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E-1 Notes are being offered and sold by the Issuer to the Initial Purchaser pursuant to the Note Purchase Agreement.  The Class E-2 Notes are being offered and sold by the Issuer to LEAF Commercial Capital or one of its Affiliates pursuant to the Class E-2 Note Purchase Agreement.

(a)           Global Notes The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E-1 Notes shall be issued initially in the form of Rule 144A Global Notes, which shall be delivered by the Trustee to the Security Depository or pursuant to the Security Depository’s instructions, and registered in the name of the Security Depository or a nominee of the Security Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The Outstanding Note Balance of the Rule 144A Global Notes may from time to time be increased (up to the maximum authorized amount) or decreased by adjustments made on the records of the Trustee and the Security Depository or its nominee as hereinafter provided.  The Trustee shall not be liable for any error or omission by the Security Depository in making such record adjustments, and the records of the Trustee shall be controlling with regard to the Outstanding Note Balance of Rule 144A Global Notes hereunder absent manifest error.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the

Trustee, or by the Note Registrar at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

Except as set forth in Section 2.07 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Security Depository or to a successor of the Security Depository or its nominee.

(b)           Book-Entry Provisions.

This Section 2.02(b) shall apply only to the Rule 144A Global Notes deposited with or on behalf of the Security Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(b), authenticate and deliver one Global Note for each Class of Notes which shall be (i) registered in the name of the Security Depository or the nominee of the Security Depository and (ii) delivered by the Trustee to the Security Depository or pursuant to the Security Depository’s instructions.

Members of, or participants in, the Security Depository shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Security Depository or by the Trustee as custodian for the Security Depository or under such Global Notes, and the Security Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Security Depository or impair, as between the Security Depository and its agent members, the operation of customary practices of such Security Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Notes.

The Note Registrar and the Trustee shall treat the Security Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes that are Global Notes, and shall have no obligation to the related Note Owners.

The rights of Note Owners shall be exercised only through the Security Depository and shall be limited to those established by law and agreements between such Note Owners and the Security Depository and/or the agent members.  The initial Security Depository will make book-entry transfers among the agent members and receive and transmit payments of principal of and interest on the Notes to such agent members with respect to such Global Notes.

Whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding amount of the Notes, the Security Depository shall be deemed to represent such percentage only to the extent that it (i) has received instructions to such effect from Note Owners and/or agent members owning or representing, respectively, such required percentage of the beneficial interest in the Notes and (ii) has delivered such instructions to the Trustee.

(c)           Definitive Notes.  Except as provided in Section 2.05, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated definitive, fully registered Notes (any such Notes, the “Definitive Notes”).  The Definitive Notes, which shall include the Class E-2 Notes on the Closing Date, shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(d)           Each Note issued under this Indenture shall be in all respects equally and ratably secured with each other Note by the Collateral Granted by the Issuer hereunder.  Each Note shall be entitled to the benefits hereof, without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.  Notwithstanding the foregoing, all cash amounts shall be applied by the Trustee in accordance with Section 13.03(c) or Section 13.03(d), as applicable, and the other express provisions hereof.

Section 2.03                      Denomination.  The maximum Outstanding Note Balance of the Class A Notes that may be authenticated and delivered under this Indenture is $118,351,000 (unless that maximum is increased pursuant to the Optional Commitment Increase), the maximum Outstanding Note Balance of the Class B Notes that may be authenticated and delivered under this Indenture is $10,631,000 (unless that maximum is increased pursuant to the Optional Commitment Increase), the maximum Outstanding Note Balance of Class C Notes that may be authenticated and delivered under this Indenture is $7,417,000 (unless that maximum is increased pursuant to the Optional Commitment Increase), the maximum Outstanding Note Balance of the Class D Notes that may be authenticated and delivered under this Indenture is $7,417,000 (unless that maximum is increased pursuant to the Optional Commitment Increase), the maximum Outstanding Note Balance amount of the Class E-1 Notes that may be authenticated and delivered under this Indenture is $6,184,000 (unless that maximum is increased pursuant to the Optional Commitment Increase), and the maximum Outstanding Note Balance of the Class E-2 Notes that may be authenticated and delivered under this Indenture is $4,945,000 (unless that maximum is increased pursuant to the Optional Commitment Increase), except for Notes authenticated and delivered upon registration of transfer, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07 or 10.05.  The Notes shall be issuable only as registered Notes without coupons in the denominations of at least $100,000 with respect to any Note and multiples of $1,000 for any amount in excess thereof; provided that the foregoing shall not restrict or prevent the transfer, in accordance with Sections 2.06 and 2.07, of any “stub” Note with a remaining Outstanding Note Balance of less than $100,000 with respect to any Note.

Section 2.04                      Execution, Authentication, Delivery and Dating

.  The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of one of its authorized officers.  Notes bearing the manual or facsimile signatures of individuals who were at any time authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices subsequent to the authentication or delivery of such Notes.

Each Note shall be dated as of the date of its authentication.  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee upon receipt of an Issuer Order or by any Authenticating Agent by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05                      Issuance of Definitive Notes.

If Book-Entry Notes have been issued with respect to any Class and (a) the Issuer advises the Trustee that the Security Depository is no longer willing or able to discharge properly its responsibilities with respect to such Class and the Trustee or the Issuer is unable to locate a qualified successor,  (b) the Issuer at its option elects to terminate the book-entry system through DTC, or (c) after the occurrence of an Event of Default, Noteholders of not less than 50% of the Outstanding Note Balance of Notes of any Class advise the Trustee and DTC that it is no longer in the best interests of such Class to have the Notes of such Class in book-entry form, then upon surrender to the Trustee of any such Notes by the Security Depository, accompanied by registration instructions from the Security Depository for registration of Definitive Notes, the Issuer shall execute and the Trustee shall authenticate and the Note Registrar shall deliver such Definitive Notes to the applicable Noteholders.  Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Trustee shall recognize the Holders of such Definitive Notes as Noteholders hereunder.

Section 2.06                      Registration, Registration of Transfer and Exchange of the Notes.

(a)           The Issuer shall cause to be kept a note register (the “Note Register”) at the office of an agent (the “Note Registrar”), in accordance with Section 7.13, and in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall, on behalf of the Issuer, provide for the registration, issuance and ownership of the Notes and the registration of transfers of the Notes.  The Trustee is hereby appointed the initial Note Registrar.  Each Noteholder and, if the Note Registrar is someone other than the Trustee, the Trustee shall have the right to examine the Note Register at all reasonable times and to rely conclusively upon an Officer’s Certificate of the Note Registrar as to the names and addresses of the Noteholders and the Outstanding Note Balances and numbers of such Notes as held.

(b)           The Notes have not been registered under the Securities Act or the securities laws of any jurisdiction.  Consequently, the Notes are not transferable other than pursuant to Rule 144A.  Each Person who has or who acquires any Ownership Interest in a Note shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of this Section 2.06.

(c)           With respect to any Definitive Note, at the option of the Noteholder thereof, Notes may be exchanged for other Notes of any authorized denominations (together with any “stub note” reflecting the remaining principal balance of such Note(s) that is less than the minimum authorized denomination), Outstanding Note Balance and Stated Maturity Date, upon surrender of the Notes to be exchanged at the Corporate Trust Office.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee or its agents shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

(d)           With respect to any Definitive Note, any Definitive Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed.  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same rights, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.  No service charge shall be charged to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(i)           Limitation on Transfer and Exchange.  (1) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Security Depository, in accordance with this Indenture and the procedures of the Security Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (d)(xii) of Section 2.07.

(ii)           Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred as a whole except by the Security Depository to a nominee of the Security Depository or by a nominee of the Security Depository to the Security Depository or another nominee of the Security Depository or by the Security Depository or any such nominee to a successor Security Depository or a nominee of such successor Security Depository.

(e)           Transfer and Exchange from Definitive Notes to Definitive Notes.  When Definitive Notes are presented by a Holder to the Note Registrar with a request:

(i)           to register the transfer of Definitive Notes in the form of other Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal Outstanding Note Balance of Definitive Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

(A)           shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

(B)           shall be accompanied by an Investor Certificate substantially in the form of Exhibit J attached hereto shall be delivered by the proposed transferee to the Issuer and to the Trustee to the effect that such transfer is in compliance with Rule 144A.

(f)           Right of First Refusal.

                          (i)           If, at any time, a Holder of a Class E-2 Note (a “Selling Class E-2 Noteholder”) proposes to effect a voluntary sale or other transfer of any Class E-2 Notes (the “Offered Class E-2 Notes”) to any Person other than an Affiliated entity (the “Proposed Transaction”), then the Selling Class E-2 Noteholder may not sell or otherwise transfer the Offered Class E-2 Notes other than in compliance with this Section 2.6(f).

(ii)           The Selling Class E-2 Noteholder shall deliver written notice (the “ROFR Notice”) to the Initial Purchaser of its right to purchase, in whole but not in part, all of the Offered Class E-2 Notes at a purchase price and on the terms and conditions at least equal to those of the Proposed Transaction (the “Right of First Refusal”).  The ROFR Notice shall state (V) the Selling Class E-2 Noteholder’s bona-fide intention to effect a voluntary sale or other transfer of the Offered Class E-2 Notes, (W) the number of Offered Class E-2 Notes to be sold or transferred and (X) the price at and terms on which the Selling Class E-2 Noteholder has a bona-fide offer to purchase or otherwise transfer (in any other manner) the Offered Class E-2 Notes.

(iii)           The Initial Purchaser shall have the right to exercise its Right of First Refusal by giving written notice of its commitment to purchase the Offered Class E-2 Notes at the price and terms set forth in the ROFR Notice (the “Acceptance Notice”) to the Selling Class E-2 Noteholder within ten (10) days after receipt of the ROFR Notice (the “ROFR Period”).

(iv)           The Initial Purchaser shall purchase the Offered Class E-2 Notes pursuant to that Acceptance Notice within five (5) Business Days after delivery of that Acceptance Notice (the “Purchase Period”).

(v)           If the Initial Purchaser does not deliver such an Acceptance Notice during the ROFR Period or does not purchase (during the Purchase Period) all of the Offered Class E-2 Notes pursuant to that Acceptance Notice, the Selling Class E-2 Noteholder may sell or otherwise transfer, in whole but not in part, the Offered Class E-2 Notes to any third-party purchaser, whether or not pursuant to the terms and conditions of the Proposed Transaction.

(vi)           For the avoidance of doubt, any sale or transfer of Notes pursuant to this Section 2.06(f) must comply with the restrictions on transfers of the Notes set forth in this Indenture, including the other provisions of Section 2.06.

(g)           Each purchaser of a Note or an interest in a Note, other than the Initial Purchaser, will be deemed to have represented and agreed as follows:

(i)           It understands that the Notes will be offered and may be resold by the Initial Purchaser only to QIBs pursuant to Rule 144A.

(ii)           It understands that the Notes have not been registered under, and were transferred to it in a transaction not involving any public offering within the meaning of, the Securities Act, and that if in the future it decides to re-offer, resell, pledge or otherwise transfer such Notes it will do so only in accordance with applicable state securities laws and pursuant to Rule 144A to a Person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom the holder has informed that such re-offer, resale, pledge or other transfer is being made in reliance on Rule 144A or to the Issuer pursuant to the terms of the Indenture.

(iii)           It acknowledges that none of the Issuer, the Initial Purchaser or any Person representing the Issuer or the Initial Purchaser has made any representation to it with respect to the Issuer, any affiliates thereof or the offering or sale of the Notes.  It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment purposes only, and not with a view to, or for offer or resale in connection with, any distribution thereof in violation of the Securities Act or the applicable state securities laws, subject to any requirements of law that the disposition of its property or the property of such investor account be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A.

(iv)           If it is acquiring any Note as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

(v)           It is (1) a QIB purchasing for its own account or for the account of another QIB and it, and such other Person (if applicable), are aware that the sale to it is being made in reliance on Rule 144A and (2) with respect to any Class E-1 Note or Class E-2 Note, is a U.S. Person.

(vi)           It acknowledges that transfers of the Notes shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Indenture.

(vii)           (A) It is not (and for so long as it holds any Notes or an interest therein will not be), and is not acting on behalf of (and for so long as it holds any Notes or an interest herein will not be acting on behalf of), an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan described in Section 4975(e)(1) of the Code or an entity which is deemed to hold the assets of any such plan (“Plan Assets”) pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) (each a “Benefit Plan Investor”), (B) in the case of a Class A Note, Class B Note, Class C Note or Class D Note, (i) its acquisition and continued holding of such Note will be covered by a statutory exemption or a prohibited transaction class exemption issued by the United States Department of Labor, (ii) at the time of acquisition the Notes are rated at least investment grade and (iii) it believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations and agrees to so treat such Notes or (C) in the case of a Class A Note, Class B Note, Class C Note or Class D Note, it has provided the Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Trustee, the Issuer, the Servicer or the Initial Purchaser, which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under

ERISA or Section 4975 of the Code and will not subject the Trustee, the Issuer, the Servicer or the Initial Purchaser to any obligation in addition to those undertaken herein.

(viii)           It acknowledges and agrees to treat the Notes as debt for all federal, state and local income tax purposes.

(ix)           Reserved.

(x)           It is purchasing one or more Notes in an amount of at least $100,000, and it understands that such Notes may be resold, pledged or otherwise transferred in an amount of at least $100,000 (unless the Outstanding Note Balance of such Note shall be less than $100,000).

(xi)           It understands that the Notes will bear a legend substantially to the following effect unless the Issuer determines otherwise consistent with applicable law:

FOR RULE 144A GLOBAL NOTES ONLY:  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES (1) THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT, OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB AND TO WHOM NOTICE IS GIVEN THAT RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR TO THE ISSUER PURSUANT TO THE TERMS OF THE INDENTURE, AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TO BE TRANSFERRED A NOTICE

SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THE INDENTURE RELATING TO THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IN VIOLATION OF THE FOREGOING.  EACH TRANSFEREE ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT TO THE ISSUER AND THE SERVICER THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.  EACH HOLDER HEREOF IS DEEMED TO REPRESENT AND WARRANT EITHER (A) THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN WILL NOT BE), AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS SECURITY OR AN INTEREST HEREIN WILL NOT BE ACTING ON BEHALF OF), AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY SUCH PLAN (“PLAN ASSETS”) PURSUANT TO 29 C.F.R. SECTION 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”) (EACH A “BENEFIT PLAN INVESTOR”), (B) IN THE CASE OF A CLASS A NOTE, CLASS B NOTE, CLASS C NOTE OR CLASS D NOTE, (I) ITS PURCHASE AND OWNERSHIP OF THIS SECURITY WILL BE COVERED BY A PROHIBITED TRANSACTION CLASS EXEMPTION ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, (II) AT THE TIME OF ACQUISITION THE NOTES ARE RATED AT LEAST INVESTMENT GRADE AND (III) IT BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS AND AGREES TO SO TREAT SUCH NOTES OR (C) IN THE CASE OF A CLASS A NOTE, CLASS B NOTE, CLASS C NOTE OR CLASS D NOTE, IT HAS PROVIDED THE TRUSTEE WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE TRUSTEE, THE ISSUER, THE SERVICER OR THE INITIAL PURCHASER, WHICH OPINES THAT THE PURCHASE, HOLDING AND TRANSFER OF SUCH NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ISSUER, THE SERVICER OR THE INITIAL PURCHASER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE. THE NOTES OR ANY BENEFICIAL INTEREST HEREIN MAY BE TRANSFERRED ONLY IN PERMITTED DENOMINATIONS SPECIFIED IN THE INDENTURE.  ACCORDINGLY, AN INVESTOR IN THIS NOTE MUST BE

PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(xii)           It acknowledges that the Issuer, the Servicer, the Initial Purchaser and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer, the Servicer and the Initial Purchaser.

(h)           Except as otherwise required under the Note Purchase Agreement, the Initial Purchaser shall not be required to deliver, and neither the Issuer nor the Trustee shall demand therefrom, any of the certifications or opinions described in this Section 2.06 in connection with the initial issuance of the applicable Notes and the delivery thereof by the Issuer.

(i)           Notwithstanding anything herein to the contrary, (A) no Sale of any Note of any Class may be made during the Revolving Period other than (x) in connection with a repurchase transaction, or (y) a Sale that is (i) made in the ordinary course of business, (ii) to a QIB with not less than $100,000,000 in assets under management, and (iii) pursuant to a Transfer Supplement, executed by the transferor Noteholder and transferee and delivered to the Administrative Agent and (B) the transferor Noteholder shall deliver to the Rating Agency not less than ten (10) Business Days prior written notice of any proposed Sale of any Note of any Class.

Section 2.07                      Mutilated, Destroyed, Lost or Stolen Note. (a) If (i) any mutilated Note is surrendered to the Trustee or the Issuer, or the Trustee and the Issuer receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) in the case of a destroyed, lost, or stolen Note, there is delivered to the Trustee and the Issuer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and the Issuer that such Note has been acquired by a bona-fide purchaser and provided that the requirements of Section 8-405 of the UCC are satisfied, the Issuer shall execute and, upon a written request therefor by the Trustee and the Issuer shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same Class, tenor and Outstanding Note Balance, bearing a number not contemporaneously outstanding.  If, after the delivery of such new Note, a bona-fide purchaser of the original Note in lieu of which such new Note, as applicable, was issued presents such original Note for payment, the Trustee and the Issuer shall be entitled to recover such new Note, as applicable, from the Person to whom it was delivered or any Person taking title there from, except a bona-fide purchaser, and the Trustee and the Issuer shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee and the Issuer, in connection therewith.  If any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable in full, or shall have been called for redemption in full, instead of issuing a new Note, as applicable, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section, the Issuer or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Subject to the above provisions of this Section 2.07, every new Note issued pursuant to this Section 2.07, in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08                      Payment of Principal and Interest; Rights Preserved.

(a)           For each applicable Interest Accrual Period, the Notes of each Class shall accrue interest on the Outstanding Note Balance thereof at the Note Rate applicable to such Class; provided, however, that with respect to each Class of Notes and on each Payment Date, interest shall be deemed not to have accrued during the previous Interest Accrual Period on an amount equal to the Impairment of such Class of Notes.  Notwithstanding the foregoing, if, on any subsequent Payment Date and with respect to each Class of Notes, no Impairment is allocated to such Class of Notes, all Deferred Interest for such Class of Notes shall be deemed to have accrued during the immediately preceding Interest Accrual Period and be payable on such Payment Date as Note Current Interest.  All interest and fees accrued hereunder on the Notes of each Class shall be calculated on the basis of the actual number of days elapsed during the related Interest Accrual Period and a three-hundred-sixty (360)-day year, except for interest on the Class E-2 Notes, which shall be calculated on the basis of a three-hundred-sixty (360)-day year comprised of twelve 30-day months.  Furthermore, all interest accrued hereunder on the Notes of each Class shall accrue through the day preceding the Stated Maturity Date and, to the extent that the payment of such interest shall be legally enforceable (except with respect to Deferred Interest), on any overdue payment of interest at the Note Rate from the date such interest becomes due and payable (giving effect to any applicable grace periods herein) until fully paid.  All accrued interest shall be due and payable in arrears on each Payment Date and shall be paid by the Trustee to the Noteholders in accordance with Section 13.03.  In making any interest payment, if the interest calculation with respect to a Note shall result in a portion of such payment being less than $0.01, then such payment shall be decreased to the nearest whole cent, and no subsequent adjustment shall be made in respect thereof.

(b)           The principal of each Note shall be payable on each Payment Date beginning on the first Payment Date after the end of the Revolving Period, unless such Note becomes due and payable at an earlier date by (i) call for redemption or pursuant to a Takeout Transaction in accordance with Article XI or (ii) reason of a Discounted Pool Balance Deficiency in accordance with Section 13.03(c)(xii).  The installment of principal due on the Class A Notes on any such Payment Date shall, to the extent of Available Funds in accordance with Section 13.03 on such Payment Date, be paid as set forth in Section 13.03(d)(xiv).  The installment of principal due on the Class B Notes on any such Payment Date shall, to the extent of Available Funds in accordance with Section 13.03 on such Payment Date, be paid as set forth in Section

13.03(d)(xv).  The installment of principal due on the Class C Notes on any such Payment Date shall, to the extent of Available Funds in accordance with Section 13.03 on such Payment Date, be paid as set forth in Section 13.03(d)(xvi).  The installment of principal due on the Class D Notes on any such Payment Date shall, to the extent of Available Funds in accordance with Section 13.03 on such Payment Date, be paid as set forth in Section 13.03(d)(xvii).  The installment of principal due on the Class E-1 Notes on any such Payment Date shall, to the extent of Available Funds in accordance with Section 13.03 on such Payment Date, be paid as set forth in Section 13.03(d)(xviii).  The installment of principal due on the Class E-2 Notes on any such Payment Date shall, to the extent of Available Funds in accordance with Section 13.03 on such Payment Date, be paid as set forth in Section 13.03(d)(xix).  The Outstanding Note Balance of any Note (together with interest thereon and all other amounts due and payable hereunder or in respect of the Notes) shall be due and payable in full on the Stated Maturity Date for such Note.  All reductions in the Outstanding Note Balance of a Note effected by payment of such installments of principal shall be binding upon all future Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.  Principal shall be payable to Noteholders in the same Class on a pro rata basis based upon the relative Outstanding Note Balance of the Notes in such Class as of the related date of determination; provided that, if as a result of such proration a portion of such principal would be less than $0.01, then such payment shall be decreased to the nearest whole cent, and such portion shall be applied to the next succeeding principal payment.

(c)           The principal of and interest on the Notes, and other amounts payable to the Noteholders under Section 13.03, are payable, through the Paying Agent on behalf of the Issuer, by check mailed by first-class mail to the Person whose name appears as the Registered Holder of such Note on the Note Register at the address of such Person as it appears on the Note Register or, at the option of any Noteholder, by wire transfer in immediately available funds to the account specified in writing to the Trustee by such Registered Holder at least five (5) Business Days prior to the Record Date for the Payment Date on which wire transfers will commence, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.  All payments on the Notes shall be paid without any requirement of presentment.  The Issuer shall notify the Person in whose name a Note is registered at the close of business on the Record Date immediately preceding the Payment Date on which the Issuer expects that the final installment of principal of such Note will be paid.  Such notice shall be mailed no later than the tenth (10th) day prior to such Payment Date and shall specify the place where such Note may be surrendered.  Funds representing any such checks returned undeliverable shall be held in accordance with Section 7.15.  Each Noteholder shall promptly surrender its Note to the Trustee at the Corporate Trust Office or in the case of mutilated, destroyed, lost or stolen Notes, as provided in Section 2.07, upon payment of the final installment of principal of such Note.

Section 2.09                      Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee, the Note Registrar, the Paying Agent and any agent of any of the foregoing shall treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payments of principal and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee, the Note Registrar, the Paying Agent or any agent of the foregoing shall be affected by notice to the contrary.

Section 2.10                      Cancellation.  All Notes surrendered to the Trustee for payment, registration of transfer or exchange (including Notes surrendered to any Person other than the Trustee which shall be delivered to the Trustee) shall be promptly canceled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes, as applicable, canceled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its standard practice.

Section 2.11                      Tax Treatment; Withholding Taxes.

(a)           The Issuer has structured the transaction contemplated by this Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer.  The Issuer, the Trustee, the Servicer, the Back-up Servicer, each Noteholder and each beneficial owner of a Note by acceptance of its Note or a beneficial interest therein, each agree to treat the Notes as indebtedness of the Issuer for all tax purposes and further agrees not to take any action inconsistent with such treatment, unless and to the extent otherwise required by any taxing authority under applicable law.

Notwithstanding anything in any Transaction Document to the contrary, effective from the date of commencement of discussions with respect to the transactions contemplated by such documents, all parties hereto and the Noteholders may disclose to any and all Persons, without limitation of any kind, the U.S. Federal income tax treatment and tax structure of the Notes and the transactions contemplated hereby and all materials of any kind, including tax opinions or other tax analyses, if any, that are provided to such Persons regarding such tax treatment.

(b)           Notwithstanding any other provision in this Indenture to the contrary or the other Transaction Documents, the Trustee, as Paying Agent for and on behalf of, and at the direction of the Servicer, shall comply with any and all federal withholding requirements under applicable law, as modified by the practice of any relevant taxing authority then in effect.  If any withholding tax is imposed on any payment by the Issuer (or allocation of income) under the Notes, such tax shall reduce the amount otherwise payable to such Noteholder.  Any amounts so withheld shall be treated as having been paid to the related Noteholder for all purposes of this Indenture.  Failure of a Noteholder or a beneficial owner of a Note to provide the Trustee or other paying agent with appropriate tax certificates may result in amounts being withheld from the payment to such Noteholder or beneficial owner.  In no event shall the consent of Noteholders be required for any withholding.

Section 2.12                      Notices to Security Depository.  Whenever any notice or other communication is required to be given to Noteholders of any Class with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes shall have been issued to the related Noteholders, the Trustee shall give all such notices and communications to the applicable Security Depository.

ARTICLE III
ACQUISITIONS of CONTRACTS

Section 3.01                      Conditions to the Acquisition of Contracts.  Each acquisition by the Issuer of a Contract from the Originator on any Acquisition Date is subject to the conditions specified in Section 3.04 of the Servicing Agreement, in the case of Substitute Contracts, and Section 13.06 hereof, in case of Purchased Contracts, including, in each case, satisfaction of the following conditions on the relevant date specified below:

(a)           By 5:00 p.m. (New York time) on the Acquisition Date, the Originator shall have delivered to the Initial Purchaser, the Issuer, the Trustee, the Custodian and the Back-up Servicer the final executed copy of each of the following documents, in each case, with respect to each Substitute Contract and Purchased Contract to be acquired by the Issuer on such Acquisition Date: (i) Assignment Agreement, (ii) Amendment to Contract Schedule, (iii) Release Agreement (if applicable) relating to any Existing Indebtedness and (iv) Transfer Certificate substantially in the form set forth on Exhibit K attached hereto (the “Transfer Certificate”).  The Transfer Certificate shall confirm that (A) each Substitute Contract or Purchased Contract, as applicable, is a Contract that satisfies each of the representations and warranties set forth in Clause (C) or (D) of the related Assignment Agreement, (B) all applicable filings required under Sections 4.01(a)(v) and 4.02 have been made or are in effect, (C) no Event of Default shall exist prior to or after giving effect to the acquisition of such Substitute Contracts or Purchased Contracts and (D) all other conditions to the acquisition of Substitute Contracts or Purchased Contracts, as applicable, have been satisfied except for the conditions set forth in Section 3.01(b) and Section 3.01(c).

(b)           Not later than the fifth (5th) Business Day after the related Acquisition Date, the Issuer shall have delivered or shall have caused to be delivered to the Custodian, the Contract Files relating to the Contracts to be purchased or substituted in accordance with Section 4.03(a).

(c)           Not later than the eighth (8th) Business Day after the related Acquisition Date, the Custodian shall deliver to the Initial Purchaser, the Issuer and the Trustee an executed Custodian Certificate and Exception Report resulting from the Custodian’s review of the related Substitute Contracts and Purchased Contracts and the Contract Files related thereto pursuant to Section 4.03(b).  In accordance with Section 4.04(a), each Contract identified as having exceptions in such Exception Report shall be subject to a Warranty Event.

(d)           A document or certificate described in clause (a) or (c) above shall be regarded as timely delivered if it is delivered by telecopy (with written confirmation of transmission) or by electronic transmission in “.pdf” format as of the applicable time described above.

(e)           Reserved.

(f)           If a Contract is to be removed and replaced with another lease or equipment finance contract transferred to the Issuer by the Servicer pursuant to the Servicing Agreement, such “substitute” lease or equipment finance contract shall become a Contract for all purposes of the Transaction Documents and may be referred to as a Substitute Contract.  Acquisition of any

Substitute Contract shall be subject to the satisfaction of the conditions described in this Article III.

(g)           Upon satisfaction of the conditions specified in the Transaction Documents, including this Section 3.01, and any conditions to the repurchase of Contracts under the Purchase and Contribution Agreement or substitution or purchase of Contracts under the Servicing Agreement (as the case may be), the Trustee shall, upon receipt of the Contract Repurchase Price or the Substitute Contract, and the Request for Release, release the Contract and related Contract Assets being purchased or substituted for by the Servicer, or repurchased by the Originator, from the Lien of this Indenture.

(h)           In addition to the conditions specified above, at no time may the sum of (1) the aggregate Discounted Contract Balance of Substitute Contracts (as measured on their respective Acquisition Dates) and (2) the aggregate Discounted Contract Balance of Contracts (as measured on their respective dates of repurchase), repurchased by LEAF Commercial Capital (as Initial Servicer) or by the Originator pursuant to Section 6.1(b) of the Purchase and Contribution Agreement, but excluding Contracts repurchased pursuant to Warranty Events pursuant to Section 6.1(a) of the Purchase and Contribution Agreement, exceed the Recourse Limit.  The Trustee and Custodian shall have no duty to monitor the limit set forth in this Section 3.01(h).

(i)           In addition to the conditions specified above, on such proposed Acquisition Date other than any date of repurchase of Contracts under the Purchase and Contribution Agreement or any substitution or purchase of Contracts under the Servicing Agreement (as the case may be), the aggregate Discounted Contract Balance of the Contracts already under review of the Custodian in accordance with Section 4.03 shall not exceed $2,000,000.  Under no circumstances shall the Trustee or Custodian be obligated to determine or liable for any incorrect determinations of such amount.

(j)           In addition to the conditions specified above, on such proposed Acquisition Date other than any date of repurchase of Contracts under the Purchase and Contribution Agreement or any substitution or purchase of Contracts under the Servicing Agreement (as the case may be), the aggregate Discounted Contract Balance of the Contracts to be acquired on such date shall be equal to or greater than $250,000.  Under no circumstances shall the Trustee or Custodian be obligated to determine or liable for any incorrect determinations of such amount.

ARTICLE IV
ISSUANCE OF NOTES; CERTAIN ISSUER AND CUSTODIAN OBLIGATIONS

Section 4.01                      Conditions to Issuance of Notes.  All Notes shall be executed by the Issuer and delivered to the Trustee for authentication.  The Notes shall be authenticated and delivered by the Trustee upon Issuer Order and (with respect to all Notes issued on the Closing Date) upon satisfaction of the following conditions precedent:

(a)           receipt by the Trustee, or its agents, of the following, in form and substance satisfactory to the Initial Purchaser:

             (i)           a copy of an officially certified document, dated not more than ten (10) days prior to the Closing Date, evidencing the due organization and good standing of each of the Issuer, the Servicer and the Originator;

(ii)           certified copies of the organizational documents (together with all amendments thereto) of the Issuer, the Servicer and the Originator, along with certified resolutions or certified executed consents of each of the Issuer, the Servicer and the Originator, authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated by the Transaction Documents by such entities and certificates evidencing the incumbency of the officers executing such Transaction Documents;

(iii)           certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Initial Purchaser), dated a date reasonably near to the Closing Date (no earlier than ten (10) days prior to the Closing Date), listing all effective tax and judgment liens and financing statements which name the Originator as debtor and which are filed in the jurisdictions in which the statements referred to in clause (v)(1) below were or are to be filed, together with copies of such tax and judgment liens and financing statements (none of which, other than financing statements naming the party under the Transaction Documents to which transfers (including grants of security interests) thereunder purport to have been made, shall cover any of the property purported to be conveyed thereunder);

(iv)           certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Initial Purchaser’s counsel), dated a date reasonably near to the Closing Date (no earlier than ten (10) days prior to the Closing Date), listing all effective tax and judgment liens and financing statements which name Issuer (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the statements referred to in clause (v)(2) below were or are to be filed, together with copies of such tax and judgment liens and financing statements (none of which, other than financing statements naming the party under the Transaction Documents to which transfers (including grants of security interests) thereunder purport to have been made, shall cover any of the property purported to be conveyed thereunder);

(v)           except as otherwise provided below, evidence of filing (or evidence of delivery for filing to the appropriate filing offices) of, and each of the following, together with evidence of all filing fees, taxes or other amounts required to be paid in connection with the following have been paid:

(1)           UCC-1 financing statements, for filing with the Secretary of State of the State of Delaware, naming the Originator, as debtor, the Issuer, as assignor secured party, and the Trustee, for the benefit of the Secured Parties, as the total assignee secured party;

(2)           UCC-1 financing statements, for filing with the Secretary of State of the State of Delaware, naming the Issuer, as debtor, and the Trustee, for the benefit of the Secured Parties, as Secured Party;

(3)           such other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the transfers (including grants of security interests) under the Transaction Documents;

(vi)           a fully executed original counterpart of the Purchase and Contribution Agreement, this Indenture, the Servicing Agreement, the Securities Account Control Agreement and the Note Purchase Agreement shall have been received by the Initial Purchaser or its agents;

(vii)           a copy of the fully executed Lockbox Intercreditor Agreement and the Joinder to Lockbox Intercreditor Agreement shall have been received by the Initial Purchaser or its agents;

(viii)           written evidence of establishment of the Reserve Account, the Collection Account, the Prefunding Account, the Capitalized Interest Account and continued existence of the Lockbox Account;

(ix)           a certificate listing the Servicing Officers of the Servicer as of the Closing Date;

(x)           confirmation that the Rating Agency has issued a rating letter confirming the ratings for the Notes as set forth in the table below:

Class A Notes	AAA (sf)
Class B Notes	AA (sf)
Class C Notes	A (sf)
Class D Notes	BBB (sf)
Class E-1 Notes	BB (sf)
Class E-2 Notes	B (low) (sf)

(xi)           executed favorable legal opinions of counsel to the Servicer, the Originator, the Issuer, the Custodian, the Trustee and the Back-up Servicer, addressed to the Trustee, the Back-up Servicer and the Initial Purchaser (as applicable), dated the Closing Date and covering general corporate matters, the due execution and delivery of, and the enforceability of, each of the Transaction Documents to which the Servicer, the Originator, the Issuer, the Back-up Servicer, the Custodian and the Trustee (individually or in any other capacity) is party, true sale and non-consolidation, security interest and such other matters as the Initial Purchaser may request, each in form and substance satisfactory to the Initial Purchaser;

(xii)           certificates of the Secretary or Assistant Secretary of each of the Servicer, the Issuer and the Originator, dated as of the Closing Date, and certifying (A) that attached thereto is a true, complete and correct copy of (a) the organizational documents of the Servicer, the Originator and the Issuer (as applicable), and (b) resolutions duly adopted by the Servicer, the Issuer and the Originator authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereunder, and that such resolutions have not been amended, modified, revoked or rescinded, and (B) as to the incumbency and specimen signature of each officer executing any Transaction Documents on behalf of the Servicer, the Issuer and the Originator (as the case may be);

(xiii)           copies of all waivers, licenses, approvals or consents, if any, required or advisable, in the opinion of the Initial Purchaser, in connection with the execution, delivery and performance by the Servicer, the Issuer and the Originator (as the case may be) of the Transaction Documents (and the validity and enforceability thereof), which waivers, licenses, approvals or consents shall be in full force and effect;

(xiv)           written confirmation of the payment (or deposit for payment with the Trustee) of all fees and expenses of the Trustee, the Custodian, the Back-up Servicer, the Initial Purchaser (including the fees and charges of their respective agents, auditors and counsel) accrued as of the Closing Date;

(xv)           written confirmation that the Warrants have been issued to the Initial Purchaser pursuant to the terms of the agreement between the Initial Purchaser and LEAF Commercial Capital; and

(xvi)           Reserved;

(xvii)           such additional documents, instruments, certificates, opinions, ratings letters or other confirmations as the Initial Purchaser may reasonably request.

(b)           all Collateral in which a security interest has been granted to the Trustee under the Indenture shall be subject to no other Liens other than Permitted Liens.

Section 4.02                      Security for Notes.

(a)           The Servicer shall at its own expense, in consideration of the Servicer Fee, cause to be filed the financing statements and assignments described in Sections 4.01(a)(v) and 4.02(b) in accordance with such Sections.  In addition, from time to time, the Servicer shall take or cause to be taken at its own expense, in consideration of the Servicer Fee, any other such actions and execute such documents as are necessary to perfect and protect the Issuer’s precautionary security interest against the Originator in respect of the Contract Assets and the assignment to the Trustee thereof, and the Trustee’s security interests in and liens on the Collateral against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; provided that, none of the Servicer, the Originator nor the Issuer shall be required to file UCC-1 financing statements against Obligors with respect to a Contract related to Equipment that had an original equipment cost at origination of less than (A) if such Contract is a secured loan or finance lease that provides for a $1 purchase option, $25,000, or (B) if such Contract provides for a “fair market value” purchase option, $50,000 or to file or record assignments of any UCC-1 financing statements or other lien recordings or notations made against any Obligor.  Notwithstanding anything to the contrary contained herein, if the Servicer is not LEAF Commercial Capital or one of its Affiliates, the successor Servicer shall not be responsible for the initial filings of any UCC financing statements, or any continuation statements filed by any predecessor Servicer, or the information contained therein (including the exhibits thereto), the perfection of any such security interests during the term of such predecessor Servicer, or the accuracy or sufficiency of any description of collateral in such filings, and the successor Servicer shall be fully protected in relying on such initial filings and any continuation statements or modifications thereto made by a predecessor Servicer pursuant to this Section 4.02 but shall continue to be responsible for requirements expressed above during the period it acts as Servicer.

(b)           If any change in the Servicer’s or the Issuer’s name, identity, structure or the location of its principal place of business, chief executive office or State of organization occurs, then such party shall deliver thirty (30) days’ prior written notice of such change or relocation to the Servicer, the Trustee and the Back-up Servicer, and, no later than the effective date of such change or relocation, the Servicer shall file or cause to be filed such amendments or statements as may be required to preserve and protect the Issuer’s precautionary security interest against the Originator in respect of the Contract Assets and the assignment to the Trustee thereof, and the Trustee’s security interest in and liens on the Collateral.

(c)           During the term of this Indenture, the Issuer will maintain its sole state of organization in the State of Delaware, and the Servicer will maintain its sole state of incorporation in a State of the United States.

Section 4.03                      Review of Contract Files.

(a)           Not later than the fifth (5th) Business Day after each Acquisition Date, the Issuer shall cause to be delivered to the Custodian the documents comprising the Contract Files for the Contracts to be acquired on such Acquisition Date.  Each Contract and the folder containing other Contract Files documents for such Contract shall be clearly marked with a LEAF Contract Number, which LEAF Contract Number shall be used by the Issuer, the Trustee and the Custodian to identify such Contract on the Contract Schedule.

(b)           Not later than the eighth (8th) Business Day after each Acquisition Date, for each Purchased Contract and Substitute Contract, the Custodian will review the Contract Files related to each proposed Purchased Contract and Substitute Contract and shall perform such reviews as are sufficient to enable it to confirm the items required to be certified by it in the Custodian Certificate in the form attached hereto as Exhibit H.  By execution and delivery of any such Custodian Certificates, the Custodian shall evidence completion of such review and confirmation.  Other than the exceptions permitted in Section 4.04(a), the Custodian shall include in any Exception Report any failure of a document to correspond to the information on the Amendment to Contract Schedule or the absence of any one or more of the documents comprising the Contract Files for such Contract and shall deliver such Exception Report to the Servicer, the Trustee and the Issuer.

(c)           If any Contracts or Contract Assets to be pledged to the Trustee are Contracts or Contract Assets that at any time were subject to a Lien in favor of a Person that has held a Lien thereon, concurrently with the delivery of an Officer’s Certificate, the Issuer shall have delivered to (x) the Custodian (with a copy to the Trustee) a facsimile copy or an original executed Release Agreement from each Person that has held a Lien on the applicable Contract or Contract Assets, together with the certification in the Officer’s Certificate that each such Release Agreement constitutes a release of such Person’s security interest in each such Contract or Contract Asset (and the other Collateral related thereto), and (y) the Custodian (with a copy to the Trustee) the original UCC partial or full release relating to the Release Agreement described in clause (x) above.

(d)           The Custodian shall use reasonable care in the performance of its duties under the Transaction Documents, shall identify and segregate all items constituting the Contract Files and shall maintain continuous custody of all items constituting the Contract Files in secure, fire resistant facilities in accordance with customary standards for such custody.  The Custodian makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document constituting Contract Files or of any of the Contracts or (ii) the collectibility, insurability, effectiveness or suitability of any Contract.

(e)           The Custodian shall hold all Contracts and all other Collateral delivered to it pursuant to the Transaction Documents as Custodian for the benefit of the Trustee (for the benefit of the Secured Parties).  With respect to each item of Contract Files delivered to the Custodian, the Custodian shall (i) hold all documents constituting such Contract Files received by it for the exclusive use and benefit of the Trustee (for the benefit of the Secured Parties) and (ii) make disposition thereof only in accordance with the terms of this Indenture and the Servicing Agreement.

(f)           In the event that (i) the Trustee, the Servicer, the Issuer or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Contract Files or (ii) a third party shall institute any court proceeding by which any Contract Files shall be required to be delivered otherwise than in accordance with the provisions of this Indenture, the party or parties receiving such service shall promptly deliver or cause to be delivered to the other parties to this Indenture copies of all court papers, orders, documents and other materials concerning such proceedings.  The Custodian shall continue to hold and maintain all the Contract Files that is the subject of such proceedings pending a final order of a court of competent jurisdiction permitting or directing disposition thereof.  Upon final determination of such court, the Custodian shall deliver such Contract Files as directed by such determination or, if no such determination is made, in accordance with the provisions of this Indenture.  Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Issuer.

(g)           At its own expense, the Custodian shall maintain at all times prior to the satisfaction and discharge of this Indenture and keep in full force and effect fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance.  All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as custodian of collateral substantially similar to the Collateral.  Upon at least ten (10) days’ prior written request, the Issuer or the Servicer shall be entitled to receive a certificate of the Custodian’s respective insurer that such insurance is in full force and effect.

Section 4.04                      Defective Contracts.

(a)           Check-in Procedures. If, upon its examination of any Contract File in accordance with Section 4.03 hereof, the Custodian determines that such Contract File does not satisfy the requirements described in Section 4.03(b), or is unable to confirm that such requirements have been met, the Custodian shall promptly notify the Servicer and the Originator by telephone or telecopy.  If the Originator or Servicer does not satisfy the Custodian in accordance with the foregoing sentence prior to the eighth (8th) Business Day after the applicable Acquisition Date, the Custodian shall return the applicable Contract and related files to the Originator, or as otherwise directed by the Originator.  Any such returned Contracts and related files shall be subject to a Warranty Event unless the Majority Holders approve the exceptions with respect to such Contract and allow the inclusion of such Contract that the Custodian has identified as defective in its review under Section 4.03(b), all parties agreeing that such approval shall be valid with respect to such included Contract, but shall not constitute a course of dealing, and the allowance of such included Contract shall not operate as a waiver of any rights of the Trustee or any Secured Party hereunder, under the Purchase and Contribution Agreement, the Assignment Agreements or any other Transaction Documents with respect to any adverse consequence caused by such defect.

(b)           Warranty Repurchases. If a Responsible Officer of the Trustee, or if another party to any of the Transaction Documents, notifies the Servicer, the Originator, the Back-up Servicer or the Issuer of the existence of any Warranty Event, the Servicer (pursuant to the Servicing Agreement) or the Originator (pursuant to the Purchase and Contribution Agreement) shall (i) cure the breach(es) which caused the Warranty Event or (ii) repurchase or substitute (if the Servicer), as applicable, such Contract and related Contract Assets at the Contract Repurchase Price or for a Substitute Contract, respectively, as required in accordance with Section 6.1(a) of the Purchase and Contribution Agreement or Section 3.09 of the Servicing Agreement.  If any such Contract is substituted or repurchased by the Servicer in accordance with the provisions of the Servicing Agreement, or repurchased by the Originator pursuant to the Purchase and Contribution Agreement, and the Trustee has received a written request in the form attached hereto as Exhibit F relating thereto, the Trustee shall (or cause the Custodian to), upon receipt of the applicable Contract Repurchase Price, but subject to Section 4.07 hereof, return the affected Contract and related files to the Issuer (or, if the Issuer so requests, directly to the Servicer or the Originator, as the case may be), release its interest therein and in the related Contract Assets, and such items shall no longer constitute a Contract or Contract Asset hereunder and shall be released from the Lien of this Indenture.

Section 4.05                      Reserved.

Section 4.06                      Administration of the Contract Assets.  The Contract Assets shall be serviced by the Servicer in accordance with the terms of the Servicing Agreement.  The Servicer, as agent of the Issuer prior to the occurrence of an Event of Default, shall have the right to provide any notices and instructions to Obligors in connection with the Contract Assets.  In the event that the Issuer or the Trustee receives any notices, requests for information or other communication from an Obligor, it shall immediately forward such communication to the Servicer.  The Trustee shall deposit any Collections received by it in the Collection Account, in accordance with Section 13.02 and it shall deliver written or electronic statements regarding such collections and deposits to the Servicer at least monthly.  The Trustee shall have no obligation to advance its own funds to the Collection Account.  In the absence of an Event of Default, the Trustee shall not contact any Obligor or take any action with respect to the enforcement, modification or release of any Contract against an Obligor without the express written authorization of the Servicer or the Issuer.

Section 4.07                      Releases.

(a)           In addition to releases permitted pursuant to Article XI, the Issuer shall be entitled to obtain a release from the Lien of this Indenture for, and to sell, transfer or otherwise convey, any individual Contract and the related Contract Assets at any time after all of the conditions for such release set forth in the Transaction Documents have been satisfied and (i) after a payment by the Originator or the Servicer, as applicable, under the provisions of the relevant Transaction Documents, of the related Contract Repurchase Price therefor or (ii) after a Substitute Contract and the related Contract Assets are substituted for such Contract and the related Contract Assets in accordance with the Transaction Documents and subject to the limitation of Section 3.01(h) hereof.  In order to effect any such release, the Servicer, on behalf of the Issuer, shall deliver to the Initial Purchaser, the Trustee and the Custodian in accordance with the Transaction Documents a Request for Release, in the form attached hereto as Exhibit F, (1) identifying the Contracts and the related Equipment to be released, (2) requesting the release thereof, (3) setting forth the amount deposited in the Collection Account with respect thereto, and identifying the Substitute Contract substituted therefor in the event that the subject Contracts and the related Equipment are being released from the Lien of this Indenture pursuant to clause (ii) above, (4) certifying that the amount deposited in the Collection Account equals the Contract Repurchase Price relating to such Contracts and the related Equipment in the event that the subject Contracts and the related Equipment are being released from the Lien of this Indenture pursuant to clause (i) above and (5) certifying that all other conditions precedent set forth in the Transaction Documents relating to such release have been satisfied.  The Trustee, upon receipt of a written request in the form attached hereto as Exhibit F, and the Trustee’s confirmation that the related (i) Contract Repurchase Price has been deposited into the Collection Account or (ii) Substitute Contract has been substituted for the Contract, shall execute instruments to release a Contract from the lien of this Indenture, or convey the Trustee’s interest in the same.

(b)           Upon receipt of the Request for Release from the Servicer in the form attached hereto as Exhibit F, including a certification that all of the conditions specified in clause (a) of this Section 4.07 have been satisfied, and provided that if Item 6 of the Request for Release has been checked, all other certifications and documents required under the terms of this Indenture have been received by the Trustee, the Trustee shall release from the Lien of this Indenture and the Custodian shall deliver to the Issuer or upon Issuer Order the Contracts and all related Contract Assets described in the Issuer’s Request for Release.

(c)           The Custodian may, if requested by the Servicer, in the form attached hereto as Exhibit F, for purposes of servicing a Contract, temporarily deliver to the Servicer the original Contract.  Any Contract temporarily delivered from the custody of the Custodian to the Servicer or its agents shall have affixed to such Contract a copy of such written request in the Form of Exhibit F, which shall contain a legend to the effect that the Contract is the property of the Issuer and has been pledged to U.S. Bank National Association, as Trustee for the benefit of the

Secured Parties.  The Servicer shall promptly return the Contract to the Custodian, along with a letter attached hereto as Exhibit G, upon the need therefor no longer existing; provided that if an Event of Default has occurred, the Servicer shall forthwith return to the Custodian each Contract temporarily delivered pursuant to this Section 4.07.

ARTICLE V
SATISFACTION AND DISCHARGE

Section 5.01                      Satisfaction and Discharge of Indenture.

(a)           Following (i) payment in full of (A) all of the Notes, (B) the fees and charges and reimbursements of the Trustee, the Back-up Servicer, the Originator, the Custodian and the Noteholders and (C) all other obligations of the Issuer under this Indenture and the other Transaction Documents and (ii) a written request by the Issuer to the Trustee to terminate this Indenture and release the Collateral, this Indenture shall be discharged and terminated and the lien of this Indenture on the Collateral thereupon shall be released.  The Issuer shall then execute an Officer’s Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

(b)           Upon the discharge and termination of this Indenture, the Trustee shall release from the lien of this Indenture and deliver to the Issuer all remaining Collateral, and the Trustee shall file, or cause to be filed, at the Servicer’s expense, UCC termination statements evidencing such discharge and release; provided that if the Back-up Servicer has become the Servicer, the Servicer shall be entitled to reimbursement of all expenses incurred under this Section 5.01(b) by the Issuer payable solely from amounts that are available to the Servicer therefore under Section 13.03 of the Indenture.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01                      Events of Default.

“Event of Default” wherever used herein means the occurrence of any one of the following events, unless any such particular occurrence is waived as an “Event of Default” in writing in accordance with the provisions of this Indenture; provided that, unless and until any such waiver is given, an “Event of Default” shall be deemed to exist for all purposes under the Transaction Documents, even if the event giving rise to such Event of Default is no longer continuing or has been cured:

(a)           the Issuer shall fail to make when due any payment required to be made under the Transaction Documents (including payment with respect to interest on any Class of Notes then outstanding), or the Servicer shall fail to make when due any deposit required under the Transaction Documents (other than as described in clause (e) below), in any case on or before the date occurring five (5) Business Days after the date such payment or deposit shall become due;

(b)           the Issuer, Servicer or the Originator shall fail to perform or observe any covenant with respect to it set forth in any Transaction Document, and in each case such failure shall remain unremedied for thirty (30) Business Days after the earlier of (x) actual knowledge thereof by such Person or (y) receipt by such Person of written notice thereof;

(c)           any representation or warranty made by the Issuer, Originator or Servicer in any Transaction Document or in any other document delivered pursuant thereto (other than a representation or warranty made with respect to the Contracts) shall prove to have been incorrect in any material respect when made or deemed made and continues to be incorrect in any material respect for a period of thirty (30) Business Days after the earlier to occur of (x) the actual knowledge thereof by such Person or (y) the receipt by such Person of written notice thereof;

(d)           an Insolvency Event shall occur with respect to the Issuer;

(e)           the Outstanding Note Balance of any Class of Notes is not reduced to zero and all interest due on any Class is not paid by the Stated Maturity Date;

(f)           the Issuer is required to register as an “investment company” under the Investment Company Act;

(g)           the Servicer shall be in material default of any credit agreement or other lending facility agreement to which it is a party, and any such default of the Servicer thereunder shall remain unremedied for (i) thirty (30) Business Days after the earlier of (x) actual knowledge thereof by the Servicer or (y) receipt by the Servicer of written notice thereof or (ii) such longer grace period as is provided in such agreement;

(h)           an Insolvency Event shall have occurred and be continuing with respect to the Servicer, and the Back-up Servicer does not act as the successor servicer under Section 6.02 of the Servicing Agreement or no other replacement Servicer shall have been appointed, in either case, within ninety (90) days of such Insolvency Event;

(i)           an event, change, or condition shall have occurred and be continuing that has a material adverse effect on the business, assets, liabilities, operations, financial condition or operating results of the Issuer or the Servicer; or

(j)           an Event of Servicing Termination pursuant to Section 6.01(a)(ix) shall have occurred and be continuing for more than ninety (90) days.

Section 6.02                      Acceleration of Maturity; Rescission and Annulment. If an Event of Default shall have occurred, then, unless waived pursuant to Section 6.15 hereof, and in every such case, the Control Party may, and the Trustee shall, at the written direction of the Control Party, declare the Aggregate Outstanding Note Balance to be immediately due and payable, by notice given in writing to the Issuer and upon any such declaration, such Aggregate Outstanding Note Balance and all accrued interest under the Notes shall become immediately due and payable without any presentment, demand, protest or other notice of any kind (except such notices as shall be expressly required by the provisions of this Indenture), all of which are hereby expressly waived by the Issuer; provided that if such Event of Default consists of an Insolvency Event with respect to the Issuer, then the Aggregate Outstanding Note Balance and all such accrued interest shall be automatically due and payable without the need for any such notice or further action by any Person.

At any time after such a declaration of acceleration has been made, but before any Sale of the Collateral has been made or a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Control Party, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if (notwithstanding Section 6.15 hereof) (a) and (b) below are satisfied:

(a)           the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(1)           all overdue installments of interest on all Notes and interest thereon at the overdue interest rate from the time such overdue interest first became due until the date when paid;

(2)           the Outstanding Note Balance of any Note which has become due otherwise than by such declaration of acceleration and interest thereon at the overdue interest rate from the time such Outstanding Note Balance first became due until the date when paid; and

(3)           all sums paid or advanced, together with interest thereon, by the Trustee, the Originator and any Secured Party, and the reasonable compensation, expenses, disbursements and advances of the Trustee and any Secured Party, their agents and counsel incurred in connection with the enforcement of this Indenture to the date of such payment or deposit.

(b)           all Events of Default, other than the nonpayment of the Outstanding Note Balance of any Note which has become due solely by such declaration of acceleration, have been waived by the Control Party unless (i) an Event of Default in the payment of interest on any Note when due or of the Outstanding Note Balance not paid at the Stated Maturity Date or (ii) in respect of a covenant or provision hereof which by its terms cannot be modified or amended without the consent of the Noteholders of each Outstanding Note affected thereby, in which case a waiver by the Noteholders of each Outstanding Notes is required.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03                      Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)           The Issuer covenants that, if an Event of Default shall occur and the Notes have been declared due and payable and such declaration has not been rescinded and annulled, the Issuer will pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest (with interest upon the overdue principal and overdue interest at the rate provided herein), any and all amounts due and payable to the Noteholders, the Originator, the Back-up Servicer, the Custodian, the Paying Agent and the Trustee and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of each of the Trustee, the Paying Agent and the Noteholders and their respective agents and counsel.

(b)           If the Issuer fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may, with the prior written consent of the Control Party, and shall, at the written direction of the Control Party, institute Proceedings for the collection of the sums so due and unpaid, and prosecute such Proceedings to judgment or final decree, and enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, wherever situated.

(c)           If an Event of Default exists, the Trustee shall, at the written direction of the Control Party, proceed to protect and enforce the rights of the Noteholders and the Paying Agent by such appropriate Proceedings as the Trustee, at the written direction of the Control Party, shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04                      Remedies.  If an Event of Default exists, the Trustee may, with the prior written consent of the Control Party, and shall, at the written direction of the Control Party, do one or more of the following:

(a)           institute Proceedings for the collection of all amounts remaining unpaid on the Notes or under this Indenture or the other Transaction Documents whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and the Collateral the monies adjudged due;

(b)           take possession of and sell the Collateral or any portion thereof or rights or interest therein, at one or more private or public Sales called and conducted in any manner permitted by law;

(c)           institute any Proceedings from time to time for the complete or partial foreclosure of the lien created by this Indenture with respect to the Collateral;

(d)           redirect Obligor payments to such account or accounts as the Control Party determines necessary in its sole discretion, or at the direction of the Control Party;

(e)           during the continuance of a default under a Contract, exercise any of the rights of the lessor or lender (as applicable) under such Contract;

(f)           exercise any remedies of a secured party under the Uniform Commercial Code (irrespective of whether the Uniform Commercial Code applies) or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Noteholders hereunder or under the other Transaction Documents; and

(g)           exercise any and all rights, powers and privileges available to the Trustee or the Noteholders (whether at law, in equity or by contract).

Section 6.05                      Optional Preservation of Collateral.  If an Event of Default exists, the Trustee shall, upon written request from the Control Party, elect, by giving written notice of such election to the Issuer, to take possession of and retain the Collateral intact, collect or cause the collection of all income, payments and proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of such Notes in accordance with the provisions of Article XIII.  If the Trustee is unable to or is stayed from giving such notice to the Issuer for any reason whatsoever, such election shall be effective as of the time of such request from the Control Party, as the case may be, notwithstanding any failure to give such notice, and the Trustee shall give such notice upon the removal or cure of such inability or stay (but shall have no obligation to effect such removal or cure).  Any such election may be rescinded with respect to any portion of the Collateral remaining at the time of such rescission by written notice to the Trustee and the Issuer from the Control Party.

Section 6.06                      Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding relating to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of any of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered and shall, at the prior written direction of the Control Party, intervene in such proceeding or otherwise:

(a)           to file and prove a claim for all amounts of principal and interest owing and unpaid in respect of the Notes issued hereunder and to file such other papers or documents and take such other actions, including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee, the Noteholders, the Paying Agent, the Custodian (including any claim for the reasonable compensation, expenses, disbursements and advances of each such Person and their respective agents and counsel and any other amounts due the Trustee under Section 7.07) and of the Noteholders allowed in such judicial Proceeding;

(b)           unless prohibited by applicable law and regulations, to vote at the direction of the Control Party on behalf of the Noteholders in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c)           to petition for lifting of the automatic stay and thereupon to foreclose upon the Collateral as elsewhere provided herein; and

(d)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by the Noteholders and the Paying Agent to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to each such Person, to pay to the Trustee or such Person any amount due to it for the reasonable compensation, expenses, disbursements and advances of each of the Trustee and such other Person, their agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting any of the Notes or the rights of any Secured Party, or to authorize the Trustee to vote in respect of the claim of any Secured Party in any such Proceeding; provided, however, that the Control Party shall be authorized to vote on all of the foregoing matters described above on behalf of the Noteholders and to consent to certain amendments as described under Section 10.02 hereof.

Section 6.07                      Trustee May Enforce Claims Without Possession of Notes.

(a)           In all Proceedings brought by the Trustee in accordance with this Indenture (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all of the Noteholders and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(b)           All rights of actions and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceedings instituted by the Trustee shall be brought with the prior written consent of the Control Party and in the Trustee’s own name as trustee of an express trust, and any recovery, whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the benefit of the Noteholders, as the case may be.

Section 6.08                      Application of Money Collected.  If the Notes have been declared due and payable following an Event of Default and such declaration has not been rescinded or annulled, any money collected by the Trustee with respect to the Notes and the other Transaction Documents pursuant to this Article VI or otherwise and any other money that may be held thereafter by the Trustee as security for the Notes and the other Transaction Documents shall be applied in the order set forth in Section 13.03 on the earlier of the next Payment Date and such dates as the Trustee may designate for the release of such funds, to the same extent as if such date were a Payment Date.

Section 6.09                      Reserved.

Section 6.10                      Unconditional Right of the Noteholders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal and interest on such Note on the dates on which such principal and interest becomes due and payable and to institute any Proceeding for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 6.11                      Restoration of Rights and Remedies.  If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then, and in every case, the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 6.12                      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13                      Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article VI or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Noteholders, as the case may be.

Section 6.14                      Control by Control Party.  The Control Party shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

(a)           such direction shall not be in conflict with any rule of law or with this Indenture including any provision hereof which expressly provides for approval by a percentage of Outstanding Note Balance of all Notes or of all Notes within a Class;

(b)           if the Trustee has reasonable grounds for believing that repayment of any funds expended or risked by it is not assured to it without an indemnity reasonably satisfactory to it against such risk or liability, such indemnity shall have been provided.

Section 6.15                      Waiver of Certain Events by the Control Party.

The Control Party may waive on behalf of all Noteholders any Event of Servicing Termination, Default or Event of Default and its consequences in each case except:

(i)           an Event of Default in the payment of interest on any Note when due or of the Outstanding Note Balance not paid at the Stated Maturity Date;

(ii)           in respect of a covenant or provision hereof which by its terms cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected thereby; or

(iii)           in the circumstances provided in Section 6.02 hereof.

Upon any such waiver, such Event of Servicing Termination, Default or Event of Default shall cease to exist, and any Event of Default shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Servicing Termination, Default or Event of Default or impair any right consequent thereon.

Section 6.16                      Additional Rights of Subordinate Noteholders.  At any time during the period from the first to occur of (i) the commencement of an Insolvency Event or any other insolvency proceeding with respect to the Issuer, (ii) the acceleration of the Class A Notes pursuant to Section 6.02 or (iii) the commencement of the foreclosure of any Collateral under this Article VI following the occurrence of an Event of Default, and without prejudice to any other rights of the Holders of the Class B Notes under the Transaction Documents, any one or more Holders of the Class B Notes shall initially have the sole right to deliver written notice, which notice shall be sent to the Trustee (the “Class A Buyout Notice”) electing to purchase (without recourse, warranty or representation (other than that the Holders of such Class A Notes own such Class A Notes free and clear of any Liens created or granted by the Holder of such Class A Notes)) the entire (but not less than the entire) aggregate amount of Outstanding Class A Notes (and all associated rights, titles, claims and privileges associated therewith) for an amount (the “Class A Buyout Price”) equal to the Outstanding Note Balance of, and accrued but unpaid interest on, the Class A Notes (excluding therefrom any premium or penalty otherwise payable).  The Trustee agrees that it shall give to the Holders of the Class B Notes, the Class C Notes, the Class D Notes, the Class E-1 Notes, and the Class E-2 Notes written notice of the events described in clauses (i), (ii), and (iii) of this Section 6.16 promptly upon its receiving notice of such event or a Responsible Officer of the Trustee having actual knowledge thereof (such date of notice, the “Default Notice Date”).

If no Holder of the Class B Notes exercises its rights to purchase the Class A Notes within ten (10) Business Days of the Default Notice Date, then, without prejudice to any other rights of the Holders of the Class C Notes under the Transaction Documents, any one or more Holders of the Class C Notes shall then have the sole right to deliver the Class A Buyout Notice, which notice shall be sent to the Trustee electing to purchase (without recourse, warranty or representation (other than that the Holders of such Class A Notes own such Class A Notes free and clear of any Liens created or granted by the Holder of such Class A Notes)) the entire (but not less than the entire) aggregate amount of Outstanding Class A Notes (and all associated rights, titles, claims and privileges associated therewith) for the Class A Buyout Price.

If no Holder of the Class C Notes exercises its rights to purchase the Class A Notes within ten (10) Business Days of the Default Notice Date, then, without prejudice to any other rights of the Holders of the Class D Notes under the Transaction Documents, any one or more Holders of the Class D Notes shall then have the sole right to deliver the Class A Buyout Notice, which notice shall be sent to the Trustee electing to purchase (without recourse, warranty or representation (other than that the Holders of such Class A Notes own such Class A Notes free and clear of any Liens created or granted by the Holder of such Class A Notes)) the entire (but not less than the entire) aggregate amount of Outstanding Class A Notes (and all associated rights, titles, claims and privileges associated therewith) for the Class A Buyout Price.

If no Holder of the Class D Notes exercises its rights to purchase the Class A Notes within ten (10) Business Days of the Default Notice Date, then, without prejudice to any other rights of the Holders of the Class E-1 Notes under the Transaction Documents, any one or more Holders of the Class E-1 Notes shall then have the sole right to deliver the Class A Buyout

Notice, which notice shall be sent to the Trustee electing to purchase (without recourse, warranty or representation (other than that the Holders of such Class A Notes own such Class A Notes free and clear of any Liens created or granted by the Holder of such Class A Notes)) the entire (but not less than the entire) aggregate amount of Outstanding Class A Notes (and all associated rights, titles, claims and privileges associated therewith) for the Class A Buyout Price.

If no Holder of the Class E-1 Notes exercises its rights to purchase the Class A Notes within ten (10) Business Days of the Default Notice Date, then, without prejudice to any other rights of the Holders of the Class E-2 Notes under the Transaction Documents, any one or more Holders of the Class E-2 Notes shall then have the sole right to deliver the Class A Buyout Notice, which notice shall be sent to the Trustee electing to purchase (without recourse, warranty or representation (other than that the Holders of such Class A Notes own such Class A Notes free and clear of any Liens created or granted by the Holder of such Class A Notes)) the entire (but not less than the entire) aggregate amount of Outstanding Class A Notes (and all associated rights, titles, claims and privileges associated therewith) for the Class A Buyout Price.

The purchase of the Class A Notes pursuant to this Section shall close no later than the date specified in the operative Class A Buyout Notice.  The Class A Buyout Price shall be remitted by wire transfer in immediately available federal funds to the Trustee.  Interest shall be calculated to but excluding the Business Day on which such purchase shall occur if the Class A Buyout Price is wired to the Trustee prior to 11:00 am New York time and interest shall be calculated to and including such Business Day if the Class A Buyout Price is wired to the Trustee, later than 11:00 am New York time.

Section 6.17                      Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not, at any time, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.18                      Sale of Collateral.

(a)           The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 6.04 shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral securing the Notes shall have been sold or all amounts payable on the Notes and under this Indenture and the other Transaction Documents shall have been paid.  The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b)           To the extent permitted by applicable law, the Trustee shall not, in any private Sale, sell to one or more third parties, or otherwise liquidate, all or any portion of the Collateral, unless:

(i)           the Control Party consents to such Sale or liquidation; or

(ii)           the proceeds of such Sale or liquidation available to be distributed to the Noteholders are sufficient to pay in full all amounts then due with respect to the Notes and, without duplication, all amounts owed to the Servicer, Originator, Trustee, Custodian, and Back-up Servicer.

(c)           Any Noteholder may bid for and acquire any portion of the Collateral in connection with a Sale thereof.  After the Trustee has received each offer to purchase all or any portion of the Collateral, the Trustee shall notify each Class B Noteholder, Class C Noteholder, Class D Noteholder, Class E-1 Noteholder and Class E-2 Noteholder of the highest offer (the date of such notification, the “Collateral Purchase Notice Date”) and any one or more Class B Noteholders will initially have the sole right to purchase (not later than five Business Days after delivery of written notice to the Trustee of exercise of each right to purchase) the Collateral at the highest price there offered.  If no Holder of the Class B Notes exercises its rights to purchase the Collateral within ten (10) Business Days of the Collateral Purchase Notice Date, the Trustee shall notify each Class C Noteholder of the highest offer and any one or more Class C Noteholders will then have the sole right to purchase (not later than five Business Days after delivery of written notice to the Trustee of exercise of each right to purchase) the Collateral at the highest price there offered.  If no Holder of the Class C Notes exercises its rights to purchase the Collateral within ten (10) Business Days of the Collateral Purchase Notice Date, the Trustee shall notify each Class D Noteholder of the highest offer and any one or more Class D Noteholders will then have the sole right to purchase (not later than five Business Days after delivery of written notice to the Trustee of exercise of each right to purchase) the Collateral at the highest price there offered.  If no Holder of the Class D Notes exercises its rights to purchase the Collateral within ten (10) Business Days of the Collateral Purchase Notice Date, the Trustee shall notify each Class E-1 Noteholder of the highest offer and any one or more Class E-1 Noteholders will then have the sole right to purchase (not later than five Business Days after delivery of written notice to the Trustee of exercise of each right to purchase) the Collateral at the highest price there offered.  If no Holder of the Class E-1 Notes exercises its rights to purchase the Collateral within ten (10) Business Days of the Collateral Purchase Notice Date, the Trustee shall notify each Class E-2 Noteholder of the highest offer and any one or more Class E-2 Noteholders will then have the sole right to purchase (not later than five Business Days after delivery of written notice to the Trustee of exercise of each right to purchase) the Collateral at the highest price there offered.  If a Noteholder submits the highest bid, in lieu of paying cash therefor, such bidder may make settlement for the purchase price by crediting against the purchase price that portion of the net proceeds of such Sale to which such bidder would be entitled, after deducting the reasonable costs, charges and expenses (including reasonable attorneys’ fees and expenses) incurred by such Noteholder in connection with such Sale. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Notes.  The Noteholders may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

(d)           The Trustee shall execute and deliver an appropriate instrument of conveyance provided to it by the Servicer transferring its interest in any portion of the Collateral in connection with a Sale thereof.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, from and after the occurrence of an Event of Default for the purpose of exercising the rights and remedies of the Trustee hereunder and, to take any and all action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the foregoing, including without limitation, to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(e)           The method, manner, time, place and terms of any Sale of all or any portion of the Collateral shall be commercially reasonable.  The Trustee shall incur no liability for any Sale conducted in accordance with this Section.

Section 6.19                      Action on Notes.  The Trustee’s right to seek and recover judgment on the Notes or under this Indenture or the other Transaction Documents shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or the other Transaction Documents.  Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE VII
THE TRUSTEE

Section 7.01                      Certain Duties and Immunities.

(a)           Except during the existence of an Event of Default known to the Trustee as provided in subsection (e) below:

(i)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith or negligence on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Trustee, such certificate or opinion shall cite the applicable provision and the Trustee shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Indenture.

(b)           So long as any Event of Default or Event of Servicing Termination exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs, and nothing contained herein shall relieve the Trustee of such obligations.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith (as determined by a court of competent jurisdiction), except that:

(i)           this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

(ii)           neither the Trustee nor any of its officers, directors, employees or agents shall be liable with respect to any action taken or omitted to be taken by the Trustee in good faith in accordance with the written direction (A) given pursuant to this Indenture or (B) by the Control Party in accordance with Section 6.14 relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iii)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds is not assured to it without an indemnity reasonably satisfactory to it against such risk or liability; and

(iv)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively proven by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(e)           For all purposes under this Indenture, the Trustee shall not be deemed to have notice of any Default, Event of Default (except as described in Section 6.01(a) or (b)) or Event of Servicing Termination unless a Responsible Officer assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge or has received written notice (at the address and in the manner specified in Section 14.03) of any such event, and such notice references (i) the Notes generally, the Issuer or this Indenture or (ii) the applicable Default, Event of Default or Event of Servicing Termination.

(f)           Subject to Section 7.03(e), the Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder if it has reasonable grounds for believing that repayment of any funds expended or risked by it is not assured to it without an indemnity reasonably satisfactory to it against such risk or liability, until such indemnity shall have been provided.

(g)           Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Collateral following an Event of Default and a consequent declaration of acceleration of the maturity of the Notes, whether such extinguishment occurs through a Sale of the Collateral to another person or the acquisition of the Collateral by the Noteholders, the rights of the Noteholders shall continue to be governed by the terms of this Indenture.

(h)           Notwithstanding anything to the contrary contained herein, the provisions of subsections (e) through (g), inclusive, of this Section 7.01 shall be subject to the provisions of subsections (a) through (c), inclusive, of this Section 7.01.

(i)           At all times during the term of this Indenture, the Trustee and the Custodian shall keep at their Corporate Trust Office for inspection by the Noteholders, the Contract Schedule and all amendments thereto delivered to it.

(j)           The Trustee shall have no obligation to ascertain whether any payment of interest on an overdue installment of interest is legally enforceable.

(k)           The Trustee shall not have any verbal discussions or provide information to the Rating Agency regarding the transactions contemplated by this Indenture without prior notice to the Issuer to ensure compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and the timely posting of information on any website maintained by the Issuer in order to comply with Rule 17g-5.  The Trustee agrees to provide all information or documents required to be delivered by it to the Rating Agency pursuant to the Transaction Documents to the Issuer for posting on its Rule 17g-5 compliant website, and shall confirm with the Issuer that these documents have been posted on the website, prior to providing or otherwise making available such information or documents to the Rating Agency or any third party.  The Trustee shall delay the posting of information or documents to the Trustee’s website or any other disclosure of such information or documents until the confirmation from the Issuer has been received, unless otherwise instructed by the Issuer.

Section 7.02                      Notice of Default and Other Events.  Promptly upon the existence of any Event of Default or Event of Servicing Termination known to the Trustee (within the meaning of Section 7.01(e)), the Trustee shall transmit by telephonic or telecopy communication confirmed by mail to all Noteholders, as their names and addresses appear in the Note Register, notice of such event hereunder known to the Trustee.

Section 7.03                      Certain Rights of Trustee.  Except as otherwise provided in Section 7.01:

(a)           the Trustee may in good faith conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other obligation, paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request, an Issuer Order, or any writing executed by a duly authorized officer of the Issuer;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, negligence or willful misconduct on its part, reasonably request and conclusively rely upon an Officer’s Certificate of the Servicer or the Issuer;

(d)           the Trustee may consult with counsel selected by it with due care and familiar with such matters and the written advice or opinion of such counsel or any Opinion of Counsel (in form and substance satisfactory to the Trustee and addressed to the Trustee) shall be full and complete authorization and protection and the Trustee shall not be liable in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee may, at any time during the administration of this Indenture, request and receive a written direction from the Control Party in connection with actions to be taken in its capacity as Trustee and shall not be liable for any action taken or omitted in good faith reliance thereon;

(f)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture which are exercisable at the request or direction of any of the Noteholders or the Control Party pursuant to this Indenture, if it has reasonable grounds for believing that repayment of the costs, expenses (including legal fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction is not assured to it without an indemnity reasonably satisfactory to it against such cost, expense or liability;

(g)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, entitlement, bond, note or other paper or document, unless requested in writing to do so by the Control Party; provided, however, that the Trustee shall be under no obligation to make such investigation if it has reasonable grounds for believing that repayment of any cost, expense or liability likely to be incurred in making such investigation is not assured to it without an indemnity reasonably satisfactory to it against such cost, expense or liability, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, upon reasonable notice and at reasonable times personally or by agent or attorney;

(h)           the Trustee may execute any of the trusts or powers hereunder (including, for the avoidance of doubt, its duties with respect to the Auction Call Redemption) or perform any duties hereunder, either directly or by or through agents, custodians, nominees or attorneys provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care; and

(i)           except as otherwise agreed in writing, the Trustee shall not be responsible for the payment of any interest on amounts deposited with it hereunder.

Notwithstanding the foregoing, nothing in this Indenture or the Servicing Agreement or any other Transaction Document regarding the Trustee shall limit the Back-up Servicer’s obligations under this Indenture or the Servicing Agreement or any other Transaction Document, which shall be governed by the respective agreement.

Section 7.04                      Not Responsible for Recitals or Issuance of Notes.

           (a)           The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness or validity.  Other than pursuant to Section 7.17 hereof, the Trustee makes no representations as to the validity, adequacy or condition of the Collateral or any part thereof, or as to the title of the Issuer thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder or as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof or of any money paid to the Issuer or upon Issuer Order or for the use or application by the Servicer of any amounts paid to the Servicer under any provisions hereof.

(b)           Except as otherwise expressly provided herein or in the other Transaction Documents, and without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Contract, the perfection of any security interest (whether as of the date hereof or at any future time), the filing of any financing statements, amendments thereto, or continuation statements, the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Trustee or of any intervening assignment, the review of any Contract (it being understood that the Trustee (in its capacity as Trustee) has not reviewed and does not intend to review the substance or form of any such Contract), the performance or enforcement of any Contract, the compliance by the Issuer, the Servicer, the Originator or any Obligor with any covenant or the breach by the Issuer, the Servicer, the Originator or any Obligor of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account, or any loss resulting therefrom (other than losses from nonpayment of investments in obligations of U.S. Bank National Association issued in its capacity other than as Trustee or investments made in violation of the provisions hereof), the acts or omissions of the Issuer, the Servicer, the Originator or any Obligor or any action of the Issuer, the Originator or the Servicer taken in the name of the Trustee or the validity of the Servicing Agreement.

(c)           The Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Trustee of any payment relating to any Contract pursuant hereto, nor shall the Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 7.05                      May Hold Notes.  The Trustee, any Paying Agent, Note Registrar, or Authenticating Agent may, in its individual capacity, become the owner or pledgee of Notes.

Section 7.06                      Money Held in Trust.  Money and investments held in trust by the Trustee or any Paying Agent hereunder shall be held in one or more segregated, trust accounts (which shall be Eligible Accounts), in the name of the Trustee on behalf of the Secured Parties at the Corporate Trust Office, which accounts shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.  The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or otherwise specifically provided herein (in such case subject to the provisions of Section 13.03).

Section 7.07                      Compensation and Reimbursement.  The Issuer agrees:

(a)           Solely from amounts distributed from the Collection Account pursuant to Section 13.03, to:  (i) pay the Trustee monthly its fee for all services rendered by it hereunder as Trustee, in the amount of the Trustee Fee (which compensation shall not otherwise be limited by any provision of law in regard to the compensation of a trustee of an express trust), (ii) pay the Custodian monthly its fee for all services rendered by it hereunder as Custodian, in the amount of the Custodian Fee and (iii) pay to the Back-up Servicer its fee for all services rendered by it hereunder and under the Servicing Agreement as Back-up Servicer, in the amount of the Back-up Servicer Fee, in each case in accordance with the priorities set forth in Section 13.03;

(b)           except as otherwise expressly provided herein and solely from amounts distributed pursuant to Section 13.03, to reimburse the Trustee, the Custodian or the Back-up Servicer upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, the Custodian or the Back-up Servicer, respectively, in accordance with any provision of this Indenture or the Servicing Agreement or any other Transaction Document relating thereto (including the reasonable compensation and the expenses and disbursements of the Trustee’s, the Custodian’s and Back-up Servicer’s agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

(c)           to indemnify and hold harmless the Trustee, the Custodian, the Securities Intermediary, the Back-up Servicer and their respective officers, directors, employees, representatives and agents from and against, and reimburse for, any loss, claim, obligation, action, suit liability, expense, penalty, stamp or other similar tax, reasonable costs and expenses (including reasonable attorneys’ and agents’ fees and expenses) damage or injury (to person, property or natural resources) of any kind and nature sustained or suffered by the Trustee, the Custodian, the Securities Intermediary and the Back-up Servicer by reason of any acts or omissions (or alleged acts or omissions) of the Trustee, the Custodian, the Securities Intermediary or the Back-up Servicer under the Transaction Documents or arising directly or indirectly out of the activities of the Issuer or any of the transactions contemplated hereby (including any violation of any applicable laws by the Issuer as a result of the transactions contemplated by this Indenture) or the participation by the Trustee, the Custodian, the Securities Intermediary and the Back-up Servicer in the transactions contemplated by the Transaction Documents, including any judgment, award, settlement, reasonable attorneys’ fees and other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that, the Issuer shall not indemnify the Trustee, the Custodian, the Securities Intermediary or the Back-up Servicer if such loss, liability, expense, damage or injury is due to the Trustee’s, the Custodian’s, the Securities Intermediary’s or the Back-up Servicer’s negligence or willful misconduct, willful misfeasance or bad faith in the performance of duties; provided further that all amounts payable in respect of such indemnity shall be payable by the Issuer solely from the amounts distributed pursuant to Section 13.03 or released from the Lien of this Indenture.  The provisions of this indemnity shall run directly to and be enforceable by an injured person subject to the limitations hereof and the provisions of this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee, the Custodian, the Securities Intermediary or the Back-up Servicer.

(d)           The Trustee hereby acknowledges and agrees that if the Servicer or the Issuer fails to pay the amounts set forth in this Section 7.07, the Trustee will continue to perform its obligations under this Indenture, regardless of the Servicer or the Issuer’s failure to pay such amounts, until the appointment of a successor Trustee in accordance with Section 7.09 of this Indenture; provided, however, that in such event, the Trustee shall continue to be entitled to be paid all accrued amounts due it pursuant to this Section 7.07 from amounts payable pursuant to Section 13.03.

Section 7.08                      Corporate Trustee Required; Eligibility.  There shall at all times be a trustee hereunder, who shall be the Trustee, which shall:  (a) be a banking corporation or association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and having an office within the United States of America; and (b) have a commercial paper or other short-term rating of at least A-1/P-1 from each of Moody’s and S & P and R-1 from the Rating Agency (if rated by the Rating Agency).  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09                      Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee.

(b)           The Trustee may resign at any time by giving thirty (30) days’ prior written notice thereof to the Issuer and the Noteholders.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, whose acceptance will not be unreasonably withheld or delayed.  Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor Trustee.

(c)           The Trustee may be removed by the Control Party at any time if one of the following events has occurred:

(i)           the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Issuer or the Control Party;

(ii)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

(iii)           the Trustee has failed to perform its duties in accordance with this Indenture or has breached any representation of warranty made in this Indenture; or

(iv)           upon thirty (30) days’ prior written notice of termination by the Control Party.

(d)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause with respect to any of the Notes, the Issuer shall promptly appoint a successor Trustee.  If no successor Trustee shall have been so appointed by the Issuer within thirty (30) days of notice of removal or resignation and shall have accepted appointment in the manner hereinafter provided, then the Control Party may appoint a successor Trustee.  No removal or resignation of the Trustee shall become effective until the acceptance of the appointment of a successor Trustee that is eligible to act as Trustee under Section 7.08.

(e)           The Issuer shall give notice in the manner provided in Section 14.03 of each resignation and each removal of the Trustee and each appointment and acceptance of appointment of a successor Trustee with respect to the Notes.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(f)           All amounts owing to the resigning or removed Trustee shall be payable solely on the next scheduled date for distributions and solely in accordance with the priorities set forth in Section 13.03.

Section 7.10                      Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Secured Parties and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Issuer, the Control Party or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee or the Control Party, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

Section 7.11                      Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such successor shall at all times be required to be eligible under Section 7.08), without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.12                      Co-Trustees and Separate Trustees.

(a)           At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuer and the Trustee shall have power to appoint, and, upon the written request of the Trustee, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and meeting the eligibility standards for the Trustee specified in Section 7.08, either to act as Co-Trustee, jointly with the Trustee of all or any part of such Collateral, or to act as separate Trustee of any such property (a “Co-Trustee”), in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.  If the Issuer does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or, in case an Event of Default exists, the Trustee alone shall have power to make such appointment.

(b)           Should any written instrument from the Issuer be reasonably required by any Co-Trustee or separate Trustee so appointed for more fully confirming to such Co-Trustee or separate Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

(c)           Every Co-Trustee or separate Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i)           the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(ii)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such Co-Trustee or separate Trustee jointly, as shall be provided in the instrument appointing such Co-Trustee or separate Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such Co-Trustee or separate Trustee at the direction or with the consent of the Trustee;

(iii)           the Trustee at any time, by an instrument in writing executed by it and, prior to the occurrence of an Event of Default, the Issuer, may accept the resignation of or remove any Co-Trustee or separate Trustee, appointed under this Section, and, in case an Event of Default exists, the Trustee shall have power to accept the resignation of, or remove, any such Co-Trustee or separate Trustee without the concurrence of the Issuer.  Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any Co-Trustee or separate Trustee that has so resigned or been removed may be appointed in the manner provided in this Section;

(iv)           no Co-Trustee or separate Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such Trustee hereunder nor shall the Trustee be liable by reason of any act or omission of any Co-Trustee or separate Trustee selected by the Trustee with due care or appointed in accordance with directions to the Trustee pursuant to Section 6.14 provided, that the appointment of any Co-Trustee or separate Trustee shall not relieve the Trustee from any of its express duties and obligations under this Indenture; and

(v)           any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each such Co-Trustee and separate Trustee.

Section 7.13                      Maintenance of Office or Agency; Initial Appointment of Payment Agent.  The Note Registrar will maintain an office within the State of New York or the State of Minnesota where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby appoints the Trustee as the Paying Agent and its Corporate Trust Office as the office for each of said purposes.

Section 7.14                      Appointment of Authenticating Agent.  The Trustee may at its expense appoint an Authenticating Agent or Authenticating Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue or upon exchange, registration of transfer or pursuant to Section 2.07, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee certificate of authentication or the delivery of Notes to the Trustee for authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent and delivery of the Notes to the Authenticating Agent on behalf of the Trustee.  Each Authenticating Agent shall be acceptable to the Issuer (whose acceptance shall not be unreasonably withheld or delayed) and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by federal or state authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Noteholders and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and, after the occurrence of an Event of Default, the Control Party, and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Noteholders, if any, with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Section 7.15                      Appointment of Paying Agent other than Trustee; Money for Note Payments to be Held in Trust.

If, at the request of the Trustee, a party other than the Trustee is ever appointed as a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that, subject to the provisions of this Section, such Paying Agent will:

(a)           hold all sums held by it for the payment of principal or interest on Notes in trust in an Eligible Account in the name of the Trustee on behalf of the Issuer at the Corporate Trust Office, which account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties, until such sums shall be paid to such Persons or otherwise disposed of as provided in Section 13.03;

(b)           give the Trustee and the Noteholders notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

(c)           at any time, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to Section 11.04, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request, and the Noteholder of such Note shall thereafter, as an unsecured general creditor, and subject to any applicable statute of limitations, look only to the Issuer for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such trust money or the related Note, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may (upon delivery of an Issuer Order), cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the city in which the Corporate Trust Office is located, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Trustee may also adopt and employ any other reasonable means of notification of such repayment (including mailing notice of such repayment to the Noteholders whose right to or interest in monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address as shown on the Note Register for each such Noteholder).  No additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder.

Section 7.16                      Rights with Respect to the Servicer and Back-up Servicer.  The Trustee’s rights and obligations with respect to the Servicer and the Back-up Servicer shall be governed by this Indenture, the Servicing Agreement and the other Transaction Documents.

Section 7.17                      Representations and Warranties of the Trustee.  The Trustee hereby represents and warrants for the benefit of the parties hereto and the Secured Parties that:

(a)           Organization and Good Standing.  The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the power to own its assets and to transact the business in which it is presently engaged;

(b)           Authorization.  The Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each other Transaction Document to which it is a party and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each other Transaction Document and the authentication of the Notes has been duly authorized by the Trustee by all necessary corporate action;

(c)           Binding Obligations.  This Indenture and each other Transaction Document to which the Trustee is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, whether in a proceeding at law or in equity;

(d)           No Violation.  The performance by the Trustee  of its obligations under this Indenture and each other Transaction Document to which the Trustee is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Trustee;

(e)           No Proceedings.  To the best of its knowledge, there are no proceedings or investigations to which the Trustee is a party pending, or, to the knowledge of the Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or any other Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or any other Transaction Document or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Indenture, the Notes or any other Transaction Documents;

(f)           Approvals.  Neither the execution or delivery by the Trustee of this Indenture or any other Transaction Document to which it is a party nor the consummation of the transactions by the Trustee contemplated hereby or by any other Transaction Document to which it is a party requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or state law governing the banking or trust powers of the Trustee; and

(g)           Eligibility.  The Trustee meets the eligibility requirements set forth in Section 7.08 hereof.

ARTICLE VIII
THE CUSTODIAN

Section 8.01                      Appointment of Custodian.  Subject to the terms and conditions hereof, the Issuer hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment and agrees to act as Custodian on behalf of the Secured Parties to maintain exclusive custody of the Contract Files in order to perfect the ownership interest of the Issuer in the Contracts and the security interest of the Secured Parties in the Contracts and the other items in the Contract Files and any and all proceeds of the foregoing; provided that from and after the release or discharge of the Secured Parties’ lien in and to the Contracts and the other items in the Contract Files and any and all proceeds of the foregoing, the Custodian shall serve as exclusive agent and custodian of the Issuer with respect to the Contract Files.

Section 8.02                      Removal of Custodian. With or without cause, with sixty (60) days’ notice, (a) prior to the occurrence of an Event of Default the Issuer may, with the prior written consent of the Control Party, or (b) following the occurrence of an Event of Default, the Control Party may, remove and discharge the Custodian from the performance of its duties under this Indenture with respect to any or all of the Contracts and related Contract Files by written notice from the Issuer or the Control Party, as the case may be, to the Custodian, with a copy to the Trustee and the Servicer.  Having given notice of such removal, the Issuer (prior to the occurrence of an Event of Default) or the Control Party (following the occurrence of an Event of Default) shall, by written instrument and with the consent of the Control Party (if the notice of removal came from the Issuer), promptly appoint a successor custodian to act on behalf of the Issuer in replacement of the Custodian under this Indenture, which successor Custodian shall be satisfactory to the Control Party in its sole discretion.  In the event of any such removal, the Custodian shall promptly transfer to the successor custodian, as directed, all affected Contracts and related Contract Files.  In the event of removal of the Custodian for cause and the appointment of a successor custodian under this Indenture, the expenses of transferring the Contracts and related Contract Files to the successor custodian shall be at the expense of the Custodian.  In the event of removal of the Custodian without cause by the Issuer (prior to the occurrence of an Event of Default) or the Control Party, as the case may be, and the appointment of a successor custodian under this Indenture, the Issuer shall be responsible for the expenses of transferring the Contracts and related Contract Files to the successor custodian.  Notwithstanding the foregoing, this Indenture shall remain in full force and effect with respect to any Contracts and related Contract Files for which this Indenture is not terminated hereunder.  The Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within such 60-day notice period.

Section 8.03                      Termination by Custodian. The Custodian may terminate its obligations under this Indenture upon at least sixty (60) days’ notice to the Servicer, the Issuer and the Noteholders; provided that no termination shall be effective until appointment of a successor acceptable to the Issuer or, if an Event of Default has occurred, the Control Party.  In the event of such termination, the Issuer shall promptly appoint a successor custodian; provided that after the occurrence of an Event of Default, solely the Control Party may appoint a successor custodian.  The payment of such successor custodian’s fees and expenses with respect to each Contract and related Contract Files shall be solely the responsibility of the Issuer.  Upon such appointment, the Custodian shall promptly transfer to the successor custodian, as directed, all Contracts and related Contract Files being held under this Indenture.  The Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within such sixty (60) day notice period.

Section 8.04                      Limitations on the Custodian’s Responsibilities.

(a)           Except as provided herein, the Custodian shall be under no duty or obligation to inspect, review or examine the Contracts or related Contract Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(b)           The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Indenture, other than for the Custodian’s compensation or for reimbursement of expenses.

(c)           The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Contract; provided that, the foregoing shall not reduce or eliminate the Custodian’s obligations under Section 4.03 hereof.

(d)           Any other provision of this Indenture to the contrary notwithstanding, the Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any document executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Indenture unless the Custodian is a signatory party to that document or such document is the Indenture, the Servicing Agreement or the Lockbox Intercreditor Agreement.  Notwithstanding the foregoing sentence, the Custodian shall be deemed to have notice of the terms and conditions (including, without limitation, definitions not otherwise set forth in full in this Indenture) of documents executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Indenture, to the extent such terms and provisions are referenced, or are incorporated by reference, into this Indenture only as long as the Custodian shall have been provided a copy of any such document or Indenture.  Each of the Trustee, the Back-up Servicer and the Custodian acknowledges receipt of a copy of the Transaction Documents to which it is a party on the Closing Date.

(e)           The duties and obligations of the Custodian shall only be such as are expressly set forth in this Indenture or as set forth in a written amendment to this Indenture executed by the parties hereto or their successors and assigns.  In the event that any provision of this Indenture implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting.  In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

(f)           Nothing in this Indenture shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Contract and related Contract Files is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian, the Issuer or the Servicer to perform its duties hereunder or under the other Transaction Documents.

(g)           The Custodian may consult with counsel selected by it with due care and familiar with such matters and the written advice or opinion of such counsel or any Opinion of Counsel (in form and substance satisfactory to the Custodian and addressed to the Custodian) shall be full and complete authorization and protection and the Custodian shall not be liable in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(h)           The Custodian may, at any time during the administration of this Indenture, request and receive a written direction from the Control Party in connection with actions to be taken under this Indenture and shall not be liable for any action taken or omitted in good faith reliance thereon;

(i)           No provision of this Indenture shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its reasonable judgment, it shall believe that repayment of such funds is not reasonably assured to it without an indemnity against such risk or liability.

(j)           The Custodian shall have no duty to ascertain whether or not each amount or payment has been received by the Trustee or any third person.

Section 8.05                      Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Indenture, except for its or their own negligence, lack of good faith or willful misconduct.  The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.  The provisions of this Section 8.05 shall survive the termination of this Indenture.

Section 8.06                      Custodian Obligations Regarding Genuineness of Documents. In the absence of bad faith or negligence on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Indenture; provided that the provisions of this Section shall not in any manner limit or reduce the responsibilities of the Custodian under this Indenture.

Section 8.07                      Force Majeure. The Custodian shall not be responsible for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, government regulations adopted after the date of this Indenture, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature which are beyond its control.

ARTICLE IX
ADMINISTRATIVE AGENT

Section 9.01                      Authorization and Action. Each Noteholder hereby appoints Guggenheim Securities, LLC as administrative agent for purposes of the Transaction Documents and authorizes Guggenheim Securities, LLC, in such capacity, to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall be required to maintain accurate records with respect to the Outstanding Note Balances of all the Book-Entry Notes, including with respect to the dates and amounts of each drawdown of funds and each payment of principal. The respective Noteholders of any Definitive Notes shall be responsible for maintaining accurate records with respect to the Outstanding Note Balances of such Definitive Notes, including with respect to the dates and amounts of each drawdown of funds and each payment of principal.

Section 9.02                      Exculpation. Neither the Administrative Agent (acting in such capacity under the Transaction Documents) nor any of its directors, officers, agents or employees shall be liable to any Noteholder for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Administrative Agent:  (a) may consult with legal counsel (including counsel for the Issuer and the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Noteholder, and shall not be responsible to any Noteholder, for any statements, warranties or representations made by the Issuer or the Servicer, in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of the Issuer, LEAF Capital Funding, LLC, LEAF Commercial Capital or any of their respective Affiliates or to inspect the property (including the books and records) of the Issuer, LEAF Capital Funding, LLC, LEAF Commercial Capital or any of their respective Affiliates; (d) shall not be responsible to any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Indenture, any Note, any other Transaction Document or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith; and (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile transmission) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

Section 9.03                      Administrative Agent and Affiliates. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Issuer, any other LEAF Party, any of their respective Affiliates and any Person who may do business with or own securities of the Issuer, any other LEAF Party or any of their respective Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any Noteholder.

Section 9.04                      Noteholders’ Credit Decision. Each Noteholder acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Noteholder and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Indenture.  Each Noteholder also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture.

Section 9.05                      Certain Matters Affecting the Administrative Agent.

(a)           The Administrative Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           The Administrative Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Administrative Agent under this Indenture in good faith and in accordance with such Opinion of Counsel.

(c)           Notwithstanding anything to the contrary, the Administrative Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any Noteholder pursuant to the provisions of this Indenture unless such Noteholder shall have furnished to the Administrative Agent security or indemnity satisfactory to the Administrative Agent against the costs, expenses and liabilities that may be incurred therein or thereby.

(d)           The Administrative Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Holders; provided, however, that if the payment within a reasonable time to the Administrative Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Administrative Agent, not reasonably assured to the Administrative Agent by the security afforded to it by the terms of this Indenture, the Administrative Agent may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request or, if paid by the Administrative Agent, shall be reimbursed by the Person making such request upon demand.

(e)           The Administrative Agent may execute any of the trusts or powers under this Indenture or any other Transaction Document or perform any duties under this Indenture or any other Transaction Document either directly or by or through agents or attorneys.  The Administrative Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Administrative Agent.  The Administrative Agent shall not be responsible for any misconduct or negligence attributable to the acts or omissions of the Servicer.

(f)           The Administrative Agent may rely, as to factual matters relating to the Servicer, on an officer’s certificate of the Servicer.

(g)           The Administrative Agent shall not be required to take any action or refrain from taking any action under this Indenture, or any Transaction Document referred to herein, nor shall any provision of this Indenture or any such Transaction Document be deemed to impose a duty on the Administrative Agent to take action, if the Administrative Agent shall have been advised by counsel that such action is contrary to the terms of this Indenture or any Transaction Document or is contrary to law.

(h)           The Issuer and the Servicer hereby (i) acknowledge that the Noteholders have the right, in certain instances, to require the Administrative Agent to take or refrain from taking certain actions under the terms of this Indenture and the other Transaction Documents and (ii) agree that the Administrative Agent has no liability to the Issuer or the Servicer with respect to taking or refraining from taking any such actions at the request of any Noteholder.

(i)           When this Indenture or any other Transaction Document provides that a right, consent, approval or duty is expressly stated to be exercisable or performable by the Administrative Agent, the parties hereto understand and agree that the Administrative Agent is entitled to exercise its rights under such provision without the consent of the Noteholders.

Section 9.06                      Administrative Agent Not Liable. The Administrative Agent makes no representations as to the validity or sufficiency of this Indenture, any Note or any other Transaction Document.  The Administrative Agent shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Collateral, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority or its ability to generate the payments to be distributed to Noteholders under this Indenture, including, without limitation, the existence, condition, location and ownership of any property; the performance or enforcement of any Contract; the compliance by the Issuer, LEAF Capital Funding, LLC, LEAF Commercial Capital, the Servicer or the

Custodian with any covenant or the breach by the Issuer, LEAF Capital Funding, LLC, LEAF Commercial Capital, the Servicer or the Custodian, of any warranty or representation made under this Indenture or any other Transaction Document or in any related document and the accuracy of any such warranty or representation prior to the Administrative Agent’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Issuer or the Servicer, or any loss resulting therefrom (it being understood, however, that the Administrative Agent shall remain otherwise responsible for any Collateral that it may hold directly); the acts or omissions of the Issuer, LEAF Capital Funding, LLC, LEAF Commercial Capital, the Servicer, the Custodian, any action of the Servicer taken in the name of the Issuer, LEAF Capital Funding, LLC, LEAF Commercial Capital, the Servicer, the Custodian or the Administrative Agent and/or Noteholders which are authorized to provide such instruction in accordance with this Indenture or any of the other Transaction Documents; provided, however, that the foregoing shall not relieve the Administrative Agent of its obligations to perform its duties under this Indenture.  The Administrative Agent shall not be accountable for the use or application by the Issuer of any proceeds of the issuances of Notes.

Section 9.07                      Administrative Agent May Own Notes. The Administrative Agent in its individual or any other capacity may become the owner or pledgee of Notes or any rights evidenced by Section 14.05 with the same rights as it would have if it were not the Administrative Agent and may deal with LEAF Commercial Capital or the Servicer in banking transactions with the same rights as it would have if it were not the Administrative Agent.

Section 9.08                      Resignation or Removal of Administrative Agent.

(a)           Subject to the provisions of Section 9.08(c), any Person acting as Administrative Agent may at any time resign as Administrative Agent under this Indenture and the other Transaction Documents by giving thirty (30) days’ written notice thereof to the Servicer, the Issuer and the Control Party.  Upon receiving such notice of resignation, the Majority Holders (with approval of the Issuer and the Servicer, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and the other copy of which instrument shall be delivered to the successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.  The Issuer shall reimburse the resigning Administrative Agent pursuant to Section 13.03(c) for all expenses that shall have been incurred by such resigning Administrative Agent in accordance with this Indenture and the other Transaction Documents prior to the effective date of resignation of such resigning Administrative Agent.

(b)           If at any time the Administrative Agent shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Administrative Agent or of its property shall be appointed or any public officer shall take charge or control of the Administrative Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Majority Holders shall remove the Administrative Agent.  If the Administrative Agent shall have been removed under the authority of the immediately preceding sentence, the Majority Holders (with approval of the Issuer and the Servicer, not to be unreasonably withheld or delayed) shall promptly appoint a successor Administrative Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the Administrative Agent so removed and the other copy of which instrument shall be delivered to the successor Administrative Agent.  The Issuer shall reimburse the removed Administrative Agent pursuant to Section 13.03(c) for all expenses which shall have been incurred by such removed Administrative Agent in accordance with this Indenture and the other Transaction Documents prior to the effective date of removal of such removed Administrative Agent.

(c)           Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the provisions of this Section 9.08 shall not become effective until acceptance of appointment by the successor Administrative Agent as provided in Section 9.09.

Section 9.09                      Successor Administrative Agent. Any successor Administrative Agent appointed as provided in this Article IX shall execute, acknowledge and deliver to the Issuer, the Servicer, the Control Party and its predecessor Administrative Agent an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor Administrative Agent shall become effective and such successor Administrative Agent, without any further act, deed or conveyance (except as provided below), shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Administrative Agent; but, on request of the Issuer or the Servicer, or the successor Administrative Agent, such predecessor Administrative Agent shall, upon payment of its expenses then unpaid, execute and deliver an instrument transferring to such successor Administrative Agent all of the rights, powers and trusts of the Administrative Agent so ceasing to act, and shall duly assign, transfer and deliver to such successor Administrative Agent all property and money held by such Administrative Agent so ceasing to act hereunder.  Upon request of any such successor Administrative Agent, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Administrative Agent all such rights, powers and trusts.  The predecessor Administrative Agent shall deliver to the successor Administrative Agent all documents and statements held by it under this Indenture or any Transaction Document; and the predecessor Administrative Agent and the other parties to the Transaction Documents shall amend any Transaction Document to make the successor Administrative Agent the successor to the predecessor Administrative Agent thereunder; and the Servicer and the predecessor Administrative Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Administrative Agent all such rights, powers, duties and obligations.  No successor Administrative Agent shall accept its appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Administrative Agent shall be eligible under the provisions of Section 9.10.  Upon acceptance of appointment by a successor Administrative Agent as provided in this Section 9.09, the Issuer shall mail notice by first-class mail of the appointment of the successor of such Agent and the address of the successor Administrative Agent’s corporate trust office under this Indenture to all Noteholders at their addresses as shown in the Note Register, or if no Note Register is required to be maintained with respect to any Noteholder pursuant to Section 2.06(a), at such other address as shall be maintained for such Noteholder by the Note Registrar.  If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor

Administrative Agent, the successor Administrative Agent shall cause such notice to be mailed at the expense of the Issuer.

Section 9.10                      Eligibility Requirements for Successor Administrative Agent. Any successor Administrative Agent under this Indenture shall be a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time any successor Administrative Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, such successor Administrative Agent shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.11                      Merger or Consolidation of Administrative Agent. Any corporation into which the Administrative Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the corporate trust business of the Administrative Agent, shall be the successor of the Administrative Agent under this Indenture, provided such corporation shall be eligible under the provisions of Section 9.10, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding.

Section 9.12                      Administrative Agent May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture and/or the Notes may be prosecuted and enforced by the Administrative Agent without the possession of any Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Administrative Agent shall be brought in its own name as agent.

Section 9.13                      Suit for Enforcement. If an Event of Servicing Termination shall occur and be continuing, the Administrative Agent in its discretion may (but shall have no duty or obligation to) proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Administrative Agent, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Administrative Agent or the Noteholders.

Section 9.14                      Indemnification of Administrative Agent. Each Noteholder agrees to indemnify the Administrative Agent and its directors, officers, agents and employees (to the extent not reimbursed by the Issuer), ratably according to the amount of the Outstanding Note Balance of such Noteholder as a percentage of the aggregate Outstanding Note Balance of all Noteholders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or its directors, officers, agents or employees in any way relating to or arising out of this Indenture or any other Transaction Document or any action taken or omitted by the Administrative Agent or its directors, officers, agents or employees under this Indenture or any other Transaction Document; provided, however, that no Noteholder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or its directors’, officers’, agents’ or employees’) gross negligence or willful misconduct.

ARTICLE X
SUPPLEMENTAL INDENTURES

Section 10.01                                Supplemental Indentures without Consent of the Noteholders.

(a)           The Issuer, the Trustee and the Custodian, without the consent of the Holders of any Notes may, at any time and from time to time, enter into one or more amendments to this Indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes, provided that (x) any such amendment or supplemental indenture, as evidenced by an opinion of counsel, will not have an adverse effect on the rights or interests of the Holders, (y) the Rating Agency Condition shall have been satisfied and (z) any such amendment does not modify this Indenture in a manner requiring the consent of all affected Noteholders as described in Section 10.02 hereof:

(i)           to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the Lien of this Indenture additional property; or

(ii)           to correct or supplement any provision in the Indenture which may be inconsistent with any other provisions therein or with the provisions of any other Transaction Document; or

(iii)           to evidence the succession of another Person to the Issuer, and the assumption by such successor of the covenants of the Issuer in this Indenture and in the Notes; or

(iv)           to add to the covenants of, and the conditions, limitations and restrictions to be observed by, the Issuer, for the benefit of the Secured Parties or to surrender any right or power conferred upon the Issuer in this Indenture; or

(v)           to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

(vi)           to evidence the succession of the Trustee pursuant to the terms of this Indenture.

(b)           The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties, indemnities, liabilities or immunities under this Indenture or otherwise.

(c)           Promptly after the execution by the Issuer, the Custodian and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall make available (in the manner described in Section 7.01(k)) to the Rating Agency and each Noteholder a copy of such supplemental indenture.

Section 10.02                                Supplemental Indentures with Consent of the Noteholders. With the prior written consent of the Majority Holders and the Servicer, the Issuer, the Trustee and the Custodian may enter into an amendment or modification to this indenture or into indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture (other than as provided in Section 10.01 hereof); provided, however, that no such amendment or supplemental indenture shall become effective without the consent of each of the Holders of the Notes adversely affected thereby if such amendment or supplemental indenture shall:

(a)           change the Stated Maturity Date of any Note or the due date of any installment of principal of, or method of computing principal of, or any installment of interest on, any Note, or change the Outstanding Note Balance thereof or the applicable Note Rate thereof or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment; or

(b)           reduce the percentage of Outstanding Note Balances of Outstanding Notes, the consent of the Holders of which is required for any such amendment or supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or Events of Default or their consequences; or

(c)           impair or adversely affect the priority of any payments payable by the Trustee from the Collection Account on each Payment Date under this Indenture; or

(d)           permit the creation of any Lien ranking prior to, on a parity with, or subordinate to the Lien of the Trustee with respect to any part of the Collateral or, except as expressly provided in this Indenture, terminate or release the Lien of the Trustee on any material portion of the Collateral at any time subject to the Indenture or deprive any Secured Party of the security afforded by the Lien of this Indenture; or

(e)           modify or alter any of the provisions of this Section 10.02 or any defined term used in Sections 10.01 or 10.02 of this Indenture (or any defined term used therein), except to increase the percentage of Holders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder affected thereby; or

(f)           modify Sections 6.01(a), 6.01(b), or Section 13.03 or any defined term used therein.

The Trustee is hereby authorized to join in the execution of any such amendment or supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture that affects in any adverse respect the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Promptly after the execution by the Issuer, the Servicer, and the Trustee (and all Noteholders if required to approve such amendment or supplement) of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Rating Agency, the Back-up Servicer and each Noteholder a copy of such supplemental indenture.

Section 10.03                                Execution of Supplemental Indentures.  In executing any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be not be liable for and shall be fully authorized to rely conclusively in good faith upon, an Opinion of Counsel reasonably acceptable to the Trustee stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to such execution have been satisfied.

Section 10.04                                Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05                                Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Issuer shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 10.06                                Back-Up Servicer Consent. Notwithstanding any other provision to the contrary, for so long as there is a Back-Up Servicer, the Issuer, the Indenture Trustee and the Custodian shall not, without the consent of the Back-Up Servicer (such consent not to be unreasonably withheld), make, execute, acknowledge or deliver amendments to this Indenture or enter into any supplemental indentures hereto or thereto or otherwise waive or amend any provision of this Indenture if such action shall have, or it is expected may have, a material adverse effect on the Back-Up Servicer or any successor Servicer.

Section 10.07                                Amendments to the Lockbox Intercreditor Agreement.  The Trustee shall not enter into any material amendment, modification, supplement, consent or waiver of the Lockbox Intercreditor Agreement without the consent of the Control Party and satisfaction of the Rating Agency Condition.

ARTICLE XI
REDEMPTIONS, PREPAYMENTS OF NOTES AND TAKEOUT TRANSACTIONS

Section 11.01                                Redemptions of Notes.

(a)           Optional Redemption

.  The Issuer shall have the right, subject to the terms hereof, to redeem, in whole but not in part, all outstanding Notes on any Business Day, upon not less than ten (10) days prior written notice to the Trustee, the Administrative Agent and the Holders of the Notes (an “Optional Redemption”).  The Issuer shall also have the right to prepay or redeem Notes in part pursuant to Section 11.07(a) hereof.

(b)           Mandatory Redemption

.  On a Business Day within five (5) Business Days after the occurrence of a Mandatory Redemption Event, the Issuer shall redeem, in whole but not in part, all outstanding Notes (a “Mandatory Redemption”).

(c)           Installments of interest and principal due on or prior to the Redemption Date shall continue to be payable to the Holders of the Notes according to their terms and the provisions of Section 2.09 hereof.

(d)           Auction Call Redemption.  If there is a successful Auction in accordance with Section 11.06, the Trustee shall apply the proceeds of the Auction to redeem, in whole but not in part, all Outstanding Notes prior to the Stated Maturity Date (the “Auction Call Redemption”).  In connection with the Auction Call Redemption, the Trustee shall set the Redemption Date as a Payment Date in accordance with Section 11.06.

Section 11.02                                Redemption Procedures.  In connection with any redemption pursuant to Section 11.01 hereof:

(a) in the case of an Optional Redemption, the Issuer shall, at least ten (10) days prior to the Redemption Date, notify the Trustee, the Administrative Agent and the Holders of the Notes in writing of the Optional Redemption and, in the case of a Mandatory Redemption, the Issuer shall, as soon as reasonably practical after the Mandatory Redemption Event, notify the Trustee, the Administrative Agent and the Holders of the Notes in writing of the Mandatory Redemption.  In the case of an Auction Call Redemption, the Trustee shall, as soon as reasonably practical after the Auction and, in any event, prior to the Redemption Date, notify the Holders of the Notes in writing of the Auction Call Redemption;

(b) in the case of an Optional Redemption or Mandatory Redemption, the Issuer shall deposit in the Collection Account on or prior to the Redemption Date at least the amounts described in Section 11.02(c).  In the case of the Auction Call Redemption, the Winning Bidder, shall deposit in the Collection Account on the Business Day immediately preceding the Redemption Date at least the amounts described in Section 11.02(c);

(c) in the case of an Optional Redemption, the Issuer shall deliver an Issuer Order directing the Trustee to and the Trustee shall, and, in the case of a Mandatory Redemption or Auction Call Redemption, the Trustee shall (without any Issuer Order), make payment on the Redemption Date of the sum of (A) the Redemption Price plus, (B)

fees, expenses and other reimbursable amounts owing to the Noteholders, or to or by the Originator, the Trustee (including any expenses related to the Auction Call Redemption), the Securities Intermediary, the Custodian, the Back-up Servicer, the Administrative Agent, each Hedge counterparty (if any) and the Servicer, under the Transaction Documents; and

(d) upon delivery to the Trustee, the Noteholders, the Custodian, the Paying Agent, the Administrative Agent, each Hedge counterparty (if any) and the Back-up Servicer of such documents and an Officer’s Certificate from the Servicer certifying that (1) the amounts required to be deposited into the Collection Account shall have been deposited and (2) the requirements of this Article XI have been satisfied, the Trustee shall release its interest in the entire Collateral as provided in Section 11.05.

Section 11.03                                Notice of Redemption to Noteholders.  In the case of an Optional Redemption or a Mandatory Redemption, upon receipt of the notice set forth in Section 11.02(a), the Trustee shall provide notice thereof with a copy of such notice of redemption pursuant to Section 11.01 by first class mail or courier delivery, dispatched no later than two (2) Business Days following the date on which such notice was provided, to each Noteholder (at its address in the Note Register).  In the case of the Auction Call Redemption, the Trustee shall, as soon as reasonably practical after award to the Winning Bidder at the Auction and, in any event, prior to the Redemption Date, provide notice thereof by first class mail or courier delivery to each Noteholder (at its address in the Note Register).

All notices of redemption shall state:

(a)           the Redemption Date;

(b)           the amount that will be deposited in the Collection Account, which shall be at least the sum of (A) the Redemption Price plus (B) all other amounts that are payable to the Noteholders, the Trustee (including any expenses related to the Auction Call Redemption), the Originator, the Custodian, the Back-up Servicer, the Administrative Agent, each Hedge counterparty (if any) and the Servicer under the Transaction Documents on the Redemption Date;

(c)           that on the Redemption Date, the Redemption Price will become due and payable with respect to the Notes, and that interest on all Outstanding Notes shall cease to accrue on such date;

(d)           all conditions precedent in connection with such redemption have been satisfied;

(e)           the address at which such redeemed Notes shall be delivered; and

(f)           the record date for such Redemption Date, which shall be one Business Day before the Redemption Date.

Notice of redemption of Notes shall be given by the Trustee in the name and at the expense of the Issuer.

Section 11.04                                Amounts Payable on Redemption Date.  Notice of redemption having been given to Noteholders as provided in Section 11.03, such Notes shall, on the Redemption Date, become due and payable at the Redemption Price, and on such Redemption Date (unless the Issuer, in the case of an Optional Redemption or Mandatory Redemption, or the Winning Bidder, in the case of an Auction Call Redemption, shall default in the payment of such Redemption Price), all of the Outstanding Notes shall cease to bear interest.  On the Redemption Date:  (A) each Noteholder shall be paid such Noteholder’s applicable share of the Redemption Price by the Paying Agent on behalf of the Issuer upon presentation and surrender of their respective Notes at the office or agency specified in Section 7.13; and (B) each other Person to whom monies are owed under Section 11.03(b) shall be paid all amounts owing to such Person from the amounts deposited in the Collection Account in accordance with Section 11.02(b); provided, that no redemption may be effectuated unless, concurrently with the redemption occurring under this Article XI, all amounts due under this clause (B) shall be paid in full from funds on deposit in the Collection Account.  If the Holder of any Note called for redemption shall not be so paid, then the principal shall, until paid, bear interest from the Redemption Date at the applicable Note Rate and the redemption of such Note(s) shall be canceled, the Paying Agent shall return the related portion of the Redemption Price to the Issuer or other Person providing the funds for payment, and such Notes shall be payable on the Stated Maturity Date or earlier to the extent otherwise provided herein.  All amounts payable on the Redemption Date shall be paid in accordance with this Section 11.04, without regard to the priority of distribution provisions contained in Section 13.03.

Section 11.05                                Release of Contract Assets in Connection with Redemptions.

(a)           In connection with the redemptions permitted under this Article XI (including, for the avoidance of doubt, all Optional Partial Redemptions and Takeout Transactions), the Trustee shall release its Lien on the applicable Contract Assets, upon (I) the deposit of the amounts set forth in Section 11.02(c) or Section 11.07, as applicable, into the Collection Account and (II) the Issuer’s delivery to the Trustee, the Custodian and the Administrative Agent of an Officer’s Certificate, (1) identifying the Contracts and the related Equipment to be released, which shall be all Contracts and related Equipment in the case of an Optional Redemption, Mandatory Redemption or Auction Call Redemption, (2) requesting the release thereof, (3) setting forth the amount deposited in the Collection Account with respect thereto, (4) certifying that the amount deposited in the Collection Account is, in the case of an Optional Redemption, Mandatory Redemption or Auction Call Redemption, at least equal to the Redemption Price and all other amounts required to be paid in connection with a redemption under this Article XI or, in the case of an Optional Partial Redemption or Takeout Transaction, an amount equal to the Contract Repurchase Price for the Contracts being released from the Trustee’s Lien, and (5) certifying that all other conditions precedent set forth in the Transaction Documents relating to such release have been satisfied.  For the avoidance of doubt, any release of the Trustee’s Lien on any Contract Assets made in connection with a Takeout Transaction or an Optional Partial Redemption shall be further subject to Section 11.07 hereof.

(b)           Upon release of the Trustee’s Lien on the applicable Contract Assets in accordance with Section 11.05(a), the Custodian shall deliver to the Issuer, in the case of an Optional Redemption, Mandatory Redemption, Optional Partial Redemption or Takeout Transaction, or to the Winning Bidder, in the case of the Auction Call Redemption, the applicable Contracts and all related Contract Assets described in the Issuer’s Officer’s Certificate.

Section 11.06                                Auction of Collateral.  Unless the Issuer and the Administrative Agent shall have agreed to waive the provisions of this Section 11.06, or unless an Optional Redemption, Mandatory Redemption, or (with respect to substantially all of the then Contract Assets) either an Optional Partial Redemption or a Takeout Transaction shall have occurred by January 4, 2013, then the Trustee shall conduct one or more auctions (each, an “Auction”), not more than three times in any calendar year, of all of the Collateral commencing promptly after receipt of written notice from the Administrative Agent (the “Auction Trigger Payment Date”) in order to redeem, in whole but not in part, all Outstanding Notes prior to the Stated Maturity Date and in accordance with this Article XI; provided that the Auction shall not be deemed successful and no Auction Call Redemption shall occur unless the conditions set forth in this Section 11.06 are satisfied. Any LEAF Party or Affiliate thereof may, but shall not be required to, bid at the Auction.  The method, manner, time, place and terms of the Auction shall be fixed by the Trustee and shall be commercially reasonable, providing reasonable opportunity for any prospective bidder to conduct a due diligence review of the Collateral.  The Auction shall be conducted via public advertisement and shall not be a private auction.  The Trustee, on behalf of the Issuer, shall sell and transfer all of the Collateral, without representation, warranty or recourse, to the highest qualifying bidder (the “Winning Bidder”) for the Collateral at the Auction on the Business Day immediately preceding the Redemption Date, which shall be the second Payment Date immediately following the Auction Trigger Payment Date, but only if:

(1) there are at least two bona fide bids at the Auction from Persons that are not the Originator or an Affiliate thereof;

(2) the highest bid at the Auction is an amount in cash equal to or greater than the sum of (A) the Discounted Pool Balance and (B) fees, expenses and other reimbursable amounts owing to the Noteholders, or by or to the Originator, the Trustee (including any expenses related to the Auction Call Redemption), the Securities Intermediary, the Custodian, the Back-up Servicer and the Servicer under the Transaction Documents; and

(3) the Winning Bidder has entered into a written agreement with the Issuer and the Trustee that obligates such highest bidder to purchase all of the Collateral at the highest bid, with the closing of such purchase (and full payment in immediately available funds to the Collection Account) to occur on the Business Day immediately preceding the Redemption Date.

If a Noteholder is the Winning Bidder, in lieu of paying cash therefor, such bidder may make settlement for the purchase price by crediting against the purchase price that portion of the net proceeds of such Auction to which such Winning Bidder would be entitled, after deducting the reasonable costs, charges and expenses (including reasonable attorneys’ fees and expenses) incurred by such Noteholder in connection with such Auction and the closing of the purchase of the Collateral. If no qualifying bid is received before the seventh Business Day immediately preceding the Redemption Date, or if the Winning Bidder shall fail to close the purchase of the Collateral as aforesaid, then no Auction sale shall occur.

       Section 11.07                                Optional Partial Redemptions; Redemptions in Connection with Takeout Transactions.

(a)           In addition to its rights to conduct an Optional Redemption pursuant to Section 11.01 hereof, the Issuer shall have the right to prepay or redeem the Notes, in whole or in part, without any prepayment penalty, and obtain a release of Contract Assets on any Payment Date in connection with (1) a Takeout Transaction or (2) a pro rata reduction in the Outstanding Note Balance of each Class of Notes (an “Optional Partial Redemption”), in either case so long as (i) the Issuer deposits an amount equal to the Contract Repurchase Price therefor into the Collection Account and (ii) after giving effect to that deposit and that release, the conditions in the following sentence shall have been satisfied.  The Issuer shall have the right to perform a Takeout Transaction or an Optional Partial Redemption so long as:

(i)           the related Contract Repurchase Price is funded by the Issuer with proceeds from a sale of Contracts for fair value on an arm’s length basis;

(ii)           no selection procedures are used with respect to identification of Contracts to be sold or retained that are adverse to the Noteholders; and

(iii)           after taking into account that prepayment and release of Contract Assets:

(1)           no Default or Event of Default shall exist or result from that Takeout Transaction or Optional Partial Redemption, as applicable;

(2)           solely in the event of a Takeout Transaction, the Aggregate Outstanding Note Balance is reduced to zero or, if not reduced to zero, the Outstanding Note Balance of each Class of  Notes is reduced on a pro rata basis;

(3)           solely in the event of an Optional Partial Redemption, the Outstanding Note Balance of each Class of  Notes is reduced on a pro rata basis, unless otherwise consented to by the Administrative Agent; and

(4)           after giving effect to such prepayment and proposed release of Contract Assets, there shall exist no Discounted Pool Balance Deficiency.

(b)           In connection with any Takeout Transaction or Optional Partial Redemption, upon delivery to the Trustee of an Officer’s Certificate from the Servicer satisfactory to the Trustee certifying that (1) the amounts required to be deposited into the Collection Account pursuant to Section 11.07(a) and Section 11.05 have been deposited and (2) the other requirements of Section 11.07(a) have been satisfied, the Trustee shall promptly release its Lien in the Contract Assets as provided in Section 11.05.

(c)           For the avoidance of doubt, any application of any proceeds of a Takeout Transaction (which shall include any securitization of the Collateral outside of the facility described in this Indenture or other sale of all or substantially all of the Contract Assets) undertaken pursuant to this Section 11.07 (but shall exclude any sale pursuant to any foreclosure of the Collateral pursuant to Section 6.04) shall require the consent of the Control Party if applied to reduce the Outstanding Note Balance of the Notes other than on a pro rata basis.

ARTICLE XII
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 12.01                                Representations and Warranties.

The Issuer hereby makes the following representations and warranties for the benefit of the Trustee, the Custodian and the Secured Parties on which the Trustee relies in accepting the Collateral in trust and in authenticating the Notes.  Except as specifically provided otherwise, such representations and warranties are made as of the Closing Date and each Acquisition Date and shall survive the transfer, grant and assignment of the Collateral to the Trustee.

(a)           Organization and Good Standing.  The Issuer is a Delaware limited liability company duly organized, validly existing and is not organized under the laws of any other jurisdiction.  The Issuer is in good standing under the law of the State of Delaware and each other State where the nature of its activities requires it to “qualify to do business”, except to the extent that the failure to so qualify would not individually or in the aggregate materially adversely affect the ability of the Issuer to perform its obligations under the Transaction Documents.

(b)           Authorization.  The Issuer has the power, authority and legal right to execute, deliver and perform under the Transaction Documents and the execution, delivery and performance of the Transaction Documents have been duly authorized by the Issuer by all necessary limited liability company action.

(c)           Binding Obligation.  Each of the Transaction Documents to which the Issuer is a party, assuming due authorization, execution and delivery by the parties thereto other than the Issuer, constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

(d)           No Violation.  The consummation of the transactions contemplated by the fulfillment of the terms of the Transaction Documents will not:  (i) conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, any indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than any Lien created or imposed pursuant to the terms of the Transaction Documents, or (iii) violate any law or, to the best of the Issuer’s knowledge, any material order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

(e)           No Proceedings.  There are no proceedings or investigations to which the Issuer, or any of the Issuer’s Affiliates, is a party pending, or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the Transaction Documents or any Receivable or any Contract, (B) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or (C) seeking any determination or ruling that would adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Transaction Documents or any Receivable or any Contract.

(f)           Approvals.  All approvals, authorizations, consents, orders or other actions of any Person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Transaction Documents and with the valid and proper authorization, issuance and sale of the Notes pursuant to this Indenture (except that no such representation is made with respect to any necessary approvals of State securities officials under the Blue Sky Laws), have been or will be taken or obtained on or prior to the Closing Date.

(g)           Principal Office.  The Issuer’s principal place of business and chief executive office is located at 110 S. Poplar Street, Suite 101, Wilmington, DE 19801.

(h)           Transfer and Assignment.  Upon the delivery by or on behalf of the Issuer to the Trustee of the Contracts and the filing of the financing statements described in Sections 4.01(a)(v) and 4.02(b), the Trustee, for the benefit of the Secured Parties, shall have a first priority perfected security interest in the Issuer’s interest in the Contracts and Receivables and the proceeds thereof and that portion of the Collateral in which a security interest may be perfected by possession or the filing of a financing statement, in each case, under the UCC, limited to the extent set forth in Section 9-315 of the UCC as in effect in the applicable jurisdiction; provided that none of the Servicer, the Originator and the Issuer shall be required to file or record assignments of any UCC-1 financing statements or other lien recordings made against an Obligor.  All filings (including UCC filings) as are necessary in any jurisdiction to perfect the security interest of the Trustee in the Collateral, including the transfer of the Contracts and any other payments to become due thereunder, have been made.

(i)           Owners of the Issuer.  The Originator owns one hundred percent (100%) of the Equity Interest in the Issuer, and such Equity Interest is duly authorized, validly issued, fully paid for and non-assessable by the Issuer.

(j)           Bulk Transfer Laws.  The transfer, assignment and conveyance of the Contract Assets by the Issuer pursuant to this Indenture are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(k)           The Contract Assets.  The rights of the Issuer with respect to the representations and warranties that are made by the Originator in the Purchase and Contribution Agreement and each Assignment Agreement as of each Acquisition Date have been assigned by the Issuer to the Trustee pursuant to the terms hereof, and the Issuer is not aware of any inaccuracy in any such representations and warranties except for such inaccuracies as have been provided in writing to the Trustee.

(l)           Solvency.  The Issuer, both prior to and after giving effect to the transactions contemplated hereby, (i) is not “insolvent” (as such term is defined in §101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the activities that it conducts or for any transaction(s) in which it is about to engage.

(m)           Investment Company.  The Issuer is not an “investment company” or a company controlled by an “investment company” registered or required to be registered under the Investment Company Act, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.  The Issuer, at all times, within the meaning of 17 C.F.R. 270.3a-7, (1) will have issued only the Notes and the membership interests issued to its managing member at its formation, and any other securities issued by the Issuer are “fixed income securities or other securities ... that depend primarily on the cash flow from eligible assets” and for which a trustee is appointed in compliance with 17 C.F.R. 270.3a-7(a)(4), (2) will sell its securities only to its affiliates, “qualified institutional buyers”, or institutional accredited investors or will sell securities “rated, at the time of initial sale, in one of the four highest categories assigned long-term debt” by one of the Rating Agency, Moody’s, S & P or Fitch, (3) will either acquire or dispose of the Contracts only in accordance with and as permitted by the Purchase and Contribution Agreement, the Assignment Agreements, the Servicing Agreement, its limited liability company operating agreement and the Indenture or any other “eligible assets” only (a) in accordance with the agreements under which its securities are issued, (b) if a rating downgrade of any of its outstanding “fixed-income securities” does not result and (c) if such acquisition or disposition is not “for the primary purpose of recognizing gains or decreasing losses resulting from market value changes”.  The Issuer will not engage in any business other than that expressly permitted by the Transaction Documents and its limited liability company operating agreement.

(n)           Limited Activities.  Since its formation, the Issuer has conducted no activities other than the execution, delivery and performance of the Transaction Documents contemplated hereby, and such other activities as are incidental to the foregoing and otherwise permitted under Section 12.02(i).  The Issuer has incurred no indebtedness nor engaged in any activities or transactions nor acquired any assets except as expressly contemplated hereunder and under the other Transaction Documents.

(o)           Taxes.  The Issuer has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Issuer or the Servicer on its behalf has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Lien.

(p)           Lockbox Accounts.  The Issuer has no lockbox accounts or other bank accounts for the collection of the Contract Assets other than the Lockbox Account.

(q)           Accuracy of Information.  All certificates, reports, financial statements and similar writings furnished by or on behalf of the Issuer to the Trustee or any Noteholder, at any time pursuant to any requirement of, or in response to any written request of any such party under, this Indenture or any other Transaction Document, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Issuer to such parties will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

(r)           Rating Agency Perfection Requirements as to Collateral.

(1)           This Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer.  The Issuer has good and marketable title to the Collateral (including the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account, the Servicer Transition Account and all amounts from time to time on deposit in the Lockbox Account with respect to the Contracts), free and clear of any Liens (except as otherwise provided in the Lockbox Intercreditor Agreement and the rights of Obligors to Security Deposits retained by the Issuer).

(2)           All of the Contracts included in the Collateral constitute “tangible chattel paper” or “instruments” within the meaning of the UCC.  The Issuer has transferred to the Trustee the Contract Files, and, other than the stamp, if any, in favor of a prior lender that signed a Release Agreement related to a Contract, none of the tangible chattel paper in such Contract File has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than in favor of the Issuer or the Trustee.  The Equipment related to each Contract constitutes either “equipment” for purposes of section 9-102(33) of the UCC or “inventory” for purposes of section 9-102(48) of the UCC; provided, however, that notwithstanding the foregoing, Contracts representing an amount less than or equal to 5.0% of the Discounted Pool Balance may relate to Equipment that does not constitute “equipment” for purposes of section 9-102(33) of the UCC or “inventory” for purposes of section 9-102(48) of the UCC.

(3)           The Issuer has caused (and will instruct the Servicer to cause), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Trustee hereunder.  Each such financing statement will contain a statement that a “purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Trustee.”

(4)           Each of the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account constitutes a “securities account” within the meaning of the applicable UCC.  As provided in Section 13.02(e), the securities intermediary for the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account has agreed to treat all assets credited thereto as “financial assets” within the meaning of the UCC and the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account.  None of the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account or the Servicer Transition Account is in the name of any person other than the Trustee for the benefit of the Secured Parties.  The Issuer has not permitted the securities intermediary of the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account or the Servicer Transition Account to comply with entitlement orders of any person other than the Trustee.  The Issuer has received all consents and approvals required in connection with the Grant to the Trustee of its interest and rights in the Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account.

(5)           The Lockbox Account constitutes a “deposit account” within the meaning of the applicable UCC.  The Issuer has delivered, or has caused the Servicer to deliver, to the Trustee, a fully executed Lockbox Intercreditor Agreement relating to the Lockbox Account, pursuant to which the Lockbox Bank has agreed to comply with all instructions by the Trustee, as securities intermediary thereunder, directing the disposition of funds in the Lockbox Account without further consent by the Issuer or the Servicer.  The Issuer has not permitted any Lockbox Bank to comply with any instructions of any other Person regarding withdrawal of funds other than the Trustee and, to the extent permitted under the Transaction Documents, the Servicer.  The Lockbox Account is not in the name of any person other than the Issuer, the Trustee or the Lockbox Bank, as securities intermediary under the Lockbox Intercreditor Agreement.

(6)           Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer or the Originator that include a description of collateral that includes the Collateral other than any financing statement that have  been terminated or released.  The Issuer is not aware of any judgment, ERISA or tax lien filings against the Issuer or the Originator.

(7)           Notwithstanding any other provision of this Indenture or any other Transaction Document, the representations contained in this Section 12.01(r) shall be continuing and remain in full force and effect, without waiver, until the date on which the Notes have been paid in full.

(8)           At all times, all Collateral will consist of property in which a security interest may be created and attach under the UCC.

Section 12.02                                Covenants.  The Issuer hereby makes the following covenants for the benefit of the Secured Parties and on which the Trustee relies in accepting the Collateral in trust and in authenticating the Notes.

           (a)           No Liens.  Except for the conveyances and grant of security interests hereunder, the Issuer will not sell, pledge, assign, convey, dispose of or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Collateral now existing or hereafter created, or any interest therein prior to the termination of this Indenture pursuant to Section 5.01; the Issuer will notify the Trustee in writing of the existence of any Lien on any of the Collateral immediately upon discovery thereof; the Issuer shall promptly discharge (or cause to be discharged) any Lien (other than Permitted Liens) on the Collateral; and the Issuer shall defend the right, title and interest of the Trustee in, to and under the Collateral now existing or hereafter created, against all claims of third parties claiming through or under the Issuer; provided that nothing in this Section 12.02(a) shall prevent or be deemed to prohibit the Issuer from suffering to exist upon any of the Equipment any Liens for municipal or other local taxes and other governmental charges due from the Issuer if such taxes or governmental charges shall not at the time be due and payable or, if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings, nonpayment of such taxes or charges shall not pose any risk of forfeiture of such Equipment, and the aggregate amount at dispute shall not be greater than $50,000.00, unless the Control Party otherwise approves.

(b)           Obligations with Respect to the Contract Assets.  The Issuer will do nothing to impair the rights of the Trustee (for the benefit of the Secured Parties) in the Collateral.  In addition, to the extent the Issuer actually receives any Collections, it shall deposit or cause to be deposited in the Collection Account within three (3) Business Days of receipt and identification thereof the amount of such Collections in accordance with Section 13.03 and will hold such monies in trust for the Trustee until so deposited.  The Issuer agrees to take all such lawful action as the Trustee or the Control Party may request to compel or secure the performance and observance by the Originator and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Purchase and Contribution Agreement, the Assignment Agreements and the Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such Transaction Documents to the extent and in the manner directed by the Trustee or the Control Party, as applicable, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originator or the Servicer of each of their obligations thereunder.

(c)           Notice of Default, Etc.  The Issuer will deliver to the Trustee and each Holder of Outstanding Notes immediately upon becoming aware of the existence of any condition or event that constitutes a Default, an Event of Default or an Event of Servicing Termination, a written notice describing its nature and period of existence and what action is being taken or proposed to be taken with respect thereto.

(d)           Compliance with Law.  The Issuer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to it or the Collateral or any part thereof or necessary for it to perform its responsibilities hereunder and under the other Transaction Documents; provided that the Issuer may contest any act, regulation, order, decree or direction in good faith and in any reasonable manner which shall not adversely affect the rights of the Trustee (for the benefit of the Secured Parties) in the Collateral.

(e)           Preservation of Security Interest.  The Issuer shall execute and file such documents requested of it which may be required by law to fully preserve and protect the first priority security interest of the Trustee (for the benefit of the Secured Parties) in the Collateral.

(f)           Maintenance of Office, Etc.  The Issuer will not, without providing thirty (30) days’ prior written notice to the Trustee and without filing such amendments to any previously filed financing statements as the Trustee may require or as may be required in order to maintain the Trustee’s perfected security interest in the Collateral (for the benefit of the Secured Parties), (a) change its jurisdiction of organization or the location of its principal place of business, or (b) change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Issuer in accordance with this Indenture seriously misleading within the meaning of Section 9-506 of any applicable enactment of the UCC.

(g)           Further Assurances.  The Issuer will make, execute or endorse, acknowledge, and file or deliver to the Trustee and the Control Party from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports, UCC financing statements, and other assurances or instruments and take such further steps relating to the Collateral, as the Trustee may reasonably request and reasonably require in connection with the transactions the subject of the Transaction Documents, except that UCC financing statements are not required to have been filed against the related Obligor for any Equipment related to any Contract that had an original equipment cost at origination of less than (A) if such Contract is a secured loan or finance lease that provides for a $1 purchase option, $25,000, or (B) if such Contract provides for a “fair market value” purchase option, $50,000.

(h)           Notice of Liens.  The Issuer shall notify the Trustee in writing immediately after becoming aware of any Lien on any portion of the Collateral, except for any Liens on Equipment for municipal or other local taxes due from the Issuer if such taxes shall not at the time be due or payable without penalty or, provided the same are Permitted Liens, if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings, such nonpayment shall not pose any risk of forfeiture of such Collateral and the Issuer shall have set aside on its books adequate reserves with respect thereto.

(i)           Separateness Covenants.  The Issuer shall respect and appropriately document the separate and independent nature of its activities, as compared with those of any other Person, take all reasonable steps to continue its identity as a separate legal entity, and make it apparent to Persons that the Issuer is an entity with assets and liabilities distinct from those of any other Person.  Without limiting the foregoing, and notwithstanding anything to the contrary contained in this Indenture, the Issuer (i) shall (A) maintain its books and records separate from the books and records of any other entity, (B) maintain separate bank accounts and no funds of the Issuer shall be commingled with funds of any other entity except as otherwise permitted in the Lockbox Intercreditor Agreement, (C) keep in full effect its existence, rights, privileges, licenses and franchises as a limited liability company under the laws of Delaware, (D) cause its officers to act independently and in its interests, (E) cause its managing member to duly authorize all of its limited liability company actions and (F) observe all company procedures required by its organizational documents and applicable laws; and (ii) shall not (A) dissolve or liquidate in whole or in part, (B) own any subsidiary or lend or advance any moneys to, or make an investment in, any Person, (C) except as provided in the Transaction Documents, incur any debt in connection with or make any capital expenditures, (D)(1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing, (E) make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or its capability of doing so, or otherwise), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person other than as specifically provided for in the Transaction Documents, (F) merge or consolidate with any other Person, (G) engage in any other action that detracts from whether the separate legal identity of the Issuer will be respected, including (1) holding itself out as or permitting itself to be held out as being liable for the debts of any other Person or (2) acting other than in its name and through its duly authorized officers or agents, (H) create, incur, assume, or in any manner become liable in respect of any indebtedness other than the Notes, expenses associated with the Closing Date, trade payables and expense accruals incurred in the ordinary course of business which are incidental to its permitted activities, and as provided in or under the Transaction Documents, (I) sponsor or contribute, or contract to or incur any other obligation to contribute to any Plans, or (J) enter into or become party to any agreements or instruments other than the Transaction Documents or any documents or instruments executed pursuant thereto and in connection therewith.  The Issuer will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of the Originator and the Issuer will not engage in any transactions with the Originator, except as expressly contemplated by the Transaction Documents and on an arm’s-length basis.  The Issuer will not hold the Originator out to third parties as other than an entity with assets and liabilities distinct from the Issuer.  The Issuer will not act in any other matter that could foreseeably mislead others with respect to the Issuer’s separate identity.  Failure of the Issuer or the Originator on behalf of the Issuer to comply with any of the foregoing covenants shall not affect the status of the Issuer as a separate legal entity or the limited liability of the Originator.  So long as any Notes remain Outstanding or any other amounts are owed under the Transaction Documents, the Issuer shall not amend its organizational documents without the prior written consent of the Control Party and prior written notice to the Rating Agency and the Trustee.  The Issuer shall not make any investment in any Person through the direct or indirect holding of securities or otherwise other than in Eligible Investments.  The Issuer shall not declare or pay any dividends, except out of funds released to it under Section 13.03.  The Issuer will not have any of its indebtedness guaranteed by the Originator or any Affiliate of the Originator.  The Issuer will cause any financial statements consolidated with those of the Originator to state that the Issuer is a separate entity with its own separate creditors who, in any liquidation of the Issuer, will be entitled to be satisfied out of the Issuer’s assets prior to any value in the Issuer becoming available to the Issuer’s equity holders. Without the prior written consent of the Control Party, the Issuer will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Contract Assets, except to the extent otherwise expressly permissible under the Transaction Documents.  Notwithstanding the foregoing, the Servicer may, without the prior written consent of the Control Party, waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, or other fees which may be collected in the ordinary course of servicing the Contracts.  The Issuer shall take such actions as the Trustee (at the direction of the Control Party) shall request to enforce the Issuer’s rights under the Contracts, and, at any time during which an Event of Default shall have occurred and be continuing, shall take such actions as are necessary to enable the Trustee (at the direction of the Control Party) to exercise such rights in the Trustee’s own name.  On or before June 15 of each year, so long as any of the Notes are Outstanding, the Issuer shall furnish to the Trustee and each Noteholder, an Officer’s Certificate confirming that the Issuer is in compliance with its obligations under this Section 12.02(i).

(j)           Directors.  The Issuer agrees that at all times, at least one (1) of the directors of the Issuer will be professional directors that are not, and have not been, a director, shareholder, officer or employee of any direct or ultimate parent or Affiliate of the Originator; provided that an independent director or independent officer may serve in similar capacities for other “special purpose entities” formed by the Originator and its Affiliates.

(k)           Treatment for Tax Purposes.  The Issuer shall treat the Notes as indebtedness of the Issuer and the Collateral as assets owned by the Issuer for purposes of all federal, state and local income taxes, unless and until otherwise required by an applicable taxing authority.

(l)           Information Regarding the Issuer.  The Issuer shall, on the written request of the Trustee or the Control Party, on reasonable notice, furnish to the Trustee and the Noteholders the books and records of the Issuer maintained pursuant to its limited liability company agreement and any and all other information maintained or held by the Issuer regarding the Issuer or the Collateral.

(m)           Preservation of the Contract Assets.  The Issuer shall not assign, sell, pledge, or exchange, or in any way encumber or permit the encumbrance of, or otherwise dispose of, the Contract Assets except as expressly permitted under the Transaction Documents to which it is a party.

(n)           Enforcement of Transaction Documents.  Upon request, the Issuer will cooperate with the taking of all actions necessary, and the diligent pursuit of all remedies available to it, in all cases to the extent commercially reasonable, to allow the Control Party and the Trustee in the name of the Issuer to enforce all obligations of the Originator and the Servicer owing to the Issuer under the Transaction Documents to which such Persons are a party and to secure its rights thereunder.

(o)           Issuer May Not Merge, etc.  The Issuer shall not merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person.

(p)           Reserved.

(q)           Use of Proceeds.  The proceeds from the sale of the Notes may be used by the Issuer solely to pay to or on behalf of the applicable assignor, the Purchase Price owed to it in accordance with the Assignment Agreement for the purchase of Contract Assets, and to pay expenses owed to the Noteholders, the Trustee, the Custodian, the Servicer and the Back-up

Servicer related thereto or otherwise associated with the issuance of the Notes.  None of the transactions contemplated in this Indenture (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.  The Issuer does not own or intend to, and none of the proceeds from the Notes will be used to, carry or purchase any margin securities originally issued by it or any “margin stock” within the meaning of said Regulation U.

(r)           Indemnification.  The Issuer shall indemnify and hold harmless the Noteholders from and against any loss, liability, expense, damage or injury sustained or suffered by them by reason of any acts, omissions or alleged acts or omissions (i) by the Issuer in the performance of its obligations under the Transaction Documents (including any violation of any applicable laws by the Issuer as a result of the transactions contemplated by this Indenture) to which it is a party, or (ii) arising out of the activities of any of them with respect to the Collateral, including enforcement of rights and remedies against the Issuer under the Transaction Documents to which it is a party and any judgment, award, settlement, reasonable attorneys’ fees and other expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Issuer shall not indemnify the Noteholders if such loss, liability, expense, damage or injury is due to such Person’s gross negligence, willful misconduct, willful misfeasance or bad faith in the performance of its rights or duties hereunder. Any indemnification pursuant to this Section shall only be payable, subject to the priority of payments in Section 13.03, from the assets of the Issuer released from the Collateral except as otherwise expressly provided in the Transaction Documents.  The provisions of this indemnity shall survive the termination of this Indenture.

(s)           Taxes.  The Issuer shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except (a) to the extent that the Issuer shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, and adequate reserves having been set aside for the payment thereof and no Lien has been created on any of its assets in connection therewith, or (b) with respect to such taxes and charges which are not material in either nature or amount such that any failure to pay or discharge them, and any resulting penalties, either in any one instance or in the aggregate, would not materially and adversely affect the financial condition, operations, activities or prospects of the Issuer or the interests of each Noteholder under this Indenture, a Note or any other Transaction Document, and no Lien has been created on any of the Issuer’s assets in connection therewith.

(t)           No Adverse Transactions.  The Issuer shall not enter into any transaction which adversely affects the Collateral or any Secured Party’s rights under this Indenture, a Note or any other Transaction Document.

(u)           Transactions by Issuer.  None of the Noteholders shall have any obligation to authorize the Issuer to, and the Issuer shall not (without the prior written consent of the Majority Holders), enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Person (including, without limitation any Affiliate, any shareholder, director, manager, officer or employee (or any relative thereof) of the Issuer or any such Affiliate) unless such transaction is (a) expressly permitted under this Indenture or any other Transaction Document, (b) in the ordinary course of conducting the Issuer’s permitted activities and (c) upon fair and reasonable terms no less favorable to the Issuer than it would obtain in a comparable arm’s-length transaction.

(v)           Further Limitations on Actions.  The Issuer shall not do any of the following without the consent of the Control Party:  (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Issuer’s membership interests, except in connection with employment or similar agreements with officers and directors of the Issuer, or (ii) make any change in the Issuer’s capital structure (except for permitted redemptions or prepayments of the Notes hereunder), or (iii) make any material change in any of its objectives, purposes or operations.

(w)           Rule 144A Information. With respect to the Holder of any Note, the Issuer shall promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”) in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such Holder; provided, however, that the Issuer shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is three years from the later of (a) the date such Note (or any predecessor Note) was acquired from the Issuer or (b) the date such Note (or any predecessor Note) was last acquired from an “affiliate” of the Issuer within the meaning of Rule 144 under the Securities Act; and provided, further, that the Issuer shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a U.S. Person.

ARTICLE XIII
ACCOUNTS AND ACCOUNTINGS

Section 13.01                                Collection of Money.  Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture.  The Trustee shall, upon request from the Servicer, provide the Servicer with sufficient information regarding the amount of collections with respect to the Contract Assets and the other Collateral received by the Trustee in any accounts held in the name of the Trustee to permit the Servicer to perform its duties under the Servicing Agreement.  The Trustee shall hold all such money and property so received by it as part of the Collateral and shall apply it as provided in this Indenture.  If any Contract becomes a Defaulted Contract, the Trustee, upon the request of the Issuer or the Servicer, may, and upon the request of the Control Party shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to deem a Contract a “Defaulted Contract” for purposes of the Transaction Documents and to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article VI.

Section 13.02                                Establishment of Trust Accounts.  i) Prior to the Closing Date, the Issuer established, and as of the Closing Date the Issuer maintains, with the Trustee (i) a segregated, trust account (the “Reserve Account”) for the deposit and retention of amounts required to be maintained therein and (ii) a segregated, trust account (the “Collection Account”) for the receipt or retention (as applicable) of (A) Collections, (B) Servicer Advances, (C) any interest or other earnings earned on all or part of the funds in any of the Collection Account or on any other Collateral and any other amounts, if any, remitted by the Issuer pursuant to Section 13.02(d), (D) amounts received in accordance with Section 11.02(b) in connection with a redemption of Outstanding Notes in accordance with Article XI, (E) amounts received in accordance with Section 11.07(a) in connection with a Takeout Transaction, (F) amounts transferred from the Servicer Transition Account or Reserve Account in accordance with this Indenture and (G) amounts transferred from the Lockbox Account in accordance with the Servicing Agreement, (iii) a segregated trust account (the “Prefunding Account”) for the deposit and retention of amounts required to be maintained therein, (iv) a segregated trust account (the “Capitalized Interest Account”) for the deposit and retention of amounts required to be maintained therein, and (v) a segregated trust account (the “Servicer Transition Account”) for the deposit and retention of amounts required to be maintained therein.  The Collection Account, the Reserve Account, the Prefunding Account, the Capitalized Interest Account and the Servicer Transition Account are collectively referred to as the “Trust Accounts.”

(b)           The Trust Accounts shall be in the name of the Trustee on behalf of the Noteholders at the Corporate Trust Office, which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.  Funds in each Trust Account shall not be commingled with any other monies.  The Trustee shall ensure that the Trust Accounts are at all times Eligible Accounts.  All payments to be made from time to time by the Issuer to the Noteholders and other Persons out of funds in any Trust Account pursuant to this Indenture shall be made by the Trustee or the Paying Agent.  All monies deposited from time to time in the Trust Accounts pursuant to this Indenture shall be held by the Trustee as part of the Collateral as herein provided.

(c)           Upon direction of the Servicer, the Trustee shall invest the funds in or credited to any or all of the Trust Accounts in Eligible Investments.  The direction of the Servicer shall specify the Eligible Investments in which the Trustee shall invest, shall state that the same are Eligible Investments and shall further specify the percentage of funds to be invested in each Eligible Investment.  No such Eligible Investment shall mature later than the Business Day preceding the next following Payment Date.  In the absence of direction of the Servicer, the Trustee shall invest funds in the Trust Accounts in Eligible Investments described in clause (g) of the definition thereof.  Eligible Investments for funds in or credited to the Trust Accounts shall be made in the name of the Trustee for the benefit of the Secured Parties.

(d)           Any proceeds, payments, income or other gain from investments in Eligible Investments made in respect of funds in or credited to the Trust Accounts, as outlined in (c) above, shall be credited to the respective Trust Account from which such funds were derived.  The Trustee shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section (other than losses from nonpayment of investments in obligations of U.S. Bank National Association issued in its individual capacity).  In no event shall the Trustee be liable for the selection of investments or for losses incurred as a result of the liquidation of any investment prior to its Stated Maturity Date or for the failure of any appropriate Person to provide timely written investment direction.

(e)           Each party hereto agrees that each of the Trust Accounts constitutes a “securities account” within the meaning of Article 8 of the UCC and in such capacity U.S. Bank National Association shall be acting as a “securities intermediary” within the meaning of 8-102 of the UCC and that, regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” under Section 8-110 of the UCC.  The Trustee shall be the “entitlement holder” within the meaning of Section 8-102(a)(7) of the UCC with respect to the Trust Accounts.  In furtherance of the foregoing, U.S. Bank National Association, acting as a “securities intermediary,” shall comply with “entitlement orders” within the meaning of Section 8-102(a)(8) of the UCC originated by the Trustee with respect to the Trust Accounts, without further consent by the Issuer.  Each item of property (whether investment property, financial asset, security, instrument or cash) credited to each Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.  All securities or other property underlying any financial assets credited to each Trust Account shall be registered in the name of the Trustee or indorsed to the Trustee or in blank, and in no case will any financial asset credited to any Trust Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Trustee or in blank. Any Eligible Investment consisting of “certificated securities,” as defined in the applicable UCC will be evidenced directly or indirectly by physical certificates and each such certificated security (i) will be delivered and held in its direct physical possession by the Securities Intermediary in the State of Minnesota and (ii) (x) is registered in the name of the Securities Intermediary or (y) has been appropriately assigned thereon, or is accompanied by a bond power or assignment appropriately executed, in blank or to the Securities Intermediary, and is accompanied by any other documents required by the documents governing such security to effect the transfer of the registration thereof to the Securities Intermediary.  The Trust Accounts shall be under the sole dominion and control (as defined in Section 8-106 of the UCC) of the Trustee, and the Issuer shall have no right to close, make withdrawals from, or give disbursement directions with respect to, or receive distributions from, (A) the Collection Account or the Reserve Account, except in accordance with Section 13.03 and Section 13.04, (B) with respect to the Servicer Transition Account, except in accordance with Section 13.05 and (C) with respect to the Prefunding Account and Capitalized Interest Account, except in accordance with Sections 13.06 and 13.07, respectively.

(f)           In the event that U.S. Bank National Association, as securities intermediary, has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, it hereby agrees that such security interest shall be subordinate to the security interest created by this Indenture and that the Trustee’s rights to the funds on deposit therein shall be subject to Section 13.03.  The financial assets credited to, and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than as created pursuant to this Indenture.

Section 13.03                                Collection Account.  ii) Except as otherwise expressly provided herein, all amounts received by the Issuer other than (i) proceeds of the sale of the applicable Notes to the Initial Purchaser, (ii) amounts deposited in the Reserve Account, Servicer Transition Account, Prefunding Account or Capitalized Interest Account or (iv) amounts erroneously credited to the Issuer for which the Control Party has provided its prior consent to the application thereof, shall be deposited in the Collection Account until applied, together with funds from the Servicer Transition Account and Reserve Account in accordance with this Section 13.03.

(b)           By no later than 1:00 p.m. (New York time) on each Payment Date, after making all transfers and deposits to the Collection Account pursuant to Section 13.03, Section 13.04(b) and Section 13.05, the Trustee shall withdraw from the Collection Account all Available Funds with respect to the related Collection Period and shall disburse such Available Funds in accordance with the related Monthly Servicing Report; provided that if the Trustee shall not have received the Monthly Servicing Report, (x) the Trustee shall withdraw from the Collection Account amounts verified in writing by the Servicer as needed to pay first, all accrued and unpaid fees and properly invoiced costs and expenses of each of the Originator, Servicer, Back-up Servicer, Trustee, Custodian and each Hedge counterparty (if any) and second, amounts in accordance with the priorities set forth in Section 13.03(c)(vi) through 13.03(c)(xiii) or in Section 13.03(d)(vi) through (d)(xix), as applicable, (y) the Trustee shall distribute such funds in order to make such payments to the appropriate Persons and (z) upon subsequent receipt of the Monthly Servicing Report, or such other information as may be required by the Trustee, the Trustee shall pay each such other amounts set forth below, all as set forth in the Monthly Servicing Report or in such other information delivered to the Trustee; provided further that amounts deposited in the Collection Account in accordance with Section 11.02(b) shall be disbursed in accordance with Section 11.04 and not this Section 13.03;

(c)           On each Payment Date during the Revolving Period, so long as no Event of Default has occurred and is continuing and the maturity of the Notes has not been accelerated, the Trustee shall make the following payments from the Available Funds then on deposit in the Collection Account (after required deposits therein from the Reserve Account) in the following order of priority (to the extent funds are available therefor):

(i)           to the Servicer, any unreimbursed Servicer Advances;

(ii)           to the Servicer, the Servicer Fee (including any accrued and unpaid amounts owing to a predecessor Servicer) then due to such person, together with any accrued and unpaid Servicer Fees owed to such person from prior Collection Periods;

(iii)           (a) to the Servicer, any Servicing Charges and (b) to the Servicer (including any accrued and unpaid amounts owing to a predecessor Servicer), any unreimbursed Collection Costs incurred by such person;

(iv)           to the Trustee, the Custodian and the Back-up Servicer, the Trustee Fees and out-of-pocket expenses, Custodian Fees and out-of-pocket expenses and Back-up Servicer Fees and out-of-pocket expenses (which includes out-of-pocket expenses due to any successor Servicer) then due, together with any unpaid Trustee Fees and out-of-pocket expenses, Custodian Fees and out-of-pocket expenses and Back-up Servicer Fees and out-of-pocket expenses from prior Collection Periods (subject to certain limitations set forth herein), and any unpaid Transition Costs in an amount not to exceed in the aggregate $150,000;

(v)           to each Hedge Provider (if any), all amounts owed under the related Hedge Agreement, except for amounts related to termination payments, breakage costs, or indemnification payments owed by the Issuer;

(vi)           to the Class A Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(vii)           to the Class B Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(viii)           to the Class C Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(ix)           to the Class D Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(x)           to the Class E-1 Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(xi)           to the Class E-2 Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(xii)           if a Discounted Pool Balance Deficiency has occurred and is continuing, the total amount necessary to reduce that Discounted Pool Balance Deficiency to zero, distributed pro rata to each of the Class A Noteholders, Class B Noteholders, Class C Noteholders, Class D Noteholders, Class E-1 Noteholders, and Class E-2 Noteholders, in reduction of the Outstanding Note Balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E-1 Notes, and Class E-2 Notes, respectively;

(xiii)           to the Reserve Account, the difference, if any, between (a) an amount equal to 1.5% of the Discounted Pool Balance and (b) the amount of funds then on deposit in the Reserve Account;

(xiv)           to the Trustee, Securities Intermediary, Custodian, Back-up Servicer and each Hedge Provider (if any), any termination payments, breakage costs, or indemnification payments owed by the Issuer; and

(xv)           To the Issuer, any remaining Available Funds.

(d)           On each Payment Date after the Revolving Period has ended or so long as an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated, the Trustee shall make the following payments from the Available Funds then on deposit in the Collection Account in the following order of priority (to the extent funds are available therefor):

(i)           to the Servicer, any unreimbursed Servicer Advances;

(ii)           to the Servicer, the Servicer Fee (including any accrued and unpaid amounts owing to a predecessor Servicer) then due to such person, together with any accrued and unpaid Servicer Fees owed to such person from prior Collection Periods;

(iii)           (a) to the Servicer, any Servicing Charges and (b) to the Servicer (including any accrued and unpaid amounts owing to a predecessor Servicer), any unreimbursed Collection Costs incurred by such person;

(iv)           to the Trustee, the Custodian and the Back-up Servicer, the Trustee Fees and out-of-pocket expenses, Custodian Fees and out-of-pocket expenses and Back-up Servicer Fees and out-of-pocket expenses (which includes out-of-pocket expenses due to any successor Servicer) then due, together with any unpaid Trustee Fees and out-of-pocket expenses, Custodian Fees and out-of-pocket expenses and Back-up Servicer Fees and out-of-pocket expenses from prior Collection Periods (subject to certain limitations set forth herein), and any unpaid Transition Costs in an amount not to exceed in the aggregate $150,000;

(v)           to each Hedge Provider (if any), all amounts owed under the related Hedge Agreement, except for amounts related to termination payments, breakage costs, or indemnification payments owed by the Issuer;

(vi)           to the Class A Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(vii)           to the Class B Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(viii)           to the Class C Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(ix)           to the Class D Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(x)           to the Class E-1 Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(xi)           to the Class E-2 Noteholders, the total amount of Note Interest due and payable to Holders of such Class of Notes;

(xii)           if an Event of Default exists, to the Trustee, Securities Intermediary, Custodian, Back-up Servicer and each Hedge Provider (if any), any termination payments, breakage costs, or indemnification payments owed by the Issuer;

(xiii)           if a Discounted Pool Balance Deficiency has occurred and is continuing, the total amount necessary to reduce that Discounted Pool Balance Deficiency to zero, distributed pro rata to each of the Class A Noteholders, Class B Noteholders, Class C Noteholders, Class D Noteholders, Class E-1 Noteholders, and Class E-2 Noteholders, in reduction of the Outstanding Note Balance of the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E-1 Notes, and Class E-2 Notes, respectively;

(xiv)           to the Class A Noteholders, in reduction of principal until the Outstanding Note Balance of the Class A Notes has been reduced to zero;

(xv)            to the Class B Noteholders, in reduction of principal until the Outstanding Note Balance of the Class B Notes has been reduced to zero;

(xvi)           to the Class C Noteholders, in reduction of principal until the Outstanding Note Balance of the Class C Notes has been reduced to zero;

(xvii)          to the Class D Noteholders, in reduction of principal until the Outstanding Note Balance of the Class D Notes has been reduced to zero;

(xviii)         to the Class E-1 Noteholders, in reduction of principal until the Outstanding Note Balance of the Class E-1 Notes has been reduced to zero;

(xix)          to the Class E-2 Noteholders, in reduction of principal until the Outstanding Note Balance of the Class E-2 Notes has been reduced to zero;

(xx)           to the Reserve Account, the difference, if any, between (a) an amount equal to 1.5% of the Discounted Pool Balance and (b) the amount of funds then on deposit in the Reserve Account;

(xxi)           if an Event of Default does not exist, to the Trustee, Securities Intermediary, Custodian, Back-up Servicer and each Hedge Provider (if any), any termination payments, breakage costs, or indemnification payments owed by the Issuer; and

(xxii)           to the Issuer, any remaining Available Funds.

(e)           On the related Redemption Date, the Trustee shall withdraw the sum of the applicable Redemption Price from the Collection Account, and the Paying Agent shall remit the Redemption Price to the applicable Noteholders in accordance with Section 11.03.

Section 13.04                                Reserve Account.

(a)           On each date of acquisition by the Issuer of Purchased Contracts from the Originator and the Originator’s interest in the related Equipment pursuant to the Purchase and Contribution Agreement and Section 13.06(b), 1.5% of the Discounted Pool Balance (measured as of the related Cut-Off Date) of the related Purchased Contracts will be deposited into the Reserve Account.

(b)           If on any Payment Date, (i) amounts on deposit in the Collection Account are insufficient to reduce the Aggregate Outstanding Note Balance to an amount lower than or equal to the Discounted Pool Balance, plus amounts then on deposit in the Prefunding Account, after applying clauses (i) through (xii) of Section 13.03(c) or clauses (i) through (xiii) of Section

13.03(d) or (ii) amounts on deposit in the Reserve Account are greater than or equal to the Aggregate Outstanding Note Balance, the Trustee will withdraw, to the extent of funds on deposit in the Reserve Account, in the case of (i), the amount of such insufficiency or, in the case of (ii), all funds and deposit such amounts into the Collection Account to be used as Available Funds; provided, that all amounts so withdrawn shall be applied in reduction of principal until the Outstanding Note Balance of the Class A Notes has been reduced to zero, and then in reduction of principal until the Outstanding Note Balance of the Class B Notes has been reduced to zero, then in reduction of principal until the Outstanding Note Balance of the Class C Notes has been reduced to zero, then in reduction of principal until the Outstanding Note Balance of the Class D Notes has been reduced to zero, then in reduction of principal until the Outstanding Note Balance of the Class E-1 Notes has been reduced to zero, and then in reduction of principal until the Outstanding Note Balance of the Class E-2 Notes has been reduced to zero.  Upon the occurrence of any Event of Default that results in acceleration of the Notes and is not waived on or before the next Payment Date, all funds maintained in the Reserve Account shall be transferred to the Collection Account by the Trustee to be used as Available Funds in accordance with Section 13.03(d).  On the Stated Maturity Date, and at the option of the Issuer in connection with any redemption pursuant to Article XI, any remaining funds on deposit in the Reserve Account shall be deposited in the Collection Account to be used as Available Funds and distributed in accordance with Section 13.03(c) or 13.03(d), as applicable.

Section 13.05                                Servicer Transition Account.  iii) On the Closing Date, the Issuer shall deposit, or cause to be deposited, into the Servicer Transition Account an amount equal to $150,000.

(b)           On each Payment Date following the occurrence of an Event of Servicing Termination, the Trustee shall withdraw from the Servicer Transition Account an amount equal to the lesser of (i) the Transition Costs then due and (ii) the amount that is then credited to the Servicer Transition Account, and deposit such funds in the Collection Account for the payment of properly invoiced Transition Costs in accordance with Section 13.03(c) or 13.03(d), as applicable.

(c)           On the Stated Maturity Date, and at the option of the Issuer in connection with the redemption pursuant to Article XI, any remaining funds on deposit in the Servicer Transition Account shall be deposited in the Collection Account and distributed in accordance with Section 13.03(c) or 13.03(d), as applicable.

Section 13.06                                Prefunding Account.

(a)           Deposits into the Prefunding Account.  On each Funding Date, funds will be deposited into the Prefunding Account in minimum amounts of $10,000,000 or integral multiples of $100,000 in excess thereof, (i) as a result of a disbursement of amounts available under the Notes of any Class up to the aggregate maximum principal balance of that Class of Notes; provided that in no event shall the Aggregate Outstanding Note Balance exceed the Maximum Revolving Facility Commitment, (ii) so long as a Level 1 Trigger or an Event of Default has not occurred and is not continuing and the Trustee has received written evidence that the Initial Purchaser has approved the applicable Funding Notice, (iii) so long as a Level 1 Trigger or an Event of Default has not occurred and is not continuing and the Trustee has received written evidence that the Class E-2 Purchaser has approved the Funding Notice (Class E-2) and (iii) so long as the Administrative Agent shall have received the Securitization Letter and CUSIP Required Document on or before the initial Funding Date. For the avoidance of doubt, any amounts funded on a Funding Date that are repaid or prepaid shall be available for subsequent fundings during the Revolving Period.

(b)           Draws on Funds in the Prefunding Account.

(i)           The Issuer is authorized to use amounts in the Prefunding Account to acquire, from time to time, Purchased Contracts from the Originator and the Originator’s interest in the related Equipment pursuant to the Purchase and Contribution Agreement, provided that (1) such Contracts are Eligible Contracts as of the related Acquisition Date (except as permitted pursuant to Section 4.04(a)(1) and (2)), (2) no Level 1 Trigger or Event of Default has occurred and is continuing, (3) the Overconcentration Test would be satisfied immediately after the Issuer acquires the proposed Purchased Contracts on the related Acquisition Date, (4) there would not exist a Discounted Pool Balance Deficiency immediately after the Issuer draws on those funds and (5) all conditions, to the conveyance of such Purchased Contracts and the Originator’s interest in the related Equipment, under Section 3.1 or 3.2, respectively, of the Purchase and Contribution Agreement have been fulfilled.

(ii)           The Issuer may, from time to time, deliver a Drawing Request to the Paying Agent pursuant to which the Issuer requests to draw down funds on deposit in the Prefunding Account in the amount equal to the Advance Rate multiplied by the Discounted Pool Balance of all Contracts to be pledged by the Issuer to the Trustee on that drawdown date; provided, however, that no such amount drawn minus 1.5% of the Discounted Pool Balance shall exceed 95% of the sum of the Blended Net Investments of all Contracts to be pledged by the Issuer to the Trustee on that drawdown date.

(iii)           Upon each purchase authorized pursuant to the preceding clause (i), the Paying Agent shall be authorized to release the funds requested by the Issuer pursuant to the preceding clause (ii).

(c)           Any amounts on deposit in the Prefunding Account that are not drawn by the Issuer pursuant to Section 13.06(b) within three (3) months after the date on which they were deposited therein will be withdrawn by the Trustee, and distributed either (X) solely with respect to amounts deposited into the Prefunding Account pursuant to Section 13.03(c)(xiv), to the Issuer or (Y) with respect to amounts otherwise deposited into the Prefunding Account, to the Class A Noteholders, Class B Noteholders, Class C Noteholders, Class D Noteholders, Class E-1 Noteholders and Class E-2 Noteholders, pro rata based upon their respective Outstanding Note Balances, in reduction of principal, and without regard to the priority of payments set forth in Section 13.03(c) or 13.03(d), as applicable.

(d)           Upon the occurrence of any Event of Default that results in acceleration of the Notes and is not waived on or before the next Payment Date, all amounts on deposit in the Prefunding Account will be withdrawn by the Trustee, to the extent of funds on deposit therein, and distributed to the Class A Noteholders, Class B Noteholders, Class C Noteholders, Class D

Noteholders, Class E-1 Noteholders and Class E-2 Noteholders, pro rata based upon their respective Outstanding Note Balances, in reduction of principal, and without regard to the priority of payments set forth in Section 13.03(d).

Section 13.07                                Capitalized Interest Account.  On each Funding Date, an amount equal to the product of (a) the amount deposited into the Prefunding Account on such Funding Date multiplied by (b)(x)3.75% per annum plus three-month LIBOR divided by (y) four (4), shall be deposited into the Capitalized Interest Account.  On each Payment Date, amounts from the Capitalized Interest Account shall be deposited into the Collection Account by the Trustee in an amount equal to accrued interest (calculated on the basis of the actual number of days elapsed in a three-hundred-sixty (360)-day year) at 3.75% per annum plus three-month LIBOR based on the amount in the Prefunding Account on (i) the initial Funding Date (for the calculation of capitalized interest due on the first Payment Date) or (ii) the immediately preceding Payment Date (for the calculation of capitalized interest due on Payment Dates after the first Payment Date). Upon the occurrence of any Event of Default that results in acceleration of the Notes and is not waived on or before the next Payment Date, all amounts on deposit in the Capitalized Interest Account will be withdrawn by the Trustee, to the extent of funds on deposit therein, and distributed to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders, the Class E-1 Noteholders and the Class E-2 Noteholders, pro rata based upon their respective Outstanding Note Balances, in reduction of principal, and without regard to the priority of payments set forth in Section 13.03(d). Upon each Payment Date on which the amount on deposit in the Prefunding Account is zero, all remaining amounts on deposit in the Capitalized Interest Account after payment of any capitalized interest due on such Payment Date shall be distributed to the Issuer.

Section 13.08                                Reports to the Noteholders. iv)  On each Payment Date, the Trustee will make available to each Noteholder the Monthly Servicing Report.

The Trustee will make the Monthly Servicing Report available to the Noteholders, via the Trustee’s Internet website, and, with the consent or at the direction of the Issuer, such other information regarding the Notes or the Contracts as the Trustee may have in its possession, but only with the use of a password provided by the Trustee or its agent to such Person.  The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility for the contents thereof.

The Trustee’s Internet website initially shall be located at www.usbank.com/abs or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholders.  In connection with providing access to the Trustee’s Internet website, the Trustee may require registration and the acceptance of a disclaimer.  The Trustee shall not be liable for errors in the dissemination of information in accordance with this Indenture.

Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

(b)           At least annually, or as otherwise required by law, the Servicer shall prepare or cause to be prepared, and the Trustee shall distribute to the Noteholders, any 1099 form, or other tax information or statements as are required by applicable tax law.

Section 13.09                                Monthly Servicing Reports.  No later than 12:00 noon (New York time) on each Reporting Date, the Servicer shall deliver the Monthly Servicing Report to the Initial Purchaser, the Trustee, the Back-up Servicer and the Rating Agency.  No later than 12:00 noon (New York time) on the following Verification Date, the Back-up Servicer shall perform its obligations and duties set forth in Section 4.05 of the Servicing Agreement and shall notify the Issuer and the Trustee of any discrepancies therein or the need for any additional information to complete such verification, and the Servicer shall promptly re-issue a revised Monthly Servicing Report addressing such discrepancies and such information request which revised Monthly Servicing Report shall supersede the prior report for purposes of making the distributions described in Section 13.03. The Monthly Servicing Report shall include the information specified in the form of Monthly Servicing Report attached to the Servicing Agreement, as such form may be modified from time to time with the consent of the Servicer, the Back-up Servicer and the Control Party.

ARTICLE XIV
PROVISIONS OF GENERAL APPLICATION

Section 14.01                                General Provisions.  All of the provisions of this Article shall apply to this Indenture.

Section 14.02                                Acts of Noteholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.03                                Notices.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or the Control Party or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any party hereto shall be sufficient for every purpose hereunder if in writing and telecopied (with written confirmation of receipt), mailed by registered mail, overnight bonded courier or personally delivered, and addressed to the appropriate address below (or such other address as may be provided to the other parties in writing from time to time):

(a)           to the Trustee at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, telecopier number 651-495-8090, Attention:  LEAF Capital Funding SPE A, LLC, Equipment Contract Backed Notes, Series 2010-A;

(b)           to the Custodian at 1133 Rankin Street, EP-MN-TMZD, St. Paul, MN 55116 telecopy number:  651-695-6102, Attention:  LEAF Capital Funding SPE A, LLC, Equipment Contract Backed Notes, Series 2010-A;

(c)           to the Servicer at 2005 Market Street, 15th Floor, Philadelphia, PA 19103, telecopy number:  215-640-6363, Attention:  Miles Herman;

(d)           to the Issuer, care of the Servicer, at 2005 Market Street, 15th Floor, Philadelphia, PA 19103, telecopy number:  215-640-6363, Attention:  Miles Herman;

(e)           to the Originator, care of the Servicer, at 2005 Market Street, 15th Floor, Philadelphia, PA 19103, telecopy number:  215-640-6363, Attention:  Miles Herman;

(f)           to the Back-up Servicer at 1310 Madrid Street, Suite 103, Marshall, MN 56258, telecopy number:  866-806-0775, Attention: Bradley Winkelman, Re: LEAF Capital Funding SPE A, LLC, Equipment Contract Backed Notes, Series 2010-A; or

(g)           DBRS, Inc., at 140 Broadway, 35th Floor, New York, NY 10005, telecopy number  212-806-3201, Attention: Chuck Weilamann, Re: LEAF Capital Funding SPE A, LLC, Equipment Contract Backed Notes, Series 2010-A.

Section 14.04                                Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and telecopied (with written confirmation of receipt from each addressee), mailed by registered mail, overnight bonded courier or delivered personally to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case in which notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.05                                Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.06                                Severability; No Waiver.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  No failure on the part of the Trustee, the Control Party or any Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 14.07                                Benefits of Indenture Limited to Parties and Express Third Party Beneficiaries. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Noteholders and any of their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture or under the Notes.  Each of the Noteholders are express third party beneficiaries of this Indenture each entitled to enforce the provisions hereof as if a party hereto.

Section 14.08                                Legal Holidays. In any case in which the date of any Payment Date, or the Stated Maturity Date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Stated Maturity Date or Payment Date.

Section 14.09                                Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

(a)           This Indenture and each Note shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, except to the extent that the perfection or effect of perfection of the security interests granted hereunder are governed by the laws of a jurisdiction other than the State of New York.  Section 5-1401 and Section 5-1402 of the New York General Obligations Law shall be applicable.

(b)           The Issuer hereby agrees to the jurisdiction of any federal court located within the State of New York, and waives personal service of any and all process upon it and consents that all such service of process be made by registered mail directed to the Issuer at the address set forth in Section 14.03 hereof and service so made shall be deemed to be completed five (5) days after the same shall have been deposited in the U.S. mails, postage prepaid.  With respect to the foregoing consent to jurisdiction, the Issuer hereby waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

(c)           The Issuer hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise among the parties hereto or otherwise arising out of, connected with, related to, or incidental to the relationship between them in connection with this Indenture.  Instead, any dispute resolved in court will be resolved in a bench trial without a jury.  Nothing in this Section 14.09 shall affect the right of the Trustee, the Control Party or any Noteholder to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Issuer or its property in the courts of any other jurisdiction.

Section 14.10                                Counterparts; Entire Agreement. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Indenture shall be as effective as delivery of the original executed counterpart.  This Indenture, together with the exhibits hereto and the other written Transaction Documents referenced herein, sets forth the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 14.11                                Notifications. Notwithstanding any provision to the contrary contained in this Indenture, all reports, notices, communications and consents which are required, by the terms of this Indenture, to be delivered by the Noteholders, shall be required to be delivered to the Trustee in writing.

Section 14.12                                No Petition.  During the term of this Indenture and for one year and one day after payment in full of all obligations of the Issuer under the Transaction Documents, none of the parties hereto or any Affiliate thereof or any Noteholder will file any involuntary petition against the Issuer or otherwise institute, or cooperate with or encourage any other Person to file or otherwise institute, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceedings under federal or state bankruptcy or similar law against or concerning the Issuer; provided that if such proceeding shall have commenced, nothing herein shall preclude any Noteholder from filing a proof of claim in any such proceeding.

Section 14.13                                Assignment.  Notwithstanding anything to the contrary contained herein, this Indenture may not be assigned by the Issuer.

Section 14.14                                Hedge Agreements.  From time to time during the period commencing on the Closing Date and ending on the Stated Maturity Date, the Issuer may enter into one or more Hedge Agreements not in excess of the Permissible Hedge Amount.

In Witness Whereof, the Issuer, the Trustee and the Custodian have caused this Indenture to be duly executed by their respective duly authorized officers as of the date and year first above written.

LEAF Capital Funding SPE A, LLC, as Issuer

By:
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:
Name
Title

Guggenheim Securities, LLC, as Administrative Agent

By:
Name
Title

SCHEDULE I

CLOSING DATE CONTRACT SCHEDULE

[See attached.]

Sched. I-1

SCHEDULE II

TO INDENTURE

DEFINITIONS ANNEX

“Acquisition Date”:  With respect to a Substitute Contract or Purchased Contract, the date on which such Substitute Contract is transferred by LEAF Commercial Capital (as initial Servicer), to the Issuer or the Conveyance Date on which such Purchased Contract is transferred by the Originator to the Issuer.

“Act”:  With respect to any Noteholder, the meaning set forth in Section 14.02 of the Indenture.

“Adjusted Commitment”: On any date of determination, with respect to a Noteholder, such Noteholder's Commitment under the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable, minus the Outstanding Note Balance held by such Noteholder.

“Administrative Agent”:  Means Guggenheim Securities, LLC, a Delaware limited liability company, and its successors and permitted assigns under the Indenture.

“Advance Payment”:  With respect to a Contract and a Collection Period, any Scheduled Payment or portion thereof made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.  Prepayments are not “Advance Payments.”

“Advance Rate”:  Means 91%.

“Affiliate”:  With respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power (a) to vote ten percent (10%) or more of the securities or interests (on a fully diluted basis) having ordinary voting power for the directors, managers or managing partners (or their equivalent) of such Person or (b) to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Outstanding Note Balance”: The sum of the Outstanding Note Balances for all Classes of Notes.

“Amendment to Contract Schedule”:  The list of Contracts, including all information set forth in the definition of “Contract Schedule”, amending the Contract Schedule pursuant to any substitution, modification or other acquisition of Contracts in accordance with the terms of the Transaction Documents.

“Assignment Agreement”:  Means each Assignment Agreement delivered pursuant to the Purchase and Contribution Agreement.

“Auction”:  Is as defined in Section 11.06 of the Indenture.

“Auction Call Redemption”:  Is as defined in Section 11.01 of the Indenture.

“Auction Trigger Payment Date”:  Is as defined in Section 11.06 of the Indenture.

“Authenticating Agent”:  Any entity appointed by the Trustee pursuant to Section 7.14 of the Indenture.

“Available Funds”: With respect to any Payment Date, (a) any payments on the Contracts received during the related Collection Period, (b) proceeds of any Servicer Advances made with respect to such Payment Date for delinquent Scheduled Payments, no later than immediately prior to such Payment Date, (c) all Recoveries, Insurance Proceeds, Residual Receipts and other amounts received with respect to the Contracts or Equipment, (d) payments made by the Originator or the Servicer, as the case may be, to repurchase contracts affected by breaches of representations and warranties regarding the Contracts, or Delinquent Contracts or Defaulted Contracts and (e) any amounts on deposit in the Servicer Transition Account or the Reserve Account in accordance with the Indenture.

“Back-up Servicer”:  Means U.S. Bank National Association, a national banking association organized and validly existing under the laws of the United States, acting in the capacity of Back-up Servicer or as successor Servicer; and at such time, if any, that a successor Person shall have become the “Back-up Servicer” pursuant to the applicable provisions of the Servicing Agreement, the term “Back-up Servicer” shall also mean such successor Person.

“Back-up Servicer Default”:  An occurrence of any of the following:

(a)           Any failure on the part of the Back-up Servicer to duly observe or perform any covenants or agreements of the Back-up Servicer set forth in any Transaction Document or if any representation or warranty of the Back-up Servicer set forth in Section 7.01 of the Servicing Agreement or in any other Transaction Document shall prove to be incorrect, in any material respect, which failure or breach continues unremedied for a period of thirty (30) Business Days after the earlier of the date on which the Back-up Servicer becomes aware of such failure or breach or the date on which written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to the Back-up Servicer by the Issuer, the Trustee, or the Control Party; or

(b)           Any negligence or willful misconduct of the Back-up Servicer related to the Transaction Documents that results in a material loss or damage to the Issuer, the Originator, the Servicer, the Trustee, any Noteholder or the Collateral; or

(c)           A conviction of the Back-up Servicer or any of its officers of a felony or of any crime involving fraud in the discharge of fiduciary duties or the servicing of assets that could reasonably be expected to have a material adverse effect on the performance of the Back-up Servicer’s duties under the Transaction Documents; or

(d)           The entry of a decree or order for relief by a court having jurisdiction in respect of the Back-up Servicer or a petition shall be filed against the Back-up Servicer in an involuntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Back-up Servicer or for any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Back-up Servicer and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(e)           The commencement by the Back-up Servicer of a voluntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Back-up Servicer to the appointment of or taking possession by a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings of or related to the Back-up Servicer or related to a substantial part of its property, or the making by the Back-up Servicer of an assignment for the benefit of creditors, or the failure by the Back-up Servicer generally to pay its debts as such debts become due or if the Back-up Servicer shall admit in writing its inability to pay its debts as they become due, or the taking of corporate action by the Back-up Servicer in furtherance of any of the foregoing.

“Back-up Servicer Fee”:  The monthly fees payable on each Payment Date to the Back-up Servicer in consideration for the Back-up Servicer’s performance of its duties hereunder, as set forth in the Back-up Servicer Fee Schedule.

“Back-up Servicer Fee Schedule”:  That certain “Schedule of Fees as Backup Servicer for $150,000,000.00 (Approximate)”, dated as of December 29, 2010.

“Bankruptcy Code”: The United States Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute.

“Blended Net Investment”:  Means, with respect to any Contract, the amortized total cost of the equipment related to that Contract as determined in accordance with GAAP and as set forth on the Servicer’s lease accounting system “Infolease System” under the field “Blended Net Investment”.

“Book-Entry Notes”:  Notes registered in the name of a Security Depository or its nominee as described in Section 2.02(b) of the Indenture.

“Booked Residual”:  With respect to any Contract on any date of determination, the residual value of the Equipment subject to such Contract, as reflected in LEAF Commercial Capital’s (or an Affiliate’s) servicing system on the date such Contract was booked on LEAF Commercial Capital’s (or an Affiliate’s) servicing system.

“Business Day”:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City, the city in which the Servicer is located or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Calculation Date”:  Means, unless the context requires otherwise, the close of business on the last day of a Collection Period.

“Capitalized Interest Account”:  The trust account created and maintained pursuant to Section 13.02 of the Indenture; provided, that in no event shall the Capitalized Interest Account be other than an Eligible Account.

“Class”:  With respect to the Notes, the designation of Class A, Class B, Class C, Class D, Class E-1 or Class E-2, with the specific senior or subordinated rights related to such designation as are identified in the Indenture.

“Class A Buyout Notice”:  Has the meaning assigned in Section 6.16 of the Indenture.

“Class A Buyout Price”:  Has the meaning assigned in Section 6.16 of the Indenture.

“Class A Noteholder”:  A Holder of Class A Notes.

“Class A Notes”:  The Equipment Contract Backed Notes, Series 2010-A, Class A issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, with a maximum Outstanding Note Balance of $118,351,000, unless increased pursuant to the Optional Commitment Increase.

“Class B Noteholder”:  A Holder of Class B Notes.

“Class B Notes”:  The Equipment Contract Backed Notes, Series 2010-A, Class B issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, with a maximum Outstanding Note Balance of $10,631,000, unless increased pursuant to the Optional Commitment Increase.

“Class C Noteholder”:  A Holder of Class C Notes.

“Class C Notes”:  The Equipment Contract Backed Notes, Series 2010-A, Class C issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, with a maximum Outstanding Note Balance of $7,417,000, unless increased pursuant to the Optional Commitment Increase.

“Class D Noteholder”:  A Holder of Class D Notes.

“Class D Notes”:  The Equipment Contract Backed Notes, Series 2010-A, Class D issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, with a maximum Outstanding Note Balance of $7,417,000, unless increased pursuant to the Optional Commitment Increase.

“Class E-1 Noteholder”:  A Holder of Class E-1 Notes.

“Class E-1 Notes”:  The Equipment Contract Backed Notes, Series 2010-A, Class E-1 issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, with a maximum Outstanding Note Balance of $6,184,000, unless increased pursuant to the Optional Commitment Increase.

“Class E-2 Noteholder”:  A Holder of Class E-2 Notes.

“Class E-2 Notes”:  The Equipment Contract Backed Notes, Series 2010-A, Class E-2 issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, with a maximum Outstanding Note Balance of $4,945,000, unless increased pursuant to the Optional Commitment Increase.

“Class E-2 Purchaser”:  LEAF Commercial Capital, Inc..

“Class E-2 Note Purchase Agreement”:  Means the Class E-2 Note Purchase Agreement, dated December 31, 2010, among the Originator, the Issuer, the Servicer, the Class E-2 Note Purchaser and the other Noteholders from time to time party thereto.

“Closing Date”:  December 31, 2010.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Co-Trustee”:  The meaning set forth in Section 7.12 of the Indenture.

“Collateral”:  The meaning set forth in the Granting Clause of the Indenture.

“Collateral Purchase Notice Date”:  Has the meaning set forth in Section 6.18(c) of the Indenture.

“Collection Account”:  The segregated trust accounts and any related sub-accounts created and maintained pursuant to Section 13.02 of the Indenture; provided that in no event shall the Collection Account be other than an Eligible Account.

“Collection Costs”:  With respect to any Contract and subject to the Servicer’s standard of care set forth in Section 3.02 of the Servicing Agreement, reasonable costs and expenses incurred by the Servicer (including reasonable attorney’s fees and out-of-pocket expenses) and payable to Persons other than Affiliates of the Servicer in connection with the realization, attempted realization or enforcement of rights and remedies upon such Contract and as further described in Section 3.08 of the Servicing Agreement.

“Collection Period”:  With respect to any Payment Date, the period commencing on the first day of the immediately preceding calendar month and ending on the last day of such calendar month.

“Collections”:  As of any determination date, the sum of all amounts collected during a Collection Period under or in respect of the Contract Assets, including, without limitation, all amounts consisting of Scheduled Payments, Contract Repurchase Prices, Guaranty Amounts, Insurance Proceeds and other Recoveries and Residual Receipts, but excluding any amounts consisting of Security Deposits.

“Commission”:  Means the United States Securities and Exchange Commission.

“Committed Noteholder Percentage”:  With respect to a Noteholder, such Noteholder's Adjusted Commitment of a Class of Notes, expressed as a percentage of the aggregate Adjusted Commitments of all Noteholders of such Class.

“Commitment”:  Shall have the meaning set forth in Section 3(a) of each of the Note Purchase Agreement and Class E-2 Note Purchase Agreement, as applicable.

“Commitment Schedule”:  With respect to the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable, the schedule of maximum Outstanding Note Balances for each Noteholder, attached as Schedule A to the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable, as such amounts may be adjusted from time to time pursuant to an Optional Commitment Increase or pursuant to Transfer Supplement(s) executed by such Noteholder and its assignee(s) and delivered to the Administrative Agent.

“Contract”:  As of any date of determination, a lease (including the master lease, if applicable), a loan, a leveraged lease loan, conditional sale or similar equipment finance contract conveyed on an Acquisition Date by the Originator to the Issuer pursuant to the Purchase and Contribution Agreement and pledged to the Trustee in accordance with the Transaction Documents and including any substitutions therefor; provided that, from and after the date that such Contract is repurchased, substituted or released from the lien of the Indenture, each in accordance with the requirements of the Transaction Documents, such Contract shall no longer constitute a “Contract”.

“Contract Assets”:  Collectively, as of any date of determination, (a) each Contract that is listed on the Contract Schedule from time to time, (b) all Receivables related thereto, (c) the interest of the Issuer in the Equipment related thereto, (d) the related Contract Files, (e) all other Related Security, and (f) any and all income and proceeds of the foregoing.

“Contract File”:  With respect to each Contract, the following documentation (unless otherwise permitted by the Majority Holders): (a) the one and only executed original counterpart of such Contract (bearing the original signature of an employee of the Originator, or if the contract was not originated by the Originator, the originator thereof, together with an original or facsimile copy of the signature of the lessee) in the Servicer’s possession, or if the LEAF Parties are not in possession of such original, a machine copy thereof certified by an officer of the Servicer or the Originator that such copy is a true and complete copy thereof; (b) copies of all UCC financing statements required to be filed to perfect the security interest in the related Equipment and the Related Security related thereto (except with respect to a Contract related to Equipment that had a Blended Net Investment of less than (A) if such Contract is a secured loan or finance lease that provides for a $1 purchase option, $25,000, or (B) if such Contract provides for a “fair market value” purchase option, $50,000); and (c) copies of any additional documents (other than Servicing Documents) that the Servicer keeps on file with respect to such Contract, including copies of an Insurance Policy (for Contracts with an original equipment cost over $100,000), if any, evidence of insurance, if any, and any other copies of documents evidencing or related to any Insurance Policy with respect to such Contract.

“Contract Repurchase Price”:  Means, with respect to any Contract repurchased by the Originator pursuant to the Purchase and Contribution Agreement, repurchased by the Servicer pursuant to the Servicing Agreement, or removed from the Collateral by the Issuer pursuant to the Indenture, the sum of (a) the Discounted Contract Balance (computed without giving effect to clauses (b) and (c) of the definition of Discounted Contract Balance and without duplication of amounts) of the related Contract on the date of determination on or immediately preceding the date when the Contract is removed or repurchased, plus (b) any Scheduled Payments with respect to the Contract due on or prior to such date of determination but not received through such date of determination, minus (c) the Discounted Contract Balance of any Contract provided in substitution therefor.

“Contract Schedule”:  The list of Contracts that are the subject of the transactions contemplated by the Transaction Documents, which list shall include (a) those Contracts listed on the Assignment Agreement delivered on the Closing Date and attached to the Indenture as Schedule I plus (b) any Contracts listed on an Amendment to Contract Schedule as a result of the addition of any Substitute Contract or Purchased Contract listed on any Assignment Agreement delivered after the Closing Date, less (c) any Contracts deleted as a result of a repurchase, substitution therefor, or release thereof pursuant to the Transaction Documents.  The Contract Schedule shall include with respect to each Contract:  (A) the LEAF Contract Number; (B) the name of the Obligor; (C) the State of the Obligor’s billing address; (D) the Discounted Contract Balance as of the related Cut-Off Date; (E) whether such Contract is a Delinquent Contract; (F) the remaining term; and (G) the original cost of the Equipment (but the Custodian need not verify such original cost).  The Contract Schedule shall also include with respect to each Substitute Contract:  (A) the LEAF Contract Number of the Contract being replaced and (B) the Discounted Contract Balance of the Contract being replaced as of the related Cut-Off Date.  The Contract Schedule kept by the Trustee at its Corporate Trust Office shall be the definitive Contract Schedule for all purposes of the Indenture, absent manifest error (in which case the Contract Schedule shall be all schedules attached to any Officer’s Certificate delivered by the Servicer or the Issuer, to the Trustee relating to the Contract Schedule).

“Control Party”: Means either (X) if the Administrative Agent owns or beneficially controls Notes with an aggregate Outstanding Note Balance of at least $50,000,000, the Administrative Agent or (Y) if the Administrative Agent neither owns nor beneficially controls Notes with an aggregate Outstanding Note Balance of at least $50,000,000, (a) so long as any Class A Notes are outstanding, the Class A Noteholders representing 66-2/3% of the Outstanding Note Balance of the Class A Notes, (b) after the Class A Notes have been paid in full and for so long as any Class B Notes remain outstanding, the Class B Noteholders representing 66-2/3% of the Outstanding Note Balance of the Class B Notes, (c) after the Class A Notes and the Class B Notes have been paid in full and for so long as any Class C Notes remain outstanding, the Class C Noteholders representing 66-2/3% of the Outstanding Note Balance of the Class C Notes, (d) after the Class A Notes, the Class B Notes and the Class C Notes have been paid in full and for so long as any Class D Notes remain outstanding, the Class D Noteholders representing 66-2/3% of the Outstanding Note Balance of the Class D Notes, (e) after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full and for so long as any Class E-1 Notes remain outstanding, the Class E-1 Noteholders representing 66-2/3% of the Outstanding Note Balance of the Class E-1 Notes or (f) after the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E-1 Notes have been paid in full and for so long as any Class E-2 Notes remain outstanding, the Class E-2 Noteholders representing 66-2/3% of the Outstanding Note Balance of the Class E-2 Notes.

“Conveyance Date”: Has the meaning set forth in Section 2.1(e) of the Purchase and Contribution Agreement.

“Conveyed Assets”: Has the meaning set forth in Section 2.1(a) of the Purchase and Contribution Agreement.

“Corporate Trust Office”:  The designated corporate trust office of the Trustee located, at the time of the execution of the Indenture at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: LEAF Capital Funding SPE A, LLC, Equipment Contract Backed Notes, Series 2010-A, or at such other address as the Trustee may designate from time to time by notice to the parties to the Transaction Documents, or the principal corporate trust office of any permitted successor Trustee under the Indenture.

“Credit and Collection Policies”:  Means the written collection and servicing policies of the Servicer, as in effect on the Closing Date, copies of which were delivered to the Back-up Servicer prior to the Closing Date, as amended with prior written consent of the Control Party (in the case of material amendments) from time to time in accordance with Section 3.01(c)(ix) of the Servicing Agreement; provided that if LEAF Commercial Capital (or an Affiliate) is not the Servicer, the term “Credit and Collection Policies” shall mean the written collection and servicing procedures of such successor Servicer as provided to the Trustee at the time such Person becomes successor Servicer.

“Cumulative Net Loss Trigger Event”:  Has the meaning set forth in Section 6.01(a)(ix) of the Servicing Agreement.

“Cumulative Net Loss Percentage”:  Means, with respect to any Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is the excess of (a) the Discounted Contract Balance (immediately prior to becoming a Defaulted Contract) of all Contracts that became Defaulted Contracts during such Collection Period and all prior Collection Periods and remain Defaulted Contracts over (b) the aggregate amount of all Recoveries collected by the Servicer with respect to such Defaulted Contracts and (ii) the denominator of which is the sum of the Discounted Contract Balances of all Contracts as of their respective Cut-Off Dates.

“CUSIP Required Document”: Means any document required by Standard & Poor’s CUSIP Service Bureau to issue CUSIP numbers for each Class of Notes.

“Custodian”:  Initially means U.S. Bank National Association, or such other party as is appointed in accordance with Article VIII of the Indenture to act as custodian to receive, inventory and maintain possession of the Contract Files in accordance with the requirements of the Indenture.

“Custodian Certificate”:  The certificate, substantially in the form of Exhibit H attached to the Indenture, delivered by the Custodian to the Trustee and the Issuer pursuant to Section 4.03 of the Indenture.

“Custodian Fee”:  Means the monthly fee payable on each Payment Date to the Custodian in an amount equal to the greater of (i) $60.00 and (ii) the actual per file fees, based on the Custodian’s schedule of fees then in effect, incurred during the related Collection Period with respect to activities involving the Contract Assets during such Collection Period, as further described in the Custodian Fee Schedule.

“Custodian Fee Schedule”:  That certain “Schedule of Fees as Custodian for $150,000,000 (Approximate)”, dated as of December 29, 2010.

“Cut-Off Date”:  Means, with respect to each Substitute Contract and Purchased Contract, the close of business on the last day of the calendar month immediately preceding the calendar month in which such Substitute Contract or Purchased Contract is pledged to the Trustee.

“Default”:  Any occurrence or circumstance which with notice or the lapse of time or both would become an Event of Default, unless any such particular occurrence or circumstance is waived as a “Default” in writing in accordance with the provisions of the Indenture; provided that, unless and until any such waiver is given, a “Default” shall be deemed to exist for all purposes under the Transaction Documents, even if the occurrence or circumstance giving rise to such Default is no longer continuing or has been cured.

“Default Notice Date”:  Has the meaning set forth in Section 6.16 of the Indenture.

“Defaulted Contract”:  Any Contract:  (a) as to which an Insolvency Event has occurred with respect to the Obligor where the related lease has been rejected in the Obligor’s bankruptcy proceedings, (b) all or any portion of which has been or should have been, in accordance with the Credit and Collection Policies, written off on the Servicer's books as uncollectible, or (c) as to which more than 10% of a Scheduled Payment remains unpaid for 181 days or more from the original due date for such payment, without regard to any Servicer Advance, provided that a Contract shall no longer be a Defaulted Contract for any purpose of the Transaction Documents, upon the cure of the condition or event which caused it to be a Defaulted Contract.

“Default Ratio”:  Means, with respect to any Determination Date, the quotient, expressed as a percentage, of (a) the aggregate Discounted Contract Balance of all Contracts as to which more than 10% of a Scheduled Payment was not received by the Servicer within one hundred eighty-one (181) days after the original due date for such Scheduled Payment, without regard to any Servicer Advance, determined as of the end of the related Collection Period, divided by (b) the aggregate Discounted Contract Balance of all Contracts as of the last day of the related Collection Period.

“Deferred Interest”:  Has the meaning set forth in the definition of Note Current Interest.

“Definitive Notes”:  Has the meaning set forth in Section 2.02(c) of the Indenture.

“Delinquent Contract”:  Any Contract (a) as to which more than 10% of a Scheduled Payment was not received by the Servicer within ninety-one (91) days after the original due date for such Scheduled Payment, without regard to any Servicer Advance and (b) that is not a Defaulted Contract; provided that a Contract shall no longer be a Delinquent Contract for any purpose of the Transaction Documents, upon the cure of the condition or event which caused it to be a Delinquent Contract.

“Delinquent Contract (Medium Term)”:  Any Contract as to which more than 10% of a Scheduled Payment was not received by the Servicer more than sixty-one (61) days but fewer than ninety (90) days after the original due date for such Scheduled Payment, without regard to any Servicer Advance; provided that a Contract shall no longer be a Delinquent Contract (Medium Term) for any purpose of the Transaction Documents, upon the cure of the condition or event which caused it to be a Delinquent Contract (Medium Term).

“Delinquent Contract (Short Term)”:  Any Contract as to which more than 10% of a Scheduled Payment was not received by the Servicer more than thirty-one (31) days but fewer than sixty (60) days after the original due date for such Scheduled Payment, without regard to any Servicer Advance; provided that a Contract shall no longer be a Delinquent Contract (Short Term) for any purpose of the Transaction Documents, upon the cure of the condition or event which caused it to be a Delinquent Contract (Short Term).

“Delinquency Ratio”: Means, with respect to any Determination Date, the quotient, expressed as a percentage, of (a) the aggregate Discounted Contract Balance of all Contracts as to which more than 10% of a Scheduled Payment was not received by the Servicer within sixty-one (61) days after the original due date for such Scheduled Payment, without regard to any Servicer Advance, determined as of the end of the related Collection Period, divided by (b) the aggregate Discounted Contract Balance of all Contracts as of the last day of the related Collection Period.

“Determination Date”:  With respect to any Payment Date, a date which is the eleventh day of the calendar month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

“Discount Rate”:  Means the sum of (i) 6.25% and (ii) the weighted average rate under any Hedge Agreement, as determined by the Administrative Agent and the Servicer.

“Discounted Contract Balance”: Means, with respect to any Contract, on any date of determination, the sum of the present value of all of the remaining payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate assuming (a) Scheduled Payments are due on the last day of each Collection Period in which a Scheduled Payment is due; (b) Scheduled Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and (c) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date; provided, however, that the Discounted Contract Balance of any (i) Defaulted Contract, (ii) Contract with respect to which a prepayment in full has been made, (iii) Disposed Contract, (iv) Contract purchased by the Originator or Servicer, as applicable, pursuant to the Purchase and Contribution Agreement or the Servicing Agreement, (v) Delinquent Contract, shall be equal to zero.

“Discounted Pool Balance”:  Means, as determined from time to time, the sum of (a) the Discounted Contract Balances of all Contracts and (b) the Discounted Residual Receipts.

In connection with the calculation of the Discounted Pool Balance: (x) if the aggregate Discounted Contract Balance of all Delinquent Contracts (Short Term) exceeds 4.00% of the aggregate Discounted Contract Balance of all Contracts, then the aggregate of the Discounted Contract Balance of those Delinquent Contracts (Short Term) in excess of the aforesaid maximum shall be equal to zero; and (y) if the aggregate Discounted Contract Balance of all Delinquent Contracts (Medium Term) exceeds 1.50% of the aggregate Discounted Contract

Balance of all Contracts, then the aggregate of the Discounted Contract Balance of those Delinquent Contracts (Medium Term) in excess of the aforesaid maximum shall be equal to zero.

 “Discounted Pool Balance Deficiency”:  Means that amounts on deposit in the Collection Account are insufficient to reduce the Aggregate Outstanding Note Balance to an amount lower than or equal to the Discounted Pool Balance plus amounts then on deposit in the Prefunding Account and Reserve Account.

“Discounted Residual Receipts”:  Means, as determined from time to time, the discounted projected Residual Receipts of all Contracts (assuming (1) such projected Residual Receipts are received six (6) months from the end of the related Contract term, (2) the collection rate for projected Residual Receipts is equal to 30% of the Issuer’s related Booked Residual on the related residual payment date and (3) a discount rate equal to the Discount Rate).

In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of the Discounted Residual Receipts on any determination date, the discounted projected Residual Receipts for each Contract shall be calculated assuming: (a) the projected Residual Receipts are discounted on a monthly basis using a 30-day month and a 360-day year and (b) the projected Residual Receipts are discounted to the last day of the Collection Period prior to the determination date.

“Disposed Contract”:  Means, with respect to any Collection Period, a Contract (other than a Defaulted Contract) for which either (a) all Residual Receipts with respect to such Contract have been received or (b) its initial term has expired and the residual value of the related Equipment has been determined to be zero by the Servicer in accordance with the Servicer’s customary servicing procedures; provided, however, that if four successive months have elapsed without the Servicer receiving a payment towards Residual Receipts with respect to such Contract, such Contract shall be deemed to be a Disposed Contract.  Once a Contract is Disposed Contract, it shall be released to the Servicer.

“Drawing Request”:  Means a request, in substantially the form of Exhibit L attached to the Indenture, delivered by the Issuer to the Paying Agent, that the Issuer be allowed to draw on the amounts on deposit in the Prefunding Account, so that it may acquire, from time to time, Purchased Contracts from the Originator and the Originator’s interest in the related Equipment pursuant to the Purchase and Contribution Agreement.

“DTC”:  Means The Depository Trust Company, a New York corporation and its successors and assigns.

“Due Date”:  With respect to each Contract, each date on which a Scheduled Payment is due thereunder.

 “EBITDA”:  Means, for LEAF Commercial Capital and its consolidated Subsidiaries, for any applicable period, without duplication for any item set forth below, the sum of net income, plus, to the extent deducted in determining net income, the sum of amounts attributable to (a) Interest Expense, (b) income tax expense, (c) depreciation, (d) amortization and (e) interest on subordinated debt and plus or minus any mark-to-market gains or losses.

“Electronic Ledger”:  Means the electronic master record of the Contracts.

“Eligible Account”:  A segregated trust account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company whose long-term unsecured debt obligations are rated at least AA- by S & P, at least Aa3 by Moody’s and at least AA(low) by the Rating Agency (if rated by the Rating Agency) and which has a minimum capital and surplus of not less than $100,000,000.

“Eligible Contract”:  Means, as of the applicable Acquisition Date, a Contract that satisfies the representations and warranties set forth in the Purchase and Contribution Agreement.

“Eligible Investments”:  Any and all of the following:

(a)           direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(b)           (i) demand and time deposits in, certificates of deposit of, banker’s acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state authorities, provided that, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short term unsecured debt rating in the highest available rating categories of each of Moody’s, S & P, Fitch and the Rating Agency (if rated by the Rating Agency), provided further that each such investment has an original maturity of no more than two hundred seventy (270) days, and (ii) such demand or time deposit or deposits are fully insured by the Federal Deposit Insurance Corporation;

(c)           repurchase obligations with a term not to exceed thirty (30) days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated in the highest available short term rating category by each of Moody’s, S & P, Fitch and the Rating Agency (if rated by the Rating Agency)  at the time of such investment; provided that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued weekly at current market price plus accrued interest, (ii) pursuant to such valuation, equal, at all times, one hundred five percent (105%) of the cash transferred by the Trustee in exchange for such collateral and (iii) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(d)           commercial paper having an original maturity of less than two hundred seventy (270) days and issued by any corporation incorporated under the laws of the United States of America or any State thereof which is unaffiliated with any LEAF Party and has a short term unsecured debt rating in the highest available rating category of each of the Moody’s, S & P, Fitch and the Rating Agency (if rated by the Rating Agency) at the time of such investment;

(e)           a guaranteed investment contract rated in the highest available rating category by each of Moody’s, S & P, Fitch and the Rating Agency (if rated by the Rating Agency) or issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of Moody’s, S & P, Fitch and the Rating Agency (if rated by the Rating Agency) at the time of such investment; and

(f)           money market funds having ratings in the highest available rating categories of each of Moody’s, S & P, and Fitch at the time of such investment (which shall include money market funds for which the Trustee or an Affiliate thereof is an advisor); any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth in the Indenture.

The Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.  All Eligible Investments shall be made in the name of the Trustee for the benefit of the Secured Parties and no such Eligible Investments shall mature later than the Business Day preceding the next following Payment Date as required under Section 13.02(c) of the Indenture.

“Equipment”:  The equipment and other personal property (tangible or intangible) of the type contemplated by the Credit and Collection Policies and that is being financed under a Contract.

“Equity Interest”:  The one and only equity membership interest in the Issuer, entitling the owner thereof to one hundred percent (100%) of the capital, profits, losses and distributions in and from the Issuer, and one hundred percent (100%) of voting rights of an equity member.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended or any successor statute thereto.

“Event of Default”:  Has the meaning set forth in Section 6.01 of the Indenture.

“Event of Servicing Termination”:  Has the meaning set forth in Section 6.01(a) of the Servicing Agreement.

“Exception Report”:  Any report by the Custodian identifying exceptions regarding Contract Assets.

“Exchange Act”:  Means the United States Securities Exchange Act of 1934, as amended.

“Existing Indebtedness”:  Any indebtedness identified in an Assignment Agreement that is secured in whole or in part by Contract Assets being acquired by the Issuer, and paid off or  otherwise released, as of the related Acquisition Date.

“Fee Letter”: Means the Fee Letter, dated December 31, 2010, by LEAF Commercial Capital, Inc. and Guggenheim Securities, LLC, as Administrative Agent.

“Final Due Date”:  With respect to each Contract, the final Due Date thereunder.

“Final Order”:  Means a final order of a court exercising proper jurisdiction in an insolvency proceeding with respect to which the appeal period has expired without an appeal having been filed.

“Fiscal Quarter”:  Each quarter of each fiscal year, which shall be the three (3) months ended March 31, June 30, September 30 and December 31, unless the Servicer has otherwise notified the Trustee, the Back-up Servicer and the Control Party in writing prior to a change in its fiscal year.

“Fitch”: Means Fitch, Inc. and its successors in interest.

“Funding Date”:  Is as defined in Section 6C(a) of the Note Purchase Agreement and Section 6C(a) of the Class E-2 Note Purchase Agreement.

“Funding Notice”:  Means a notice, substantially in the form of Exhibit M-1 or Exhibit M-2 to the Indenture, which is required to be delivered pursuant to Section 6C of the Note Purchase Agreement or Section 6C of the Class E-2 Note Purchase Agreement, as applicable, as a condition to the obligations of the related Noteholders to fund the Notes.

“GAAP”:  Generally accepted accounting principles as in effect in the United States as may be in place from time to time, applied on a consistent basis. For purposes of calculations made pursuant to the terms of the Indenture, GAAP will be deemed to treat operating leases (where the LEAF entity is the lessee) in a manner consistent with its current treatment under generally accepted accounting principles as of the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Global Notes”:  Means each Rule 144A Global Note, beneficial ownership and transfers of which shall be made through book entries by the Security Depository.

“Governmental Authority”:  Means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any LEAF Party or any of its properties.

“Grant”:  To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant in any collateral comprising the Collateral or of any instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim, collect, receive and receipt for payments in respect of the Contract Assets, or any other payment due thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guaranty Amounts”:  Any amounts paid by a guarantor (who is an Obligor) of a particular Contract.

“Hedge Agreement”:  Means an agreement (which may consist of a master agreement, together with any relevant schedules or confirmations) in the form agreed to by the Issuer and a Hedge Provider as permitted in the Indenture.

“Hedge Provider”:  Means a hedge provider that (a) on the date of entering into any Hedge Agreement in connection with funding any Contracts hereunder, has (i) a rating of at least “R1 (middle)” by the Rating Agency for its unsecured, un-guaranteed and otherwise unsupported short-term debt or (ii) a rating of at least “A (high)” by the Rating Agency for its unsecured, un-guaranteed and otherwise unsupported long-term debt, (b) in the Hedge Agreement, agrees to the pledge of the rights of the Issuer thereunder to the Trustee and (c) satisfies the Rating Agency’s criteria for hedge providers involved in similar equipment securitization transactions.

“Impairment” shall mean, as of each Payment Date after the end of the Revolving Period (or during the Revolving Period, if an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated) an amount (as calculated immediately prior to the distributions pursuant to Section 13.03(d) of the Indenture), if any, equal to any Discounted Pool Balance Deficiency.  Impairment with respect to each Class of Notes as of each Payment Date will be allocated, first, to the Class E-2 Notes, in an amount equal to the lesser of the Outstanding Note Balance of the Class E-2 Notes and the Impairment, second, to the Class E-1 Notes, in an amount equal to the lesser of the Outstanding Note Balance of the Class E-1 Notes and the Impairment not yet allocated on such Payment Date, third, to the Class D Notes, in an amount equal to the lesser of the Outstanding Note Balance of the Class D Notes and the Impairment not yet allocated on such Payment Date, fourth, to the Class C Notes, in an amount equal to the lesser of the Outstanding Note Balance of the Class C Notes and the Impairment not yet allocated on such Payment Date, fifth to the Class B Notes, in an amount equal to the lesser of the Outstanding Note Balance of the Class B Notes and the Impairment not yet allocated on such Payment Date, and sixth to the Class A Notes, in an amount equal to the lesser of the Outstanding Note Balance of the Class A Notes and the Impairment not yet allocated on such Payment Date.  For the avoidance of doubt, the allocation of Impairment to a Class of Notes shall be used only for the calculation of Note Current Interest with respect to such Class of Notes, and shall not reduce the Outstanding Note Balance of such Class of Notes.

“Increased Commitment Date”:  Means a date on which the Commitments of the Noteholders shall be increased pursuant to Section 3(a) of the Note Purchase Agreement.

“Indenture”:  The Indenture, dated as of December 5, 2010, among the Issuer, the Trustee, Administrative Agent and the Custodian, and any permitted supplements or amendments thereto.

“Independent”:  When used with respect to any specified Person means such a Person, who (a) is in fact independent of the Issuer and the Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer or the Servicer or in any Affiliate thereof, (c) is not connected with the Issuer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director, customer, supplier or person performing similar functions, (d) is not a person controlling or under common control with any such stockholder, customer, supplier or other person, and (e) is not a member of the immediate family of any such stockholder, director, officer, employee, customer, supplier or other person.  Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be identified by an Issuer Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Accountants”:  Means any independent certified public accountants of recognized national standing.

“Initial Maximum Revolving Facility Commitment”:  Means the sum of Outstanding Note Balances for the Class A Notes, Class B Notes, Class C Notes, Class D Notes, and Class E-1 Notes, as of the Closing Date; provided, however, that the Initial Maximum Revolving Facility Commitment shall not exceed $50,000,000.

“Initial Payment Date” and “First Payment Date”:  February 15, 2011.

“Initial Purchaser”:  Means, with respect to each Class of Notes except for the Class E-2 Notes, Guggenheim Securities, LLC.

“Insolvency Event”:  With respect to a specified Person, shall mean either of the following events: (a) a case or proceeding shall have been commenced against such Person seeking a decree or order in respect of such Person (i) under the Bankruptcy Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person for any substantial part of such Person’s assets, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Policy”:  With respect to an item of Equipment and a Contract, any policy of insurance maintained by an Obligor pursuant to such Contract that covers physical damage to the Equipment and general liability (including policies procured by the Servicer on behalf of an Obligor).

“Insurance Proceeds”:  With respect to an item of Equipment, any amount received during the related Collection Period pursuant to an Insurance Policy issued with respect to the related Contract, net of any costs of collecting such amounts not otherwise reimbursed.

“Insurer”:  Any insurance company or other Person providing any Insurance Policy covering Equipment.

“Interest Accrual Period”:  With respect to any Payment Date, with respect to each Class of Notes, the period commencing on and including the immediately preceding Payment Date and ending on and including the day immediately preceding such current Payment Date; provided that, in the case of the first Interest Accrual Period, such Interest Accrual Period shall commence on the Closing Date, and shall end on the day immediately preceding the Initial Payment Date.

“Interest Coverage Ratio”:  Means, as of any Determination Date, the ratio of EBITDA as of that date to Interest Expense for the related Interest Accrual Period.

“Interest Expense”:  Means the aggregate interest expense of LEAF Commercial Capital and its consolidated Subsidiaries, determined in accordance with GAAP, consistently applied, including (without duplication) the portion of capitalized lease liabilities allocable to interest expense, plus (or minus) the net amount payable (or receivable) under all Hedging Agreements, minus the sum of any paid-in-kind interest expenses for the related Interest Accrual Period (but excluding any mark-to-market gain or loss on any swap or other hedge transaction).

“Investment Company Act”: Means the United States Investment Company Act of 1940, as amended.

“Investment Letter”:  Has the meaning set forth in Section 2.06(e)(ii)(B) of the Indenture.

“Issuer”:  LEAF Capital Funding SPE A, LLC, and its successors and permitted assigns under the Indenture.

“Issuer Address”:  LEAF Capital Funding SPE A, LLC, 110 S. Poplar Street, Suite 101, Wilmington, Delaware, 19801, and its telephone number is (800) 819-5556, Attention:  Miles Herman, or such other address as is notified in writing to the Trustee, Custodian, Back-up Servicer and the Noteholders not less than thirty (30) days prior to the effectiveness of any change thereof.

“Issuer Order” and “Issuer Request”:  A written order or request signed by an authorized officer of the Issuer and delivered to the Trustee.

“Joinder Supplement”:  With respect to the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable, an agreement in the form of Exhibit B attached to such agreement (appropriately completed).

“Joinder to Lockbox Intercreditor Agreement”:  The joinder agreement to the Lockbox Intercreditor Agreement pursuant to which each of the Trustee and the Issuer becomes a party to the Lockbox Intercreditor Agreement.

“Key-Man Event”:  Means the occurrence of any one of the following events: at least two of Crit DeMent, Miles Herman and Dave English (i) are not employed in a senior management position at LEAF Commercial Capital (ii) are not involved in the day-to-day operations of LEAF Commercial Capital, or (iii) are not able to perform substantially all of their duties as an employee of LEAF Commercial Capital during any three month period, and, in each case, have not been replaced by persons approved by the Control Party in writing within one hundred eighty (180) days of any such event.

“LEAF Commercial Capital”:  Means LEAF Commercial Capital, Inc., a Delaware corporation.

“LEAF Contract Number”:  The number assigned to a Contract by the Servicer, which number is used to identify Contracts and the related Contract Assets for all purposes under the Transaction Documents and the Lockbox Intercreditor Agreement and for all purposes by the Servicer and its Affiliates, including on the Custodian Certificate and any Officer’s Certificate delivered by the Servicer or the Issuer, the Contract Schedule, the Monthly Servicing Report and the Contract Files.

“LEAF Party”:  Means each of the Issuer, the Originator, and the Servicer.

“Level 1 Trigger”:  Means the occurrence and continuance of any one of the following events, unless any such particular occurrence is waived as a “Level 1 Trigger” in writing by the Control Party:

(1)	as of any Determination Date following the Closing Date, the Three-Month Rolling Average Delinquency Ratio shall exceed 4.50%;

(2)	as of any Determination Date following the Closing Date, the Three-Month Rolling Average Default Ratio shall exceed 2.75%;

(3)
as of any Determination Date set forth in the table below, the Cumulative Net Loss Percentage shall exceed the applicable trigger level set forth in the table below (a “Cumulative Net Loss Trigger Event”):

Determination Dates (months) after the Closing Date	Cumulative Net Loss Trigger Level
1-6	1.75%
7-12	2.75%
13-18	3.25%
19-24	3.50%
25-30	3.75%
31-36	4.00%
37-42	4.25%
43-48	4.50%
49+	4.75%

(4)	the Senior Leverage Ratio of LEAF Commercial Capital shall exceed 8.00 to 1.00;

(5)	the Interest Coverage Ratio of LEAF Commercial Capital shall be less than 1.15 to 1.00; or

(6)	any Key-Man Event shall occur.

“LIBOR”:  Means, with respect to any calculation period (including any Interest Accrual Period), the rate (expressed as a percentage per annum) for eurodollar deposits for a one-month period commencing on the first day of that interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that interest period.  If such a rate does not appear on the Reuters Screen LIBOR01 Page, LIBOR will be determined on the basis of the rates at which eurodollar deposits for a one-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Trustee, at approximately 11:00 a.m. (London time) on the LIBOR Determination Date for that interest period.

“LIBOR Determination Date”:  Means the first Business Day of any Interest Accrual Period or any other relevant interest rate period on which transactions for eurodollar deposits are conducted in the London interbank market; provided that, solely for the purposes of determining when there is a LIBOR Determination Date, “Business Day” means any day other than (x) a Saturday or Sunday, (y) a holiday in the United Kingdom of Great Britain and Northern Ireland or any other day on which banks in London, England are permitted to close, or (z) a day on which trading in securities on the London Stock Exchange is not conducted.

“Lien”:  Any security interest, lien, charge, pledge, equity or encumbrance of any kind other than Permitted Liens.

“Lockbox”:  The post office or other lockbox to which Obligors have been directed to remit payments.

“Lockbox Account”:  The deposit account (account number 153910088597) at the Lockbox Bank in the name of “U.S. Bank NA as Securities Intermediary for LEAF Financial and various lenders” or, if the Lockbox Intercreditor Agreement is terminated or LEAF Commercial Capital (or an Affiliate) is no longer the Servicer, such other Lockbox Account as is established by the then Servicer with the consent of the Control Party.

“Lockbox Bank”:  Means U.S. Bank National Association and its successor in interest or any successor approved in accordance with the Lockbox Intercreditor Agreement.

“Lockbox Intercreditor Agreement”:  The Amended and Restated Lockbox Intercreditor Agreement, dated as of April 18, 2005, among the Lockbox Bank, the Servicer, certain other parties thereto and subsequent parties joined pursuant to the terms thereof (including the Issuer and the Trustee), as amended, supplemented or otherwise modified from time to time.

“Majority Holders”:  Means (i) if any Class A Notes are outstanding, the Holders holding Notes evidencing more than fifty percent (50%) of the Outstanding Note Balance of the Class A Notes, (ii) if no Class A Notes are outstanding, the Holders holding Notes evidencing more than fifty percent (50%) of the Outstanding Note Balance of the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Holders holding Notes evidencing more than fifty percent (50%) of the Outstanding Note Balance of the Class C Notes, (v) if no Class A Class B Notes or Class C Notes are outstanding, the Holders holding Notes evidencing more than fifty percent (50%) of the Outstanding Note Balance of the Class D Notes, (vi) if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, the Holders holding Notes evidencing more than fifty percent (50%) of the Outstanding Note Balance of the Class E-

1 Notes, or (vii) if no Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E-1 Notes are outstanding, the Holders holding Notes evidencing more than fifty percent (50%) of the Outstanding Note Balance of the Class E-2 Notes.

“Mandatory Redemption”:  Is as defined in Section 11.01 of the Indenture.

“Mandatory Redemption Event”: Means the closing of a credit facility in an amount equal to at least the Maximum Revolving Facility Commitment by LEAF Commercial Capital.

“Maximum Revolving Facility Commitment”:  Means (i) from the Closing Date until the Syndication Date, the Initial Maximum Revolving Facility Commitment, (ii) from the Syndication Date (if that date occurs) until the Optional Commitment Increase Date (if that date occurs), $150,000,000, and (iii) from the Optional Commitment Increase Date (if that date occurs), $200,000,000.

“Monthly Servicing Report”:  The report prepared by the Servicer pursuant to Section 13.09 of the Indenture and Section 4.01 of the Servicing Agreement, substantially in the form of Exhibit A to the Servicing Agreement.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors in interest.

“Noteholder”: The Person in whose name a Note is registered in the Note Register, including each Person identified as a noteholder in a Transfer Supplement or Joinder Supplement pursuant to which such Person became a party to the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable.

“Note Current Interest”:  Means interest accrued during each Interest Accrual Period and payable to the Noteholders of a Class on the related Payment Date; provided, however, that with respect to each Class of Notes and on each Payment Date, interest shall be deemed not to have accrued during the previous Interest Accrual Period on an amount equal to the Impairment of such Class of Notes (such interest that is deemed not to have accrued, “Deferred Interest”). Notwithstanding the foregoing, if, on any subsequent Payment Date and with respect to each Class of Notes, no Impairment is allocated to such Class of Notes, all Deferred Interest for such Class of Notes shall be deemed to have accrued during the immediately preceding Interest Accrual Period and be payable on such Payment Date as Note Current Interest.

“Note Interest”:  Means, with respect to a Class of Notes and any Payment Date, the sum of the Note Current Interest and any unpaid, overdue interest, if any, for such Class.

“Note Owner”:  Means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Security Depository or on the books of a Person maintaining an account with such Security Depository (directly as a Security Depository Participant or as an indirect participant, in each case in accordance with the rules of such Security Depository) or the Person who is the beneficial owner of such Book-Entry Note, as reflected in the Note Register in accordance with Section 2.06 of the Indenture.

“Note Purchase Agreement”:  Means the Note Purchase Agreement, dated December 31, 2010, among the Originator, the Issuer, the Servicer, the Initial Purchaser and the other Noteholders from time to time parties thereto.

“Note Purchase Date”:  Means the date on which Notes are purchased pursuant to Section 3(a) of the Note Purchase Agreement or Section 3(a) of the Class E-2 Note Purchase Agreement, as applicable, including the Closing Date.

“Note Rate”:  Means, with respect to each Class of Notes, the interest rate per annum for that Class of Notes that is set forth in the table below:

Class A Notes	LIBOR + 2.50%
Class B Notes	LIBOR + 5.00%
Class C Notes	LIBOR + 7.00%
Class D Notes	LIBOR + 10.00%
Class E-1 Notes	LIBOR + 14.50%
Class E-2 Notes	0.50%

; provided, however, that upon the occurrence and during the continuance of any Event of Default, “Note Rate” shall mean, with respect to each Class of Notes, the applicable rate set forth in the table above plus 2.00%.

“Note Register” and “Note Registrar”:  Have the respective meanings set forth in Section 2.06 of the Indenture.

“Notes”:  Any one or all of the Outstanding Equipment Contract Backed Notes, Series 2010-A, issued by LEAF Capital Funding SPE A, LLC, pursuant to the Indenture, in the aggregate maximum principal amount of (i) from the Closing Date until the Syndication Date, $54,945,000 of all Classes, (ii) from the Syndication Date (if that date occurs) until the Optional Commitment Increase Date, $154,945,000 of all Classes, and (iii) from the Optional Commitment Increase Date (if that date occurs), $204,945,000 of all Classes, or as the context may require, a specific Class.

“Obligor”:  The borrower or lessee under each Contract, including any guarantor of such Contract (other than any guarantor who is the vendor of the Equipment the subject of such Contract or the Person who originated such Contract), and their respective successors and assigns.

“Officer’s Certificate”:  A certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer, the Controller, an Assistant Controller, the Secretary, or any Assistant Secretary of the Person on whose behalf the certificate is delivered, and delivered to the Trustee or the Initial Purchaser, as the case may be.

“One-Time Successor Servicer Fee”:  Has the meaning set forth in Section 7.06 of the Servicing Agreement.

“Opinion of Counsel”:  A written opinion of counsel who may, except as otherwise expressly provided in the Indenture or required by the Control Party, be inside (but only with respect to internal corporate matters) or outside counsel for the Servicer, the Originator or the Issuer, as applicable, and who shall be reasonably satisfactory to the Control Party and which opinion shall be addressed to the Noteholders or the Trustee (as required by the applicable terms of the Transaction Documents) and be in form and substance reasonably satisfactory to the Control Party and the Trustee.

“Optional Commitment Increase”:  Means the increase of the Maximum Revolving Facility Commitment to $200,000,000 upon the mutual consent of the Initial Purchaser and LEAF Commercial Capital.

“Optional Commitment Increase Date”:  Means the date on which the Optional Commitment Increase becomes effective.

“Optional Partial Redemption”:  Is as defined in Section 11.07 of the Indenture.

“Optional Redemption”:  Is as defined in Section 11.01 of the Indenture.

“Originator”:  LEAF Capital Funding, LLC, a Delaware limited liability company.

“Outstanding”:  With respect to Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)           Notes previously canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)           Notes for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or any provision therefor, satisfactory to the Trustee, has been made, in accordance with Article XI of the Indenture); and

(c)           Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a protected purchaser; provided that, for purposes of determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes beneficially owned, directly or indirectly, by the Issuer, any other obligor upon the Notes, the Servicer, any Affiliate of the Issuer or of the Servicer or such other obligor shall be disregarded and deemed not to be outstanding; provided further that, in determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only such Notes as a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  For purposes of this definition, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act.

“Outstanding Note Balance”:  With respect to any Class of Notes (including, for purposes of accruing interest thereon, any Notes called for redemption but not yet redeemed), as of any date of determination, the sum of all of the purchase prices received by the Issuer for such Class of Notes pursuant to Section 3(a) or 3(b) of the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable, less the sum of all amounts actually distributed in respect of principal for such Class of Notes as of such date.

“Overconcentration Test”:  Solely in the event that the sum of Discounted Contract Balance of all Contracts (measured as of their respective Cut-Off Dates) exceeds $25,000,000, means a test that is satisfied with respect to the Purchased Contracts to be purchased by the Issuer on an Acquisition Date if each of the following statements would be true immediately after the purchase by the Issuer of such Purchased Contracts:

(1)	The weighted average Discounted Contract Balance of all Contracts (measured as of their respective Cut-Off Dates) does not exceed $50,000.

(2)	The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) related to any one Obligor does not exceed $500,000.

(3)
The sum of the Discounted Contract Balances (measured as of their respective Cut-Off Dates) of all Contracts arising from the largest two (2) Obligors in the aggregate does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(4)
The sum of the Discounted Contract Balances (measured as of their respective Cut-Off Dates) of all Contracts arising from the largest ten (10) Obligors in the aggregate does not exceed 18.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(5)
The weighted average original term of all Contracts (measured as of their respective Cut-Off Dates) does not exceed fifty-seven (57) months with less than 5.00% of the Contracts having an original term between seventy-three (73) and eighty-four (84) months.

(6)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the related Subject Equipment is located in the state with the largest aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract) does not exceed 18.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(7)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the related Subject Equipment is located in the states with the two largest aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract) does not exceed 30.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(8)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the related Subject Equipment is located in Puerto Rico does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(9)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the related Subject Equipment is located in any state other than those identified in clause 7 above does not exceed 10.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(10)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Scheduled Payments are not due on a monthly basis does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(11)	The weighted average Fair Isaac’s Small Business Scoring Service credit score of the Obligors on all Contracts (measured as of their respective Cut-Off Dates) is at least 198.

(12)
The sum of the aggregate Discounted Contract Balance of all Contracts (measured as of their Cut-Off Dates) with respect to which the related Obligors do not have a Fair Isaac’s Small Business Scoring Service credit score does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(13)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is copier equipment does not exceed (i) 80.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract) during the period from the Closing Date to the date that is three (3) months after the Closing Date, (ii) 70.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract) during the period from the date that is three (3) months after the Closing Date to the date that is six (6) months after the Closing Date, and (iii) 60.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract) from the date that is six (6) months after the Closing Date.

(14)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is any type of equipment other than copier equipment does not exceed 30.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(15)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) arising from the largest Vendor or the largest two Vendors does not exceed 25.00% and 40.00%, respectively, of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract); provided, however, that Vendors with an investment grade rating from S & P, Moody’s, Fitch or the Rating Agency of at least BBB shall be excluded from this calculation. Notwithstanding any ratings of the Vendors, the sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) arising from the largest two Vendors does not exceed 50.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(16)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) that have projected Residual Receipts greater than $101 does not exceed 65.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(17)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Scheduled Payments are materially different does not exceed 5.00% of the aggregate Discounted Contract Balances (measured of the Cut-Off Date for each Contract).

(18)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the final Scheduled Payment is greater than five times the average Scheduled Payment of all Contracts does not exceed 5.00% of the aggregate Discounted Contract Balances (measured of the Cut-Off Date for each Contract).

(19)
The Discounted Residual Receipts (measured as of the respective Cut-Off Date of each Contract) do not exceed 7.00% of the Discounted Pool Balance (measured as of the respective Cut-Off Date of each Contract).

(20)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is not less than six (6) months old (at the commencement of the related Contract) does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(21)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is copier equipment originated by the Originator in Philadelphia, Pennsylvania, does not exceed 10.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(22)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is copier equipment originated by the Originator in Moberly, Missouri, is at least 31.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Dates for each Contract) originated by the Originator in Moberly, Missouri.

(23)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is (x) (i) automotive, (ii) computer, (iii) garment, (iv) or healthcare equipment originated by the Originator in Philadelphia, Pennsylvania, or (y) office equipment originated by the Originator in Moberly, Missouri, does not exceed 30.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract); provided that the sum  of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is equipment of the type listed in any one of the categories described in (x)(i), (x)(ii), (x)(iii), (x)(iv) or (y) above does not exceed 10.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(24)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is water purification equipment originated by the Originator in Moberly, Missouri, does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(25)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) with respect to which the Subject Equipment is computer equipment originated by the Originator in Moberly, Missouri, does not exceed 1.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

(26)
The sum of the Discounted Contract Balances of all Contracts (measured as of their respective Cut-Off Dates) that are Progress Payment Contracts does not exceed 5.00% of the aggregate Discounted Contract Balances (measured as of the Cut-Off Date for each Contract).

“Ownership Interest”:  Means, with respect to any Note, any ownership interest in such Note, including any interest in such Note as the Noteholder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Paying Agent”:  The Trustee (or any other Person that meets the eligibility standards for the Trustee set forth in Section 7.08 of the Indenture and that is authorized pursuant to Section 7.15 of the Indenture to pay the principal of or interest on any Notes on behalf of the Issuer).

“Payment Date”:  The first Payment Date will be February 15, 2011, and each subsequent Payment Date will be the 15th day of each month, or if such date is not a Business Day, the business day immediately following such 15th day.

“Percentage Interest”:  As to any Noteholder and the Note Purchase Agreement or the Class E-2 Note Purchase Agreement, as applicable, at any time of determination, the percentage equivalent of a fraction the numerator of which shall be an amount equal to the portion of the Outstanding Note Balance with respect to a Class of Notes owing to such Noteholder (or, if no funding has occurred under such Notes held by such Noteholder, the amount of its Commitment under such note purchase agreement) at such time (after giving effect to all Sales effective on or prior to such time of determination) and the denominator of which shall be an amount equal to the aggregate Outstanding Note Balances for all Notes under such Class (or, if no fundings have occurred under any Notes of such Class, the aggregate of all Commitments under such note purchase agreement) at such time under such Note Purchase Agreement.

“Permissible Hedge Amount”:  Means, as of any Determination Date during any Interest Accrual Period, an amount that is between 95% and 105% of the Discounted Pool Balance during that Interest Accrual Period.

“Permitted Liens”:  Means (i) liens created under the Indenture in favor of the Trustee for the benefit of the Secured Parties, (ii) Liens created under the Assignment Agreements in favor of the Issuer, (iii) Liens for taxes not yet due and payable and for which adequate reserves are maintained in accordance with GAAP, (iv) mechanics’ liens filed on any Equipment that attach after the applicable Cut-Off Date and are not yet due and payable and if unpaid would not materially impair the value of such Equipment, (v) mechanics’ liens, property tax liens and other liens arising on the Equipment through an Obligor to the extent the Servicer has determined in good faith in accordance with its Credit and Collection Policies to not make an advance to discharge, and (vi) any Obligor’s right to quiet enjoyment and possession of any Equipment under the applicable Contract.

“Person”:  Any individual, corporation, limited liability company, partnership, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Plan”:  An “employee benefit plan,” as defined in Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code.

“Prefunding Account”:  The trust account created and maintained pursuant to Section 13.02 of the Indenture; provided, that in no event shall the Prefunding Account be other than an Eligible Account.

“Prepayment”:  With respect to a Collection Period and a Contract (except a Defaulted Contract), (i) the payment by the related Obligor of all remaining Scheduled Payments due on such Contract or (ii) as defined in the Credit and Collection Policies, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Advance Payments and Residual Receipts are not “Prepayments.”

“Prepayment Amount”:  In the event that an Obligor requests an upgrade or trade-in of Equipment under a Contract and the Servicer has agreed to such request, the payment by the Servicer of an amount equal to the sum, without duplication, of (i) the Discounted Contract Balance as of the date of reconveyance, (ii) one month’s interest thereon at the Discount Rate, (iii) the discounted portion of the Booked Residual for such Contract and (iv) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Obligor, all in connection with the removal of such Equipment and the related Contract from the Collateral.

“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.

“Progress Payment Contract”:  Means a Contract documented with staged fundings accepted by the Obligor.

“Purchase and Contribution Agreement”:  Means the Purchase and Contribution Agreement, dated as of December 5, 2010, between the Originator, as seller, and the Issuer, as purchaser.

“Purchase Price”:  Means, with respect to Contracts sold pursuant to any Assignment Agreement, the payment amount identified in Section 2 of such Assignment Agreement.

“Purchased Contracts”: means those Contracts purchased by the Issuer, and pledged to the Trustee, with the amounts on deposit in the Prefunding Account.

“QIB”:  Means a “qualified institutional buyer” within the meaning of Rule 144A.

“Rating Agency”:  DBRS, Inc.

“Rating Agency Condition”:  Means, with respect to any action and a Class of Notes, that the Rating Agency that shall have rated that Class shall have been given at least ten (10) Business Days (or such shorter period as is acceptable to the Rating Agency) prior written notice thereof.

“Rating Downgrade”:  Shall have the meaning set forth in Section 6B(d) of the Note Purchase Agreement and Class E-2 Note Purchase Agreement, as applicable.

“Receivable”:  As of any date of determination, all Scheduled Payments and all other income, payments and proceeds of the Contracts (including Guaranty Amounts, Servicing Charges, Insurance Proceeds and other Recoveries or Residual Receipts) that are (1) collected on or after the applicable Cut-Off Date or (2) Advance Payments collected by the Servicer before the applicable Cut-Off Date but due in Collection Periods commencing on and after the applicable Cut-Off Date, and any Recoveries thereon; provided that, from and after the date, if any, on which the related Contract Assets are repurchased in accordance with Section 6.1(a) or Section 6.1(b) of the Purchase and Contribution Agreement, substituted pursuant to Section 3.04 of the Servicing Agreement or repurchased pursuant to Section 3.09 of the Servicing Agreement, such Receivable shall no longer constitute a “Receivable” for purposes of the Transaction Documents.

“Record Date”:  With respect to each Payment Date, at the close of business on the Business Day immediately preceding such Payment Date; provided however, that the Record Date for any Class of Notes issued as a Definitive Note shall be the close of business on the last Business Day of the calendar month immediately preceding the applicable Payment Date.

“Recourse Limit”:  Means 10.00% multiplied by the sum of (A) the lesser of (x) the highest aggregate Discounted Contract Balance of all Contracts (as measured on their respective Conveyance Dates) which are transferred by the Seller to the Purchaser from time to time on and after the Closing Date but prior to the first Takeout Transaction, if any, and (y) the Maximum Revolving Facility Commitment, and (B) the aggregate Discounted Contract Balance of all Contracts (as measured on their respective Conveyance Dates) which are transferred by the Seller to the Purchaser from time to time after each Takeout Transaction (the existence of each such Takeout Transaction to be certified by delivery of the Officer's Certificate of the Servicer pursuant to Section 11.07 of the Indenture).

“Recoveries”:  For any Collection Period occurring after the date on which any Contract becomes a Defaulted Contract, all amounts received in respect of a Defaulted Contract, including, without limitation, amounts received in connection with the sale or other disposition of the related Equipment, Insurance Proceeds with respect to the related Equipment, legal judgments and settlements, collection agency efforts, or any other payments made by or on behalf of the related Obligor, net of contingency expenses, in connection with such Defaulted Contract; provided, that in no event may Recoveries in respect of a Defaulted Contract be less than zero.

“Redemption Date”:  The Business Day elected by the Issuer pursuant to Section 11.01(a) of the Indenture for an Optional Redemption, the Business Day elected by the Issuer pursuant to Section 11.01(b) of the Indenture for a Mandatory Redemption, the Business Day set by the Trustee pursuant to Section 11.06 of the Indenture for an Auction Call Redemption, or any other Business Day mutually determined by the Issuer, the Noteholders and the Trustee.

“Redemption Price”:  With respect to any Note as of the Redemption Date, the Outstanding Note Balance of the Notes, together with interest accrued thereon to the Redemption Date.

“Registered Holder”:  The Person whose name appears on the Note Register on the applicable Record Date.

“Related Security”:  With respect to any Contract, all liens, security interests, guarantees, indemnities, warranties, letters of credit and other agreements securing or supporting payment on any Receivable or relating to any Equipment, including, with respect to any Receivables, any “supporting obligations” (as defined in 9-102 of the UCC) therefor, and all rights with respect to any vendors, dealers or manufacturers of the Equipment or other originators, including those arising under private label leases, all rights under any purchase or vendor agreements relating thereto, and all rights of the Originator and its assignees with respect to the Contracts and related Equipment under the Purchase and Contribution Agreement.

“Release Agreement”:  The notice regarding prepayment of Existing Indebtedness and release of related collateral, substantially in the form of Exhibit I attached to the Indenture.

“Reporting Date”:  The 11th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Reserve Account”:  The trust account created and maintained pursuant to Section 13.02 of the Indenture; provided, that in no event shall the Reserve Account be other than an Eligible Account.

“Residual Receipts”:  Means, without duplication, (a) all proceeds of the sale of Equipment received by the Servicer at the end of the related Contract, whether to the related Obligor or to a third party, (b) any amounts collected by the Servicer as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts relating to the Booked Residual under the related Contract or to return the Equipment, (c) all proceeds from renewal payments made for the continued use of the Equipment after the original date of termination of the related Contract plus (d) any amounts not otherwise described above which are received by the Servicer and applied against the Booked Residual of such Contract in accordance with the Servicer’s servicing standards, in each case as reduced by any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment; provided, that in no event may Residual Receipts in respect of a Contract or any Equipment be less than zero.

“Responsible Officer”:  (a) When used with respect to the Trustee or the Back-up Servicer, any officer of the Trustee or the Back-up Servicer, including any Vice President, Assistant Vice President, any Secretary or Assistant Secretary, any trust officer or any other officer of the Trustee or the Back-up Servicer customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Indenture; and (b) when used with respect to the Servicer (if the Servicer is LEAF Commercial Capital or any of its Affiliates) or the Issuer, any of the president, chief financial officer, chief operating officer, chief accounting officer, treasurer or any Vice-President.

“Revolving Facility Commitment”:  Means the sum of the Outstanding Note Balances of each Class of Notes, except for the Class E-2 Notes.

“Revolving Period”:  Means the period commencing on the Closing Date and ending on the earlier of (i) the date on which a Level 1 Trigger has occurred and is continuing and (ii) the date that is twenty-four (24) months after the Closing Date.

“Rule 144A”:  Means the rule designated as “Rule 144A” promulgated by the Commission pursuant to the Securities Act.

“Rule 144A Global Note”:  Means each permanent global note, evidencing Notes, in the form of the Notes attached as Exhibits A, B, C, D and E-1 to the Indenture, that is deposited with and registered in the name of the Security Depository or its nominee, representing the Notes sold in reliance on Rule 144A.

“Rule 144A Information”:  Has the meaning set forth in Section 12.02(w) of the Indenture.

“Sale”:  Shall have the meaning set forth in Section 4(e) of the Note Purchase Agreement and Class E-2 Note Purchase Agreement, as applicable.

“S & P”:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Sale”:  Has the meaning set forth in Section 6.18 of the Indenture.

“Scheduled Payment”:  With respect to a Payment Date and a Contract, the periodic scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance as set forth in the Contract, and due from the Obligor in the related Collection Period, exclusive of any Servicing Charges and Residual Receipts (which Residual

Receipts, for the avoidance of doubt, include all payments due after the Final Due Date for a Contract).

“Secured Parties”:  Means, collectively, the Noteholders.

“Securities Account Control Agreement”: Means the Securities Account Control Agreement, dated as of December 5, 2010, by and between the Issuer and the Trustee, as both securities intermediary and trustee.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”:  Means U.S. Bank National Association in its capacity as Securities Intermediary pursuant to the Securities Account Control Agreement.

“Securitization Letter”: Means the Securitization Letter, dated January 3, 2011, by and between LEAF Commercial Capital, Inc. and Guggenheim Securities, LLC.

“Security Deposit”:  Any amount paid to the Servicer or the Originator and its assigns by an Obligor as a security deposit which has not previously been refunded to such Obligor or applied towards such Obligor’s obligations under such Contract.

“Security Depository”:  Initially shall mean DTC, and otherwise shall mean any replacement thereof or successor thereto registered as a “Security Depository” pursuant to Section 17A of the Exchange Act.

“Senior Debt”:  Means the Aggregate Outstanding Note Balance less the aggregate Outstanding Note Balance of the Class E-1 Notes and the Class E-2 Notes.

“Senior Leverage Ratio”:  Means, as of the last day of any fiscal quarter of LEAF Commercial Capital the ratio of Senior Debt to Tangible Net Worth, each as of that date.

“Servicer”:  The servicer of the Contract Assets, which shall be LEAF Commercial Capital (or an Affiliate) until such time, if any, as the Back-up Servicer or other successor Person shall have become the “Servicer” pursuant to the applicable provisions of the Servicing Agreement, whereupon “Servicer” shall mean such successor Person.

“Servicer Advance”:  Means, in the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, an advance by the Servicer pursuant to Section 3.04 of the Servicing Agreement from its own funds prior to the related Payment Date of an amount equal to such unpaid Scheduled Payment.

“Servicer Fee”:  The fee payable on each Payment Date to the Servicer in consideration for the Servicer’s performance of its duties under the Servicing Agreement during the related Collection Period, in an amount equal to the product of (a) one-twelfth (1/12) of the Servicer Fee Rate and (b) the aggregate Discounted Pool Balance as of the Payment Date occurring immediately prior to the related Collection Period (or, in the case of the Initial Payment Date, the Initial Cut–Off Date). If the Back-up Servicer shall become the successor Servicer, the Servicer Fee shall be subject to a minimum of $6,000 per month.

“Servicer Fee Rate”:  1.50% per annum.

“Servicer Financial Statements”:  The financial statements described in Section 4.02(i) of the Servicing Agreement.

“Servicer Termination Notice”:  The notice described in Section 6.01 of the Servicing Agreement.

“Servicer Transition Account”:  The trust account created and maintained pursuant to Section 13.02 of the Indenture; provided that in no event shall the Servicer Transition Account be other than an Eligible Account.

“Servicing Agreement”:  The Servicing Agreement, dated as of December 5, 2010, among the Servicer, the Issuer, the Trustee and the Back-up Servicer, as amended, supplemented or otherwise modified from time to time.

“Servicing Charges”:  Means the sum of (a) any late payment charges paid by an Obligor on a Contract after application of any such charges to amounts then due under such Contract and (b) any other incidental charges, or fees received from an Obligor, including (i) tax payments, insurance premium payments or reimbursements, late charges, documentation fees, extension fees, administrative charges and maintenance premiums and other pass-through items and (ii) prepayment charges paid by an Obligor in connection with a Prepayment.

“Servicing Documents”:  Means all servicing records, servicing agreements, servicing rights, pledge agreements and any other collateral pledged or otherwise relating to the Contracts, together with all files, documents, instruments, certificates, correspondence, accounting books and records relating thereto or to the Contract Files.

“Servicing Officers”:  Those officers of the Servicer involved in, or responsible for, the administration and servicing of the Contract Assets, as identified on a certificate delivered to the Trustee in accordance with Section 4.01(a)(ix) of the Indenture, as the same may be updated from time to time.

“State”:  Any state of the United States of America and, in addition, the District of Columbia.

“Stated Maturity Date”:  Means December 15, 2020.

“Subject Equipment”:  Means Equipment subject to a certain Contract.

“Subsidiary”:  Means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Substitute Contract”:  A Contract substituted by the Servicer in replacement of one or more Contracts of the Issuer pursuant to the terms and provisions of the Transaction Documents.

“Syndication Date”:  Means the date identified as the Syndication Date as specified in a written notice from the Administrative Agent to the Issuer delivered at least two (2) Business Days prior to a Funding Date.

“Takeout Transaction”:  Means any securitization of all or any portion of the Collateral or other sale or refinancing of Contract Assets, in either case in a transaction in which the Initial Purchaser is either the sole manager or, with the consent of the Initial Purchaser, the lead manager, and the proceeds of which are used to make a prepayment on, or redemption of, Notes, and that otherwise satisfies the requirements of Section 11.07 of the Indenture.

“Tangible Net Worth”:  Means the aggregate value of (a) LEAF Commercial Capital’s capital stock, plus retained earnings plus paid-in surplus minus treasury stock plus any subordinated debt (including, without duplication, the Class E-1 Notes and the Class E-2 Notes), any accrued and unpaid dividends on preferred stock less (b) trademarks, goodwill, covenants not to compete and all other assets classified as intangible assets determined on a consolidated basis in accordance with GAAP (but excluding any mark-to-market gain or loss on any swap or other hedge transaction).

“Tax Lien”:  A lien arising under Section 6321 of the Code.

“Three-Month Rolling Average Default Ratio”:  Means, with respect to any Determination Date commencing with the fourth Determination Date after the Closing Date, the average of the Default Ratios for such Determination Date and the two preceding Determination Dates.

“Three-Month Rolling Average Delinquency Ratio”:  Means, with respect to any Determination Date commencing with the fourth Determination Date after the Closing Date, the average of the Delinquency Ratios for such Determination Date and the two preceding Determination Dates.

“Transaction Documents”:  The Indenture, the Lockbox Intercreditor Agreement, each Assignment Agreement, the Note Purchase Agreement, the Class E-2 Note Purchase Agreement, each Joinder Supplement, each Transfer Supplement, the Fee Letter, the Securitization Letter, the Servicing Agreement, the Purchase and Contribution Agreement, the Notes, the Joinder to Lockbox Intercreditor Agreement, the Securities Account Control Agreement and each other document or instrument executed pursuant thereto or in connection therewith.

“Transfer Certificate”:  Has the meaning set forth in Section 3.01(a) of the Indenture.

“Transfer Supplement”:  With respect to the Note Purchase Agreement or Class E-2 Note Purchase Agreement, as applicable, an agreement in the form of Exhibit A attached to such note purchase agreement (appropriately completed).

“Transfer Taxes”:  Means any tax, fee or other governmental charge payable to any federal, state or local government in connection with the sale of the Contract Assets to the Issuer pursuant to the Assignment Agreements and the pledge of the Contract Assets by the Issuer to the Trustee pursuant to the Indenture.

“Transition Costs”:  Means any documented fees and expenses reasonably incurred by a successor Servicer, the Back-up Servicer or the Trustee in connection with a transfer of servicing under the Servicing Agreement, as provided in the Indenture and the Servicing Agreement; provided that the total amount of Transition Costs payable to all such Persons shall not exceed $150,000 in the aggregate.

“Trust Accounts”:  Has the meaning set forth in Section 13.02(a) of the Indenture.

“Trustee”:  The trustee under the Indenture which, initially, shall be U.S. Bank National Association until such time, if any, as a successor Person shall have become the Trustee pursuant to the applicable provisions of the Indenture, whereupon “Trustee” shall mean such successor Person.

“Trustee Fee”:  The monthly fees payable on each Payment Date to the Trustee in consideration for the Trustee’s performance of its duties hereunder, as set forth in the Trustee Fee Schedule.

“Trustee Fee Schedule”:  That certain “Schedule of Fees for Services Rendered as Trustee, Paying Agent, Registrar and Securities Intermediary for $150,000,000 (Approximate)”, dated as of December 29, 2010.

“UCC”:  The Uniform Commercial Code as then in effect in the State of New York, or where the context otherwise requires, the jurisdiction the law of which governs the perfection or priority of any applicable security interest.

“United States”:  The United States of America and its territories.

“U.S. Person”:  Means (other than for tax purposes) (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States

(other than such an account held for the benefit or account of a non-U.S. Person), or (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided that, the term “U.S. Person” shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country, and (C) the international organizations set forth in Section 902(k)(2)(vi) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

“Vendor”:  Any Equipment manufacturer, distributor, dealer or supplier with whom the Servicer or Originator has a vendor program in effect pursuant to which the Servicer or Originator acquires or otherwise originates Contracts used to finance equipment manufactured or distributed by such vendor and leased or otherwise financed by Obligors under such Contracts.

“Verification Date”:  The third Business Day after each Reporting Date, by which time the Back-up Servicer must verify the information contained in the Monthly Servicing Report delivered on such Reporting Date.

“Warrant”:  Means a warrant to purchase Warrant Stock, issued pursuant to the terms of the agreement between LEAF Commercial Capital and the Initial Purchaser.

“Warrant Stock”:  Means LEAF Commercial Capital’s common stock, no par value; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the LEAF Commercial Capital or there is a change in the type or class of securities so issuable, then the term “Warrant Stock” shall mean one share of the security issuable upon exercise of the Warrants if that security is issuable in shares, or shall mean the smallest unit in which that security is issuable if that security is not issuable in shares.

“Warranty Event”:  With respect to any Contract, (a) any breach of Section 4.1(a) of the Purchase and Contribution Agreement or clauses (3) or (4) of any Assignment Agreement that gives rise to a repurchase obligation under Section 6.1(a) of the Purchase and Contribution Agreement, any breach of Section 2.02 of the Servicing Agreement that gives rise to a repurchase obligation under Section 3.09 of the Servicing Agreement, or (c) the circumstances described in Section 4.04(a) of the Indenture.

“Winning Bidder”:  Is as defined in Section 11.06 of the Indenture.